Exhibit 10.27

SERVICING RIGHTS SALE AND ISSUER TRANSFER AGREEMENT
by and between
BANK OF AMERICA, NATIONAL ASSOCIATION, as Seller
and
NATIONSTAR MORTGAGE LLC, as Purchaser
Dated as of December 5, 2011

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EXHIBITS AND SCHEDULES:
Exhibit A: Purchase Prices for Assets
Exhibit B: Representations and Warranties of the Seller
Exhibit C: Representations and Warranties of the Purchaser
Exhibit D: Transition Subservicing Agreement
Exhibit E: Form of Bill of Sale and Assignment Agreement

Schedule 1: Reverse Mortgage Loans related to the Group 1 Assets
Schedule 2: Reverse Mortgage Loans related to the Group 2 Assets
Schedule 3: Reverse Mortgage Loans related to the Group 3 Assets
Schedule 4: Reverse Mortgage Loans related to the Group 4 Assets
Schedule 5: Reverse Mortgage Loans related to the Group 5 Assets
Schedule 6: Reverse Mortgage Loans related to the Group 6 Assets
Schedule 7: Reverse Mortgage Loans related to the Group 7 Assets

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Schedule 8: Reverse Mortgage Loans related to the Group 8 Assets
Schedule 9: Subserviced Reverse Mortgage Loans
Schedule 10: HMBS Pool Schedule
Schedule 11:List of Ginnie Mae Issuer Transfer Documents
Schedule 12-1: List of Assumed Contracts
Schedule 12-2: List of Underlying Servicing Agreements for Third-Party Serviced Assets
Schedule 13: Servicing File Documents
Schedule 14: Mortgage Loan Schedule Fields
Schedule 15: Document Deficiencies with respect to the Reverse Mortgage Loans related to the Group 1 Assets, Group 3 Assets and
                       Group 5 Assets
Schedule 16: Claims Request Data Fields

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     This SERVICING RIGHTS SALE AND ISSUER TRANSFER AGREEMENT (this “Agreement”), dated as of December 5, 2011 (the “Effective Date”), is made by and between Bank of America, National Association (the “Seller” or “BANA”) and Nationstar Mortgage LLC (the “Purchaser” or “Nationstar”).
RECITALS
     WHEREAS, the Seller owns the Assets;
     WHEREAS, the Seller desires to sell and the Purchaser desires to purchase all of the Seller’s right, title, and interest in and to the Assets in accordance with the terms and conditions of this Agreement;
     WHEREAS, the Purchaser desires to assume the Assumed Obligations with respect to the Reverse Mortgage Loans as provided herein; and
     NOW, THEREFORE, in consideration of the mutual agreements, representations warranties and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Seller hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions.
     Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings.
     Acknowledgment Agreement: The Acknowledgement Agreement, dated as of December 5, 2011, by and among Ginnie Mae, Nationstar, as issuer and BANA, as secured party.
     Additional Balances: All amounts added to the Outstanding Principal Balance of a Reverse Mortgage Loan in respect of principal advances, servicing advances, servicing fees, mortgage insurance premiums paid to HUD, as applicable, and other amounts provided for in the related Reverse Mortgage Loan.
     Affiliate: With respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in the immediately preceding sentence, the term “control” (including the two terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the specified Person, whether through the ownership of voting securities, by contract or otherwise.
     Agency: Any of Fannie Mae, Freddie Mac, Ginnie Mae, FHA or HUD, as applicable.

     Agreement: This Servicing Rights Sale and Issuer Transfer Agreement, and any schedules, exhibit and written and agreed to amendments or modifications hereto.
     Applicable Law: With respect to any Person, any federal, state, local or foreign law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
     Asset Group: Any of the Group 1 Assets, Group 2 Assets, Group 3 Assets, Group 4 Assets, Group 5 Assets, Group 6 Assets, Group 7 Assets and Group 8 Assets.
     Assets: Collectively, the Group 1 Assets, Group 2 Assets, Group 3 Assets, Group 4 Assets, Group 5 Assets, Group 6 Assets, Group 7 Assets and Group 8 Assets.
     Assignment and Assumption Agreement (Group 2 Assets): That certain assignment, assumption and recognition agreement to be entered as of the related Issuer Transfer Closing Date relating to the assignment and assumption of the Group 2 Assumed Contracts, in form and substance reasonably acceptable to the Seller and the Purchaser.
     Assignment and Assumption Agreement (Group 3 Assets): That certain assignment, assumption and recognition agreement to be entered as of the related Issuer Transfer Closing Date relating to the assignment and assumption of the Group 3 Assumed Contracts, in form and substance reasonably acceptable to the Seller and the Purchaser.
     Assignment and Assumption Agreement (Group 4 Assets): That certain assignment, assumption and recognition agreement to be entered as of the related Issuer Transfer Closing Date relating to the assignment and assumption of the Group 4 Assumed Contracts, in form and substance reasonably acceptable to the Seller and the Purchaser.
     Assignment and Assumption Agreement (Group 5 Assets): That certain assignment, assumption and recognition agreement to be entered as of the related Issuer Transfer Closing Date relating to the assignment and assumption of the Group 5 Assumed Contracts, in form and substance reasonably acceptable to the Seller and the Purchaser.
     Assignment and Assumption Agreement (Group 6 Assets): That certain assignment, assumption and recognition agreement relating to the assignment and assumption of the Group 6 Assumed Contracts, in form and substance reasonably acceptable to the Seller and the Purchaser.
     Assignment and Assumption Agreement (Group 7 Assets): Each assignment, assumption and recognition agreement relating to the assignment and assumption of Group 7 Assumed Contracts, in form and substance reasonably acceptable to the Seller and the Purchaser.
     Assignment and Assumption Agreement (Group 8 Assets): That certain assignment, assumption and recognition agreement relating to the assignment and assumption of the Group 8 Assumed Contracts, in form and substance reasonably acceptable to the Seller and the Purchaser.

     Assignment and Assumption Agreements: Collectively, the Assignment and Assumption Agreement (Group 2 Assets), Assignment and Assumption Agreement (Group 3 Assets), Assignment and Assumption Agreement (Group 4 Assets), Assignment and Assumption Agreement (Group 5 Assets), Assignment and Assumption Agreement (Group 6 Assets), Assignment and Assumption Agreement (Group 7 Assets) and Assignment and Assumption Agreement (Group 8 Assets).
     Assumed Contracts: Collectively, the Group 2 Assumed Contracts, Group 3 Assumed Contracts, Group 4 Assumed Contracts, Group 5 Assumed Contracts, Group 6 Assumed Contracts, Group 7 Assumed Contracts and Group 8 Assumed Contracts.
     Assumed Liabilities: Collectively, the Group 1 Assumed Liabilities, Group 2 Assumed Liabilities, Group 3 Assumed Liabilities, Group 4 Assumed Liabilities and Group 5 Assumed Liabilities.
     Assumed Obligations: With respect to (i) the Issuer Transfer Asset Groups, the related Assumed Liabilities and (ii) the Group 6 Assets, Group 7 Assets and Group 8 Assets, the related Assumed Contracts.
     BANA-Serviced Assets: As defined in Section 2.05(a).
     BANA-Serviced Assets Servicing Transfer Date: As defined in Section 2.05(a).
     Bill of Sale and Assignment Agreement: With respect to any Closing Date, a Bill of Sale and Assignment Agreement in respect of the related Assets substantially in the form set forth in Exhibit E.
     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York or the State of Texas are authorized or obligated by law, executive order or other governmental action to be closed.
     Claimant: As defined in Section 3.04 of this Agreement.
     Claim Notice: As defined in Section 3.04 of this Agreement.
     Closing: A Non-Issuer Transfer Closing or an Issuer Transfer Closing, as applicable.
     Closing Date: A Non-Issuer Transfer Closing Date or an Issuer Transfer Closing Date, as applicable.
     Collateral Deficient Loan: As defined in Section 2.03(b) of this Agreement.
     Convenience Check: As defined in Section 4.08 of this Agreement.
     Cure Period: As defined in Section 3.09(b)(i)(B) of this Agreement.
     Deposit Amount: As defined in Section 2.04 of this Agreement.

     Disagreement Notice: As defined in Section 3.06 of this Agreement.
     Effective Date: December 5, 2011, the date this Agreement is executed by the Parties hereto.
     Election Notice: As defined in Section 3.05 of this Agreement.
     Eligible Participation: With respect to each Issuer Transfer Asset Group, the uncertificated portion of a Participation in respect of a Reverse Mortgage Loan related to such Asset Group eligible for an HMBS issuance.
     Eligible Participations Purchase Price: With respect to any Eligible Participations related to an Issuer Transfer Asset Group, a price equal to 100% of the aggregate Outstanding Principal Balance of such Participations as of the related Participations Cut-off Date.
     Escrow Account: As defined in Section 2.04.
     Escrow Agent: Wells Fargo Bank, N.A., in its capacity as escrow agent.
     Escrow Agreement: That certain escrow agreement, dated as of December 5, 2011, by and among the Seller, Purchaser and the Escrow Agent.
     Fannie Mae: Fannie Mae, f/k/a the Federal National Mortgage Association, or any successor organization.
     Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.
     FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA regulations.
     FHA Insurance: An insurance policy issued by the FHA with respect to a loan under the applicable section of the National Housing Act, as amended.
     Final Certification Documents: The collateral documents pertaining to each Reverse Mortgage Loan that are required for standard initial and final certification pursuant to the Ginnie Mae Guide with respect to Reverse Mortgage Loans eligible for securitization in HMBS Pools.
     Funding Date: December 22, 2011, or such other date as mutually agreed upon by the Seller and Purchaser.
     Funding Schedule: A funding schedule mutually agreed upon by the Seller and the Purchaser and setting forth the amounts required to determine payments and remittances required under Section 2.04.

     General Servicing Costs: Any amounts attributable to or arising from (i) overhead allocations, general or administrative costs and expenses, or any cost for the time of any Party’s employees and (ii) any increased servicing costs related solely to the status of a Reverse Mortgage Loan (whether due and payable, in foreclosure or REO) or related to the routine servicing costs (including foreclosure costs) related to servicing Reverse Mortgage Loans in general.
     Ginnie Mae: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD, or any successor thereto.
     Ginnie Mae Approval Letter: The letter from Ginnie Mae approving the transfer of the Ginnie Mae Issuer Responsibilities from Seller to Purchaser.
     Ginnie Mae II Custom MBS Program: As defined in the Ginnie Mae Guide.
     Ginnie Mae Defective Loan: Any Reverse Mortgage Loan required to be purchased by the Purchaser from the related HMBS Pool by Ginnie Mae for failure to satisfy the requirements set forth in Sections 35-5 or 35-6 of the Ginnie Mae Guide and deemed a “Defective Mortgage” as defined in the Ginnie Mae Guide.
     Ginnie Mae Drafting Account: As defined in Section 3.09(b).
     Ginnie Mae Drafting Date: The date Ginnie Mae drafts the Ginnie Mae Drafting Account, which is (i) the 19th calendar day of each month, or if the 19th calendar is not a Business Day, then on the Business Day immediately preceding the 19th calendar day (in the case of payments for the Guaranty Fee and payments required to be made on certificated HMBS Securities) or (ii) the 20th calendar day or, if the 20th calendar day is not a Business Day then on the next Business Day (in the case of payments required to be made in book-entry form).
     Ginnie Mae Guide: The Ginnie Mae Mortgage-Backed Securities Guide and all amendments or additions thereto.
     Ginnie Mae Issuer Responsibilities: With respect to the HMBS Pools, all the duties, responsibilities and liabilities of the Issuer of Record under the Ginnie Mae II MBS Program, the Guaranty Agreement and the Ginnie Mae Guide, including the obligation to fund any Additional Balances that arise on the HECM Loans underlying the related HMBS Pools.
     Ginnie Mae Issuer Rights: With respect to the HMBS Pools, all the rights of the “Issuer of Record” under the Ginnie Mae II MBS Program, the Guaranty Agreement and the Ginnie Mae Guide, including the right to service the HECM Loans underlying the related HMBS Pools and to receive the servicing fee and/or the servicing fee margin, as applicable, with respect thereto.
     Ginnie Mae Issuer Transfer Documents: The Ginnie Mae transfer of issuer responsibility documents listed on Schedule 11 attached hereto.

     Ginnie Mae Repurchase Notice: Any applicable notification from Ginnie Mae that a Reverse Mortgage Loan is a Ginnie Mae Defective Loan, Mandatory Repurchased Loan or Collateral Deficient Loan.
     Governmental Authority: Any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency (including HUD) or official, including any political subdivision thereof.
     Group 1 Assets: The Ginnie Mae Issuer Rights with respect to the HMBS Pools in which the Reverse Mortgage Loans set forth on Schedule 1 attached hereto are included, which HMBS Pools were issued by the Seller or an Affiliate thereof.
     Group 1 Assumed Liabilities: With respect to the Group 1 Assets, all Ginnie Mae Issuer Responsibilities of Seller with respect to the applicable HMBS Pools set forth on Schedule 10 attached hereto, other than the Group 1 Retained Liabilities.
     Group 1 Purchase Price: The purchase price for the Group 1 Assets as set forth on Exhibit A to this Agreement.
     Group 1 Retained Liabilities: Each of (i) the Ginnie Mae Issuer Responsibilities of the Seller to purchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 1 Assets when the Outstanding Principal Balance of any such Reverse Mortgage Loan is equal to or greater than 98% of the Maximum Claim Amount, which event is defined as a “Mandatory Purchase Event” in the Ginnie Mae Guide and (ii) the requirement to repurchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 1 Assets that does not satisfy the requirements set forth in Sections 35-5 and 35-6 of the Ginnie Mae Guide and is deemed by Ginnie Mae to be a “Defective Mortgage” as defined in the Ginnie Mae Guide.
     Group 2 Assets: The (i) Ginnie Mae Issuer Rights with respect to the HMBS Pools in which the Reverse Mortgage Loans set forth on Schedule 2 attached hereto are included, which HMBS Pools were issued by the Seller or an Affiliate thereof and (ii) all rights assigned to the Purchaser pursuant to the Assignment and Assumption Agreement (Group 2 Assets).
     Group 2 Assumed Contracts: The agreements set forth on Schedule 12-1 attached hereto designated as the “Group 2 Assumed Contracts”.
     Group 2 Assumed Liabilities: With respect to the Group 2 Assets, (i) all Ginnie Mae Issuer Responsibilities of Seller with respect to the applicable HMBS Pools set forth on Schedule 10 attached hereto, other than the Group 2 Retained Liabilities and (ii) all obligations assumed by the Purchaser pursuant to the Assignment and Assumption Agreement (Group 2 Assets).
     Group 2 Purchase Price: The purchase price for the Group 2 Assets as set forth on Exhibit A to this Agreement.
     Group 2 Retained Liabilities: Each of (i) the Ginnie Mae Issuer Responsibilities of the Seller to purchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 2 Assets when the Outstanding Principal Balance of any such Reverse Mortgage Loan is equal to or greater than 98% of the Maximum Claim Amount, which event is defined as a “Mandatory Purchase Event” in the Ginnie Mae Guide and (ii) the requirement to repurchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 2 Assets that does not satisfy the requirements set forth in Sections 35-5 and 35-6 of the Ginnie Mae Guide and is deemed by Ginnie Mae to be a “Defective Mortgage” as defined in the Ginnie Mae Guide.
     Group 2 Subservicer: Wells Fargo Bank, National Association, in its capacity as subservicer of the Group 2 Assets and the related Reverse Mortgage Loans.
     Group 3 and Group 5 Reconciliation Date: January 5, 2012, or such other date as mutually agreed upon by the Seller and Purchaser.
     Group 3 Assets: The (i) Ginnie Mae Issuer Rights with respect to the HMBS Pools in which the Reverse Mortgage Loans set forth on Schedule 3 attached hereto are included, which HMBS Pools were issued by the Seller or an Affiliate thereof and (ii) all rights assigned to the Purchaser pursuant to the Assignment and Assumption Agreement (Group 3 Assets).
     Group 3 Assumed Liabilities: With respect to the Group 3 Assets, (i) all Ginnie Mae Issuer Responsibilities of Seller with respect to the applicable HMBS Pools set forth on Schedule 10 attached hereto, other than the Group 3 Retained Liabilities and (ii) all obligations assumed by the Purchaser pursuant to the Assignment and Assumption Agreement (Group 3 Assets).
     Group 3 Assumed Contracts: The agreements set forth on Schedule 12-1 attached hereto designated as the “Group 3 Assumed Contracts”.
     Group 3 Purchase Price: The purchase price for the Group 3 Assets as set forth on Exhibit A to this Agreement.
     Group 3 Retained Liabilities: Each of (i) the Ginnie Mae Issuer Responsibilities of the Seller to purchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 3 Assets when the Outstanding Principal Balance of any such Reverse Mortgage Loan is equal to or greater than 98% of the Maximum Claim Amount, which event is defined as a “Mandatory Purchase Event” in the Ginnie Mae Guide and (ii) the requirement to repurchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 3 Assets that does not satisfy the requirements set forth in Sections 35-5 and 35-6 of the Ginnie Mae Guide and is deemed by Ginnie Mae to be a “Defective Mortgage” as defined in the Ginnie Mae Guide.
     Group 3 Subservicer: Reverse Mortgage Solutions, Inc., in its capacity as subservicer of the Group 3 Assets and the related Reverse Mortgage Loans.
     Group 3 Transfer Fee: An amount equal to $8,000,000.
     Group 4 Assets: The (i) Ginnie Mae Issuer Rights with respect to the HMBS Pools in which the Reverse Mortgage Loans set forth on Schedule 4 attached hereto are included, which HMBS Pools were issued by the Seller or an Affiliate thereof and (ii) all rights assigned to the Purchaser pursuant to the Assignment and Assumption Agreement (Group 4 Assets).

     Group 4 Assumed Contracts: The agreements set forth on Schedule 12-1 attached hereto designated as the “Group 4 Assumed Contracts”.
     Group 4 Assumed Liabilities: With respect to the Group 4 Assets, (i) all Ginnie Mae Issuer Responsibilities of Seller with respect to the applicable HMBS Pools set forth on Schedule 10 attached hereto, other than the Group 4 Retained Liabilities and (ii) all obligations assumed by the Purchaser pursuant to the Assignment and Assumption Agreement (Group 4 Assets).
     Group 4 Purchase Price: The purchase price for the Group 4 Assets as set forth on Exhibit A to this Agreement.
     Group 4 Retained Liabilities: Each of (i) the Ginnie Mae Issuer Responsibilities of the Seller to purchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 4 Assets when the Outstanding Principal Balance of any such Reverse Mortgage Loan is equal to or greater than 98% of the Maximum Claim Amount, which event is defined as a “Mandatory Purchase Event” in the Ginnie Mae Guide and (ii) the requirement to repurchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 4 Assets that does not satisfy the requirements set forth in Sections 35-5 and 35-6 of the Ginnie Mae Guide and is deemed by Ginnie Mae to be a “Defective Mortgage” as defined in the Ginnie Mae Guide.
     Group 4 Subservicer: Financial Freedom Acquisition LLC, in its capacity as subservicer of the Group 4 Assets and the related Reverse Mortgage Loans.
     Group 5 Assets: The (i) Ginnie Mae Issuer Rights with respect to the HMBS Pools in which the Reverse Mortgage Loans set forth on Schedule 5 attached hereto are included, which HMBS Pools were issued by the Seller or an Affiliate thereof and (ii) all rights assigned to the Purchaser pursuant to the Assignment and Assumption Agreement (Group 5 Assets).
     Group 5 Assumed Contracts: The agreements set forth on Schedule 12-1 attached hereto designated as the “Group 5 Assumed Contracts”.
     Group 5 Assumed Liabilities: With respect to the Group 5 Assets, (i) all Ginnie Mae Issuer Responsibilities of Seller with respect to the applicable HMBS Pools set forth on Schedule 10 attached hereto, other than the Group 5 Retained Liabilities and (ii) all obligations assumed by the Purchaser pursuant to the Assignment and Assumption Agreement (Group 5 Assets).
     Group 5 Purchase Price: The purchase price for the Group 5 Assets as set forth on Exhibit A to this Agreement.
     Group 5 Retained Liabilities: Each of (i) the Ginnie Mae Issuer Responsibilities of the Seller to purchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 5 Assets when the Outstanding Principal Balance of any such Reverse Mortgage Loan is equal to or greater than 98% of the Maximum Claim Amount, which event is defined as a “Mandatory Purchase Event” in the Ginnie Mae Guide and (ii) the requirement to repurchase any Reverse Mortgage Loan from the HMBS Pool related to the Group 5 Assets that does not satisfy the requirements set forth in Sections 35-5 and 35-6 of the Ginnie Mae Guide and is deemed by Ginnie Mae to be a “Defective Mortgage” as defined in the Ginnie Mae Guide.

     Group 5 Subservicer: MetLife Bank, N.A., in its capacity as subservicer of the Group 5 Assets and the related Reverse Mortgage Loans.
     Group 5 Transfer Fee: An amount equal to $2,500,000.
     Group 6 Assets: The Servicing Rights for the Reverse Mortgage Loans set forth on Schedule 6 attached hereto included in a securitization designated as Mortgage Equity Conversion Asset Trust 2011-1.
     Group 6 Assumed Contracts: The agreements set forth on Schedule 12-1 attached hereto designated as the “Group 6 Assumed Contracts”.
     Group 6 Purchase Price: The purchase price for the Group 6 Assets as set forth on Exhibit A to this Agreement.
     Group 7 Assets: The Servicing Rights for the Reverse Mortgage Loans set forth on Schedule 7 attached hereto owned by Lehman Brothers Holdings, Inc. or its Affiliates, including Aurora Bank.
     Group 7 Assumed Contracts: The agreements set forth on Schedule 12-1 attached hereto designated as the “Group 7 Assumed Contracts”.
     Group 7 Purchase Price: The purchase price for the Group 7 Assets as set forth on Exhibit A to this Agreement.
     Group 8 Assets: The Servicing Rights for the Reverse Mortgage Loans set forth on Schedule 8 attached hereto included in the Group 8 Securitizations.
     Group 8 Assumed Contracts: The agreements set forth on Schedule 12-1 attached hereto designated as the “Group 8 Assumed Contracts”.
     Group 8 Purchase Price: The purchase price for the Group 8 Assets as set forth on Exhibit A to this Agreement.
     Group 8 Securitizations: The securitizations sponsored by the Seller and designated as the “Group 8 Securitizations” on Schedule 12-1 attached hereto.
     Guaranty Agreement: With respect to each HMBS, the guaranty agreement executed by the related Ginnie Mae issuer and Ginnie Mae.
     HECM Loan: At origination, any Reverse Mortgage Loan that is subject to FHA Insurance under the FHA’s Home Equity Conversion Mortgage program.
     HMBS: A Ginnie Mae security backed by HECM Loan participations under the umbrella of the Ginnie Mae II Custom MBS program.
     HMBS Assets: Collectively, the Group 1 Assets, Group 2 Assets, Group 3 Assets, Group 4 Assets and Group 5 Assets.

     HMBS Loan: Any HECM Loan that is eligible to be pooled into an HMBS or is currently in an HMBS Pool.
     HMBS Pools: The HMBS pools set forth on Schedule 10 attached hereto.
     HUD: The United States Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA mortgage insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.
     HUD Handbook: Regulations promulgated by HUD under the Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuances relating to HECM Loans, including, but not limited to, the HUD Home Equity Conversion Mortgage Handbook 4235.1 REV-1, HUD Handbook 4330.1 REV-5 and any subsequent revisions thereto and any other handbook or mortgagee letters, circulars, notices or other issuances issued by HUD applicable to the Mortgage Loans, as amended, modified, updated or supplemented from time to time.
     Indemnifiable Losses: Any and all actual and out-of-pocket losses, damages, deficiencies, claims, penalties, fines, forfeitures, reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred by an Indemnified Party, excluding any (i) amounts attributable to General Servicing Costs, (ii) special, indirect, consequential, punitive, extraordinary or exemplary damages (except any such damages paid or finally determined by a Governmental Authority to be payable by the Claimant to a third party), unrealized expectation, diminution in value, lost profits, lost investment or business opportunity, damage to reputation or operating losse or (iii) damages, losses, obligations, Liabilities, claims, penalties, costs or expenses solely due to the passing of, or any change in, any Applicable Law after the date of this Agreement even if the change has retroactive effect.
     Indemnified Party: Any Purchaser Indemnitee or Seller Indemnitee, as the case may be.
     Indemnifying Party: As defined in Section 3.04 of this Agreement.
     Indemnification Notice: As defined in Section 3.04 of this Agreement.
     Indemnification Reimbursement Date: As defined in Section 3.04(b) of this Agreemenet.
     Ineligible Participations Purchase Price: With respect to (i) any Ineligible Participations related to the Group 1 Assets, Group 3 Assets or Group 5 Assets as of the related Participations Cut-off Date, a price equal to the product of (x) the Outstanding Principal Balance of the related Ineligible Participations as of the related Participations Cut-off Date multiplied by (y) either (1) 72.5% for any defaulted Ineligible Participations or (2) 50.0% for any due and payable Ineligible Participations and (ii) any Ineligible Participations related to the Group 1 Assets, Group 3 Assets or Group 5 Assets from the period beginning on but excluding the related Participations Cut-off Date through December 31, 2011, 100% of the Outstanding Principal Balance of the related Ineligible Participations. With respect to the Ineligible Participations related to the Group 2

Assets or Group 4 Assets, a price to be mutually agreed upon by the Seller and Purchaser on or prior to the related Issuer Transfer Closing Date.
     Ineligible Participation: With respect to each Issuer Transfer Asset Group, the uncertificated portion of a Participation in respect of a Reverse Mortgage Loan related to such Asset Group that does not qualify as an Eligible Participation, which participations have been declared due and payable or defaulted and which remain fully insured by FHA (and not assignable to HUD), as determined by Purchaser and the Seller, as of the related Participations Cut-off Date.
     Interim Servicing Period: As defined in Section 2.05(c).
     Investor: As applicable, any Person, any Agency, including but not limited to Fannie Mae, which owns the legal interest in a Reverse Mortgage Loan (including any trustee).
     Issuer Transfer Asset Group: Each of the Group 1 Assets, Group 2 Assets, Group 3 Assets, Group 4 Assets and Group 5 Assets.
     Issuer Transfer Closing: As defined in Section 2.04(c) of this Agreement.
     Issuer Transfer Closing Date: With respect to the Group 1 Assets, Group 3 Assets and Group 5 Assets, January 1, 2012, or such other date as may be mutually agreed upon by the Seller and Purchaser. With respect to the Group 2 Assets and Group 4 Assets, such date as may be mutually agreed upon by the Seller and Purchaser.
     Liabilities: With respect to any Person, shall mean any liabilities, responsibilities or obligations of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.
     LIBOR: At any time the rate (rounded to the next higher 1/100 of 1%) of interest for one month U.S. dollar deposits as reported on the Bloomberg system as of 11:00 a.m. London time for such day, provided, if such day is not a Business Day, the immediately preceding Business Day or, if not so reported, then as determined by the Seller from another recognized source or interbank quotation.
     Lien: Any lien, claim, mortgage, security interest, pledge, charge, easement, servitude or other encumbrance of any kind, including any of the foregoing arising under any conditional sales or other title retention agreement.
     Loan-Level Indemnification Amounts: As defined in Section 3.03(a)(v) of this Agreement.
     Mandatory Repurchased Loan: Any Reverse Mortgage Loan required to be purchased by the Purchaser from the related HMBS Pool when the Outstanding Principal Balance of any such

Reverse Mortgage Loan is equal to or greater than 98% of the Maximum Claim Amount, which event is defined as a “Mandatory Purchase Event” in the Ginnie Mae Guide.
     Maximum Claim Amount: With respect to each HECM Loan, the lesser of the appraised value of the Mortgaged Property or the maximum loan limit established for a one family residence under Section 305(a)(2) of the Federal Home Loan Mortgage Corporation Act (as adjusted where applicable under Section 214 of the National Housing Act).
     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple or leasehold estate in real property securing the Mortgage Note.
     Mortgage Loan Schedule: The mortgage loan schedule delivered by the Seller to the Purchaser on the applicable Closing Date, which schedule identifies each Reverse Mortgage Loan related to an Asset Group and sets forth the information set forth on Schedule 14 attached hereto with respect to each Reverse Mortgage Loan.
     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
     Mortgaged Property: Real property which is encumbered by the lien of a Mortgage and which is security for the related Reverse Mortgage Loan.
     Mortgagor: The obligor on a Mortgage Note.
     Non-Issuer Transfer Asset Group: Each of the Group 6 Assets, Group 7 Assets and Group 8 Assets.
     Non-Issuer Transfer Closing: As defined in Section 2.04(a) of this Agreement.
     Non-Issuer Transfer Closing Date: With respect to the Group 6 Assets and Group 8 Assets, January 1, 2012, or such other date as may be mutually agreed upon by the Seller and Purchaser. With respect to the Group 7 Assets, such date as may be mutually agreed upon by the Seller and Purchaser.
     On-Line Access: As defined in Section 4.08 of this Agreement.
     Optional Repurchased Loan: Any Reverse Mortgage Loan purchased by the Purchaser from the related HMBS Pool due to an “Optional Purchase Event” as defined in the Ginnie Mae Guide.
     Outstanding Principal Balance: As to each Reverse Mortgage Loan on any date of determination, the principal balance of the Reverse Mortgage Loan as of such date (including, without limitation, all related servicing fees, principal advances, accrued interest and servicing advances to the extent permitted to be added to the principal balance of the Reverse Mortgage Loan) after giving effect to payments of principal on or before such date.

     Participations: The participation interests in the HECM Loans (including the uncertificated portion of any HMBS Loan) created from time to time by the Guaranty Agreement and identified on the Schedules of Mortgages and Pooled Participations attached thereto.
     Participations Purchase Price: The Eligible Participations Purchase Price or the Ineligible Participations Purchase Price, as applicable.
     Participations Cut-off Date: With respect to (i) the Group 1 Assets and the Group 5 Assets, October 31, 2011 and (ii) the Group 3 Assets, November 30, 2011.
     Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.
     Pledge Agreement: The Pledge and Security Agreement, dated as of December 5, 2011, by and between Nationstar, as pledgor and BANA, as pledgee.
     Proceeding: Any action, arbitration, audit, hearing, investigation, litigation or suit.
     Purchaser Certification Documents: Endorsements, allonges and assignments in blank (or to the Purchaser) with respect to a Reverse Mortgage Loan.
     Purchase Price: Any of the Group 1 Purchase Price, Group 2 Purchase Price, Group 3 Purchase Price, Group 4 Purchase Price, Group 5 Purchase Price, Group 6 Purchase Price, Group 7 Purchase Price or the Group 8 Purchase Price.
     Purchaser: As defined in the introductory paragraph to this Agreement.
     Purchaser Indemnitee: As defined in Section 3.03(a).
     Required Approvals: With respect to each Asset Group:
     (i) With respect to the transactions contemplated hereby in respect of the Group 1 Assets and the Group 1 Assumed Liabilities, such transactions have been approved in writing by Ginnie Mae, as evidenced by the Ginnie Mae Approval Letter;
     (ii) With respect to the transactions contemplated hereby in respect of the Group 2 Assets and the Group 2 Assumed Liabilities, (i) such transactions have been approved in writing by Ginnie Mae, as evidenced by the Ginnie Mae Approval Letter and (ii) execution of the Assignment and Assumption Agreement (Group 2 Assets) by all required parties (other than the Seller and the Purchaser);
     (iii) With respect to the transactions contemplated hereby in respect of the Group 3 Assets and the Group 3 Assumed Liabilities, (i) such transactions have been approved in writing by Ginnie Mae, as evidenced by the Ginnie Mae Approval Letter and (ii) execution of the Assignment and Assumption Agreement (Group 3 Assets) by all required parties (other than the Seller and the Purchaser);

     (iv) With respect to the transactions contemplated hereby in respect of the Group 4 Assets and the Group 4 Assumed Liabilities, (i) such transactions have been approved in writing by Ginnie Mae, as evidenced by the Ginnie Mae Approval Letter and (ii) execution of the Assignment and Assumption Agreement (Group 4 Assets) by all required parties (other than the Seller and the Purchaser);
     (v) With respect to the transactions contemplated hereby in respect of the Group 5 Assets and the Group 5 Assumed Liabilities, (i) such transactions have been approved in writing by Ginnie Mae, as evidenced by the Ginnie Mae Approval Letter and (ii) execution of the Assignment and Assumption Agreement (Group 5 Assets) by all required parties (other than the Seller and the Purchaser);
     (vi) With respect to the transactions contemplated hereby in respect of the Group 6 Assets and the Group 6 Assumed Contracts, (i) such transactions have been approved in writing by Fannie Mae, the trustee and any other necessary parties in connection with the related securitization, in each case, as may be required by the related Assumed Contract, and (ii) execution of the Assignment and Assumption Agreement (Group 6 Assets) by all required parties (other than the Seller and the Purchaser);
     (vii) With respect to the transactions contemplated hereby in respect of the Group 7 Assets and the Group 7 Assumed Contracts, execution of the Assignment and Assumption Agreements (Group 7 Assets) by all required parties (other than the Seller and the Purchaser).
     (viii) With respect to the transactions contemplated hereby in respect of the Group 8 Assets and the Group 8 Assumed Contracts, (i) such transactions must be approved in writing by the trustee, any rating agency and any other necessary parties in connection with the related securitization, in each case, as may be required by the related Assumed Contracts and (ii) execution of the Assignment and Assumption Agreements (Group 8 Assets) by all required parties (other than the Seller and the Purchaser).
     Retained Liabilities: The Group 1 Retained Liabilities, Group 2 Retained Liabilities, Group 3 Retained Liabilities, Group 4 Retained Liabilities and Group 5 Retained Liabilities.
     Reverse Mortgage Loan: A HECM Loan or proprietary reverse mortgage loan identified on the Mortgage Loan Schedule.
     Securitizations: Collectively, the Group 6 Securitizations and Group 8 Securitizations.
     Seller: As defined in the introductory paragraph to this Agreement.
     Seller Indemnitee: As defined in Section 3.03(b).
     Servicing File: With respect to each Reverse Mortgage Loan, those origination and servicing documents, escrow documents, and other documents specified in Schedule 13 to this Agreement.

     Servicing Rights: All of the Seller’s rights, title and interests in and to (i) the related servicing rights with respect to the Reverse Mortgage Loans related to the Group 6 Assets and the Group 8 Assets and (ii) the related subservicing rights with respect to the Reverse Mortgage Loans related to the Group 7 Assets, in each case, in accordance with the related Assumed Contract, as applicable, and along with the right to receive the servicing fee income and any and all ancillary income arising from the performance of the servicing or subservicing obligations with respect to any such Reverse Mortgage Loan.
     Servicing Transfer Date: With respect to (i) the Group 2 Assets, the Group 3 Assets, the Group 4 Assets and the Group 5 Assets, the related Issuer Transfer Closing Date and (ii) with respect to the BANA-Serviced Assets, the related BANA-Serviced Assets Servicing Transfer Date.
     Significant Unreimbursed Securitization Expenses: As defined in Section 3.03(a)(vi) of this Agreement.
     Subserviced Reverse Mortgage Loans: The Reverse Mortgage Loans owned by Seller and set forth on Schedule 9 attached hereto.
     Subservicing Agreement: That certain subservicing agreement, in form and substance reasonably acceptable to the Seller and the Purchaser, to be entered into by and between BANA, as owner and Nationstar, as subservicer governing the subservicing of the Subserviced Reverse Mortgage Loans and certain other Reverse Mortgage Loans to be added from time to time.
     Termination Policy: As defined in Section 4.08 of this Agreement.
     Third-Party Collateral Deficient Loan: As defined in Section 2.03(b) of this Agreement.
     Third-Party Serviced Assets: Collectively, the Group 2 Assets, the Group 3 Assets, the Group 4 Assets and the Group 5 Assets.
     Third-Party Servicer: The Group 2 Subservicer, Group 3 Subservicer, Group 4 Subservicer or Group 5 Subservicer, as applicable.
     Transfer Fee: Each of the Group 3 Transfer Fee and the Group 5 Transfer Fee.
     Transition Subservicing Agreement: That certain transition subservicing agreement, dated as of December 5, 2011, by and between Nationstar, as client and BANA, as subservicer governing the transitional subservicing to be provided by BANA to Nationstar during the Interim Servicing Period, in the form attached hereto as Exhibit D.
     Underlying Representations and Warranties: With respect to a Reverse Mortgage Loan (i) related to the an Issuer Transfer Asset Group, the requirements with respect to a Reverse Mortgage Loan set forth in Sections 35-5 and 35-6 of the Ginnie Mae Guide, (ii) related to the Group 6 Assets, the representations and warranties contained in Section 7 of the related Underlying Purchase Agreement, (iii) related to the Group 8 Assets, the representations and warranties contained in Section 3.02 of the related Underlying Purchase Agreement or (iv)

related to the Group 7 Assets, the representations and warranties contained in Section 3.02 of related Underlying Purchase Agreement up to the related Servicing Transfer Date.
     Underlying Purchase Agreement: With respect to a Reverse Mortgage Loan (i) related to the Group 6 Assets, the Mortgage Loan Purchase Agreement, dated as of May 27, 2011, by and between Fannie Mae, as Seller and the Depositor; (ii) related to the Group 8 Assets, the First Amended and Restated Flow Sale and Servicing Agreement, dated as of June 1, 2006, by and between BANA and Seattle Savings Bank or the Second Amended and Restated Flow Sale and Servicing Agreement, dated as of July 1, 2006, by and between BANA and Seattle Savings Bank; (iii) related to the Group 7 Assets, the Flow Purchase, Warranties and Servicing Agreement, dated as of October 1, 2006, by and between Lehman Brothers Holdings, Inc. (successor to Lehman Brothers Bank, FSB) as purchaser and Bank of America, National Association as seller and servicer.
     Underlying Servicing Agreement: The applicable underlying sale and servicing agreement for the related Asset Group as set forth on Schedule 12-2.
Section 1.02 Other Definitional and Interpretative Provisions.
     The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

ARTICLE II
SALE AND CONVEYANCE OF ASSETS; ASSUMPTION OF ASSUMED
OBLIGATIONS; CLOSING
     Section 2.01 Sale and Conveyance of Assets; Participations.
     (a) On the terms and subject to the conditions set forth in this Agreement and the related Bill of Sale and Assignment Agreement, at the related Non-Issuer Transfer Closing on the Non-Issuer Transfer Closing Date, subject to the receipt by Seller of the related Purchase Price in accordance with Section 2.04, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall acquire, accept and purchase, all of Seller’s rights, title and interest in and to the related Non-Issuer Transfer Asset Group.
     (b) On the terms and subject to the conditions set forth in this Agreement and the related Bill of Sale and Assignment Agreement, at the related Issuer Transfer Closing on the related Issuer Transfer Closing Date, subject to the receipt by Seller of the related Purchase Price in accordance with Section 2.04, (i) Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall acquire, accept and purchase, all of Seller’s rights, title and interest in and to the related Issuer Transfer Asset Group and (ii) Seller shall pay to the Purchaser the related Transfer Fee, as applicable.
     (c) On the terms and subject to the conditions set forth in this Agreement, on the related Issuer Transfer Closing Date, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall acquire, accept and purchase, all of Seller’s rights, title and interest in and to the Ineligible Participations in respect of the Group 1 Assets, Group 3 Assets and Group 5 Assets as of the related Participations Cut-off Date. Purchaser shall pay to Seller the Participations Purchase Price in respect of Participations sold pursuant to this Section 2.01(c) in accordance with Section 2.04.
     (d) On the Funding Date, Seller shall reconcile all the activity, including all Advances, servicing fees and accrued interest on the Reverse Mortgage Loans related to the Group 3 Assets or the Group 5 Assets during the period from the related Participations Cut-off Date through December 21, 2011. On the terms and subject to the conditions set forth in this Agreement, on the related Issuer Transfer Closing Date, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall acquire, accept and purchase, all of Seller’s rights, title and interest in and to the Eligible Participations and Ineligible Participations in respect of the Group 3 Assets and the Group 5 Assets from the period beginning on but excluding the related Participations Cut-off Date through December 21, 2011. Purchaser shall pay to Seller the Participations Purchase Price in respect of Participations sold pursuant to this Section 2.01(d) in accordance with Section 2.04.
     (e) On the Group 3 and Group 5 Reconciliation Date, Seller shall reconcile all the activity, including all Advances, servicing fees and accrued interest on the Reverse Mortgage Loans related to the Group 3 Assets and the Group 5 Assets during the period from the Funding Date through December 31, 2011. On the terms and subject to the conditions set forth in this

Agreement, on January 6, 2012, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall acquire, accept and purchase, all of Seller’s rights, title and interest in and to the Eligible Participations and Ineligible Participations in respect of the Group 3 Assets and the Group 5 Assets from the period beginning on but excluding the Funding Date through December 31, 2011. Purchaser shall pay to Seller the Participations Purchase Price in respect of Participations sold pursuant to this Section 2.01(e) via wire transfer of immediately available funds to an account designated by Seller.
     Section 2.02 Assumption of Assumed Obligations.
     (a) On the terms and subject to the conditions set forth in this Agreement, at the related Non-Issuer Transfer Closing on the related Non-Issuer Transfer Closing Date, Purchaser shall assume and hereby agrees to pay, perform and otherwise discharge fully and timely, effective as of the related Non-Issuer Transfer Closing Date, the Assumed Contracts in respect of the related Non-Issuer Transfer Asset Group.
     (b) On the terms and subject to the conditions set forth in this Agreement, at the related Issuer Transfer Closing on the related Issuer Transfer Closing Date, Purchaser shall assume and hereby agrees to pay, perform and otherwise discharge fully and timely, effective as of the related Issuer Transfer Closing Date, the Assumed Contracts and Assumed Liabilities in respect of the related Issuer Transfer Asset Group.
     Section 2.03 Certain Obligations Retained by Seller.
     (a) Certain Obligations Retained by Seller with respect to HMBS Pools. Seller will retain the Retained Liabilities. To the extent the Seller acquires an HMBS Repurchased Loan relating to any BANA-Serviced Assets in accordance with Section 3.09, the Seller will own such HMBS Repurchased Loan and the Purchaser will subservice such HMBS Repurchased Loan on behalf of the Seller thereafter pursuant to the terms of the Subservicing Agreement. At the request of the Seller and to the extent assignable to HUD, the Purchaser, in its capacity as servicer, shall assign any such HMBS Repurchased Loan to HUD and forward any claim proceeds received from HUD for such HMBS Repurchased Loan to the Seller pursuant to the terms of the Subservicing Agreement.
     (b) Final Certification. On or prior to the Closing Date with respect to each Issuer Transfer Asset Group, the Seller shall provide all Final Certification Documents with respect to the related Reverse Mortgage Loans, other than (a) those Final Certification Documents set forth on Schedule 15 with respect to the Group 1 Assets, Group 3 Assets and Group 5 Assets (the “Document Deficiencies”) and (b) the Purchaser Certification Documents. The Seller shall cure the Document Deficiencies within (i) twelve (12) months after the related Issuer Transfer Closing Date or (ii) the related Servicing Transfer Date, whichever is later (the “Certification Period”). The Purchaser shall prepare the Purchaser Certification Documents for the Reverse Mortgage Loans related to the applicable Issuer Transfer Asset Group. The Seller shall reimburse the Purchaser for up to $75.00 for each Reverse Mortgage Loan where Purchaser has prepared such Purchaser Certification Documents and shall provide the Purchaser with a limited power of attorney for such purpose.

     To the extent any Reverse Mortgage Loan is required by Ginnie Mae to be repurchased by Purchaser in order to obtain a certification for the related HMBS Pool (a “Collateral Deficient Loan”), with respect to any such Collateral Deficient Loan related to the Group 1 Assets and Group 3 Assets, the Seller shall (i) purchase such Collateral Deficient Loan from the Purchaser pursuant to Section 3.09 or (ii) if mutually agreed to by the Seller and the Purchaser, indemnify Purchaser in accordance with Article III (without regard to any indemnification thresholds described in Section 3.03(c)) for any Indemnifiable Losses related to the Purchaser’s failure to obtain Final Certification Documents. Notwithstanding the foregoing, the Seller shall have no obligation to purchase a Collateral Deficient Loan from the Purchaser or indemnify the Purchaser with respect thereto to the extent that any Reverse Mortgage Loan is a Collateral Deficient Loan due to (i) any error or omission with respect to the Purchaser Certification Document or any other action of the Purchaser or a third-party (other than a third-party engaged by the Seller in accordance with its obligations under the Transition Subservicing Agreement) after the related Closing Date with respect to the Final Certification Documents or (ii) any such Final Certification Documents being in the possession of a servicer or any other third-party for any reason after the related Closing Date, including for the pursuit of foreclosure or other enforcement proceedings or assignments to HUD.
     To the extent any Reverse Mortgage Loan related to the Third-Party Serviced Assets is required by Ginnie Mae to be repurchased by Purchaser out of the related HMBS Pool in order to obtain a certification for such HMBS Pool (a “Third-Party Collateral Deficient Loan”), the Seller shall, at Seller’s option, either (i) purchase such Collateral Deficient Loan from the Purchaser pursuant to Section 3.09 or (ii) indemnify Purchaser in accordance with Article III (without regard to any indemnification thresholds described in Section 3.03(c)) for Indemnifiable Losses related to the Purchaser’s failure to obtain Final Certification Documents. In connection with any such purchase of Third-Party Collateral Deficient Loan by the Seller or indemnification with respect thereto, the Purchaser shall assign any rights to pursue remedies against such Third-Party Servicer with respect to such Third-Party Collateral Deficient Loan to Seller. Notwithstanding the foregoing, the Seller shall have no obligation to purchase a Third-Party Collateral Deficient Loan from the Purchaser or indemnify the Purchaser with respect thereto to the extent that any Reverse Mortgage Loan is a Third-Party Collateral Deficient Loan due to (i) any error or omission with respect to the Purchaser Certification Document or any other action of the Purchaser or a third-party (other than a third-party engaged by the Seller in accordance with its obligations under the Transition Subservicing Agreement) after the related Closing Date with respect to the Final Certification Documents or (ii) any such Final Certification Documents being in the possession of a servicer or any other third-party for any reason after the related Closing Date, including for the pursuit of foreclosure or other enforcement proceedings or assignments to HUD.
     (c) Additional Obligations. In connection with obtaining any Required Approvals, the Seller may be required to retain certain of the Assumed Obligations, as mutually agreed to by the Seller and Purchaser. On or prior to the related Closing Date, the Purchaser and Seller shall mutually agree upon any compensation of Seller for retaining such Assumed Obligations. In the event retention of any such Assumed Obligations are considered by the Seller to materially increase or change its expectations with respect to an Asset Group, the Seller may withdraw such

Asset Group from consideration under this Agreement or the Purchaser and Seller may negotiate a mutually agreeable reprice of such Asset Group.
     Section 2.04 Closing; Payment of related Purchase Price.
     (a) Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions between the Seller and the Purchaser contemplated by Sections 2.01(a) and 2.02(a) of this Agreement (each, an “Non-Issuer Transfer Closing”) shall take place on the related Non-Issuer Transfer Closing Date, and shall, as mutually agreed, be either (a) by telephone, confirmed by letter, electronic mail, facsimile transmission or wire as the Parties shall agree, or (b) conducted in person, at the offices of SNR Denton US LLP, located at Two World Financial Center, New York, New York 10281-1008, or at such other place as the Seller and the Purchaser shall otherwise agree in writing.
     On the terms and subject to the conditions set forth in this Agreement, the closing of the transactions between the Seller and the Purchaser contemplated by Sections 2.01(b), 2.01(c) and 2.02(b) of this Agreement (each, an “Issuer Transfer Closing”) shall take place on the related Issuer Transfer Closing Date, and shall, as mutually agreed, be either (a) by telephone, confirmed by letter, electronic mail, facsimile transmission or wire as the Parties shall agree, or (b) conducted in person, at the offices of SNR Denton US LLP, located at Two World Financial Center, New York, New York 10281-1008, or at such other place as the Seller and Purchaser shall otherwise agree in writing.
     (b) Payment of the related Purchase Price for the Group 1 Assets, Group 3 Assets, Group 5 Assets, Group 6 Assets and Group 8 Assets.
          (i) Deposit. On the date hereof, Purchaser shall remit to the Escrow Agent the amount of $5,000,000 (the “Deposit Amount”) via wire transfer of immediately available funds to the Escrow Account established pursuant to the Escrow Agreement. The Deposit Amount shall be non-refundable to the Purchaser, except in the event that any of the transactions contemplated by a Closing are not satisfied due to a failure of the applicable conditions to the obligations of the Purchaser set forth in Section 2.08 to be satisfied on or prior to the related Closing Date.
          (ii) Funding Date. On the Funding Date and in accordance with the Funding Schedule, Purchaser shall remit to the Escrow Agent the amount of $20,609,378, or such other amount as mutually agreed to between the Seller and the Purchaser (the “Funding Amount”) via wire transfer of immediately available funds to the Escrow Account. The aggregate of the Deposit Amount and the Funding Amount shall represent the net of (1) the Purchase Price payable by the Purchaser in respect of the Group 1 Assets, Group 3 Assets, Group 5 Assets, Group 6 Assets and Group 8 Assets and the Participations Purchase Price payable by the Purchaser in respect of the Participations to be purchased by the Purchaser pursuant to Sections 2.01(c) and (d) and (2) the Transfer Fees payable by the Seller to the Purchaser in respect the Group 3 Assets and the Group 5 Assets (the “Net Purchase Price”). The Escrow Agent shall hold the Net Purchase Price (the “Escrow Property”) pursuant to the Escrow Agreement.

          (iii) Escrow Release Date. On January 3, 2012 (the “Escrow Property Release Date”), the Escrow Agent shall release the Escrow Property to the Seller. The release of the Escrow Property to Seller on the Escrow Property Release Date shall constitute full and timely payment (1) by the Purchaser to the Seller of the Purchase Price in respect of the Group 1 Assets, Group 3 Assets, Group 5 Assets, Group 6 Assets and Group 8 Assets and the Participations Purchase Price in respect of the Participations to be purchased by the Purchaser pursuant to Sections 2.01(c) and (d) and (2) by the Seller in respect of the Transfer Fees in respect the Group 3 Assets and the Group 5 Assets. Notwithstanding the Escrow Property Release Date, the Parties acknowledge and agree that the sale of the Group 1 Assets, Group 3 Assets, Group 5 Assets, Group 6 Assets and Group 8 Assets as described in the related Bill of Sale and Assignment Agreement shall be effective as of the related Closing Date. In the event the related Closing Date in respect of the Group 1 Assets, Group 3 Assets, Group 5 Assets, Group 6 Assets or Group 8 Assets has not occurred on or prior to the Escrow Property Release Date due to the nonsatisfaction of a condition set forth in Section 2.08, the Seller and the Purchaser shall direct the Escrow Agent to release the applicable portion of the Escrow Property to the Purchaser on the Business Day following the Escrow Property Release Date.
     (c) If, after the related Closing Date, the Outstanding Principal Balance of any of the Reverse Mortgage Loans used in computing the payment of any Purchase Price or Participations Purchase Price shall be found to have been incorrectly computed, any such Purchase Price or Participations Purchase Price, as applicable, shall be appropriately adjusted and payment shall be promptly made by the appropriate party.
     Section 2.05 Servicing Transfer; Reimbursement of Advances; Subservicing; Transition Subservicing.
     (a) Seller is the current servicer for the Reverse Mortgage Loans related to the Group 1 Assets, Group 6 Assets, Group 7 Assets and Group 8 Assets (collectively, the “BANA-Serviced Assets”). Following the applicable Closing Date, the Seller shall consult with the Purchaser or its designated subservicer and negotiate mutually agreeable servicing transfer instructions necessary to evidence and effectuate the transfer of servicing on the applicable servicing system of record of the related BANA-Serviced Assets to Purchaser (each a “BANA-Serviced Assets Servicing Transfer Date”), which servicing transfer for the BANA-Serviced Loans shall be effectuated on a date mutually agreed upon by the Seller and Purchaser or before December 31, 2012, unless otherwise mutually agreed to by the Seller and the Purchaser in accordance with the terms of the Transition Subservicing Agreement. In addition, on the related Servicing Transfer Date, Purchaser shall reimburse Seller, by wire transfer of immediately available funds, for all unreimbursed advances and servicing advances made by Seller with respect to the Reverse Mortgage Loans that Seller has not received reimbursement in accordance with the terms of the Transition Subservicing Agreement and the related Assumed Contracts.
     (b) On or prior to March 1, 2012 or such other date as mutually agreed to by the Seller and the Purchaser, the Seller and the Purchaser shall enter into the Subservicing Agreement. On and after the date of the Subservicing Agreement, the Purchaser shall subservice the Subserviced Reverse Mortgage Loans and any additional Reverse Mortgage Loans added from time to time, on the Seller’s behalf, pursuant to the Subservicing Agreement.

     (c) From the applicable Closing Date until the related BANA-Serviced Assets Servicing Transfer Date (the “Interim Servicing Period”), Seller shall subservice the Reverse Mortgage Loans related to the BANA-Serviced Assets, on the Purchaser’s behalf, pursuant to the Transition Subservicing Agreement. Pursuant to the Transition Subservicing Agreement and this Agreement, the Seller and the Purchaser shall mutually cooperate in order to facilitate an orderly transition of the Assets, Assumed Contracts and Assumed Liabilities to the Purchaser, and in order to facilitate the integration of the operations of the Seller and the Purchaser, as soon as practicable after the related Closing Date. Each party will cooperate in good faith with the other and will take all appropriate action that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.
     Section 2.06 Deliveries by the Seller.
     (a) On or prior to each Non-Issuer Transfer Closing, the Seller shall deliver (or cause to be delivered) to the Purchaser (or its designee) originals, or copies if specified, of the following agreements, documents and other items (collectively, the “Non-Issuer Closing Seller Deliverables”):
(i) Counterparts to this Agreement, duly executed by the Seller.
(ii) Counterparts to a Bill of Sale and Assignment Agreement in respect of the related Non-Issuer Transfer Assets, duly executed by the Seller.
(iii) Counterparts to the Assignment and Assumption Agreement respect to such Non-Issuer Transfer Asset Group, duly executed by the Seller.
(iv) Counterparts to the Transition Subservicing Agreement, duly executed by the Seller.
(v) An opinion of counsel relating to corporate matters of the Seller, in a form reasonably acceptable to Purchaser.
(vi) A Secretary’s Certificate of the Seller, in a form reasonably acceptable to Purchaser.
(vii) With respect to a Non-Issuer Transfer Closing in respect of the Group 6 Assets or Group 8 Assets, Amendments to the Group 6 Assumed Contracts or Group 8 Assumed Contracts (which may be included in the related Assignment, Assumption and Recognition Agreement, in which case no separate deliverables are required), as applicable, executed by all required parties in accordance with the related Assumed Contract, in form and substance reasonably satisfactory to Purchaser, which amendments amend the applicable Assumed Contract to include language required by Purchaser to enable Purchaser to obtain financing for any advances made on the Reverse Mortgage Loans related to applicable Asset Group.
(viii) Counterparts to the Escrow Agreement, duly executed by the Seller.

     (b) On or prior to an Issuer Transfer Closing, the Seller shall deliver (or cause to be delivered) to the Purchaser (or its designee) originals, or copies if specified, of the following agreements, documents and other items (collectively, the “Issuer Transfer Closing Seller Deliverables” and together with the Non-Issuer Transfer Closing Seller Deliverables, the “Seller Deliverables”):
(i) The items described in clauses (i), (iv), (v), (vi) and (viii) of Section 2.06(a), to the extent not delivered on a prior Closing Date;
(ii) Counterparts to a Bill of Sale and Assignment Agreement with respect to such Issuer Transfer Asset Group, duly executed by the Seller.
(iii) Counterparts to the Assignment and Assumption Agreement with respect to such Issuer Transfer Asset Group duly executed by the Seller.
(iv) Counterparts to the Ginnie Mae Issuer Transfer Documents with respect to such Issuer Transfer Asset Group duly executed by the Seller.
(v) The related Assets.
(vi) The related Transfer Fee, as applicable, payable in accordance with Section 2.01 and Section 2.04.
(vii) Counterparts to the Acknowledgment Agreement, duly executed by the Seller.
(viii) Counterparts to the Pledge Agreement, duly executed by the Seller.
     Section 2.07 Deliveries by the Purchaser.
     (a) On or prior to each Non-Issuer Transfer Closing, the Purchaser shall deliver (or cause to be delivered) to the Seller (or its designee) originals, or copies if specified, of the following agreements, documents and other items (collectively, the “Non-Issuer Transfer Closing Purchaser Deliverables”):
(i) Counterparts to this Agreement, duly executed by the Purchaser.
(ii) Counterparts to a Bill of Sale and Assignment Agreement in respect of the related Non-Issuer Transfer Assets, duly executed by the Purchaser
(iii) Counterparts to the Assignment and Assumption Agreement respect to such Non-Issuer Transfer Asset Group, duly executed by the Purchaser.
(iv) Counterparts to the Transition Subservicing Agreement, duly executed by the Purchaser.
(v) The related Purchase Price, payable in accordance with Section 2.01 and Section 2.04, subject to Section 2.11 below.

(vi) An opinion of counsel relating to corporate matters of the Purchaser, in a form reasonably acceptable to Seller.
(vii) A Secretary’s Certificate of the Purchaser, in a form reasonably acceptable to Seller.
(viii) Counterparts to the Escrow Agreement, duly executed by the Purchaser.
     (b) On or prior to an Issuer Transfer Closing, the Purchaser shall deliver (or cause to be delivered) to the Seller (or its designee) originals, or copies if specified, of the following agreements, documents and other items (collectively, the “Issuer Transfer Closing Purchaser Deliverables” and together with the Non-Issuer Transfer Closing Purchaser Deliverables, the “Purchaser Deliverables”):
(i) The items described in clauses (i), (iv), (v), (vi), (vii) and (viii) of Section 2.07(a), to the extent not delivered on a prior Closing Date;
(ii) Counterparts to a Bill of Sale and Assignment Agreement with respect to such Issuer Transfer Asset Group, duly executed by the Purchaser.
(iii) Counterparts to the Assignment and Assumption Agreement with respect to such Issuer Transfer Asset Group duly executed by the Purchaser.
(iv) Counterparts to the Ginnie Mae Issuer Transfer Documents with respect to such Asset Group duly executed by the Purchaser.
(v) The Issuer Transfer Purchase Price and the Participations Purchase Price with respect to such Issuer Transfer Asset Group, payable in accordance with Section 2.01 and Section 2.04, subject to Section 2.11 below.
(vi) Counterparts to the Acknowledgment Agreement, duly executed by the Purchaser.
(vii) Counterparts to the Pledge Agreement, duly executed by the Purchaser.
     Section 2.08 Conditions to the Obligations of the Purchaser.
     (a) The obligations of the Purchaser to effectuate the transactions contemplated by a Non-Issuer Transfer Closing are subject to the satisfaction (or waiver in writing by Purchaser), at or prior to such Non-Issuer Transfer Closing Date, of each of the following conditions:
(i) Minimum Threshold. The aggregate Outstanding Principal Balance of the Reverse Mortgage Loans related to such Asset Group and all other Asset Groups for which a Closing has occurred (or shall occur on the same Closing Date) is equal to or in excess of $10,000,000,000.

(ii) Delivery of Seller Deliverables. The Seller shall have made delivery to the Purchaser of the related Non-Issuer Transfer Closing Seller Deliverables.
(iii) Required Approvals. The Required Approvals with respect to such Non-Issuer Transfer Assets and the related Assumed Obligations shall have been obtained.
(iv) Assignment and Assumption Agreements. Receipt by the Purchaser of counterparts to the Assignment and Assumption Agreement in respect of the related Non-Issuer Transfer Assets, duly executed by each party thereto (other than the Purchaser).
(v) Fannie Mae Approval with respect to Group 6 Assets. With respect to the Group 6 Assets, the transactions contemplated hereby with respect to the Group 6 Assets and the related Assumed Obligations has been approved in writing by Fannie Mae and evidence thereof shall have been delivered to the Purchaser.
(vi) Trustee Approval and Rating Agency Approval with respect to the Group 8 Assets. With respect to the Group 8 Assets, the transactions contemplated hereby with respect to the Group 8 Assets and the related Assumed Obligations have been approved in writing by the related trustee(s), rating agencies and any other necessary parties in connection with the related securitization, in each case, as may be required by the related Assumed Contracts or securitization documents.
(vii) Representations: The representations and warranties made by the Seller in this Agreement are true and correct in all material respects and shall continue to be true and correct in all material respects on the Non-Issuer Transfer Closing Date.
(viii) Compliance with this Agreement: All of the terms, covenants, and conditions of this Agreement required to be complied with and performed by the Seller at or prior to the Non-Issuer Transfer Closing Date shall have been duly complied with and performed in all material respects.
     (b) The obligations of the Purchaser to effectuate the transactions contemplated by an Issuer Transfer Closing are subject to the satisfaction (or waiver in writing by Purchaser), at or prior to the Issuer Transfer Closing Date, of each of the following conditions:
(i) Minimum Threshold. The aggregate Outstanding Principal Balance of the Reverse Mortgage Loans related to such Asset Group and all other Asset Groups for which a Closing has occurred (or shall occur on the same Closing Date) is equal to or in excess of $10,000,000,000.
(ii) Delivery of Seller Deliverables. The Seller shall have made delivery to the Purchaser of the related Issuer Transfer Closing Seller Deliverables.

(iii) Required Approvals. The Required Approvals with respect to such Issuer Transfer Asset Group and the related Assumed Obligations shall have been obtained.
(iii) Assignment and Assumption Agreements. Receipt by the Purchaser of counterparts to the Assignment and Assumption Agreement with respect to such Issuer Transfer Asset Group, duly executed by each party thereto (other than the Purchaser).
(iv) Ginnie Mae Approval. The Ginnie Mae Issuer Transfer Documents with respect to such Issuer Transfer Asset Group and the Acknowledgment Agreement (with respect to Group 1 Assets) shall have been executed by Ginnie Mae and delivered to the Purchaser.
(v) Representations: The representations and warranties made by the Seller in this Agreement are true and correct in all material respects and shall continue to be true and correct in all material respects on the Issuer Transfer Closing Date.
(vi) Compliance with this Agreement: All of the terms, covenants, and conditions of this Agreement required to be complied with and performed by the Seller at or prior to such Issuer Transfer Closing Date shall have been duly complied with and performed in all material respects.
     Section 2.09 Conditions to the Obligations of the Seller.
     (a) The obligations of the Seller to effectuate the transactions contemplated by an Non-Issuer Transfer Closing are subject to the satisfaction (or waiver in writing by Seller), at or prior to the related Non-Issuer Transfer Closing Date, of each of the following conditions:
(i) Delivery of Purchaser Deliverables. The Purchaser shall have made delivery to the Seller of the Non-Issuer Transfer Closing Purchaser Deliverables.
(ii) Required Approvals. The Required Approvals with respect to such Non-Issuer Transfer Asset Group and the related Assumed Obligations shall have been obtained.
(iii) Assignment and Assumption Agreements. Receipt by the Seller of counterparts to the Assignment and Assumption Agreement in respect of the related Non-Issuer Transfer Assets, duly executed by each party thereto (other than the Seller).
(iv) Fannie Mae Approval with respect to Group 6 Assets. With respect to the Group 6 Assets, the transactions contemplated hereby with respect to the Group 6 Assets and the related Assumed Obligations have been approved in writing by Fannie Mae and evidence thereof shall have been delivered to the Seller.

(v) Trustee Approval and Rating Agency Approval with respect to the Group 8 Assets. With respect to the Group 8 Assets, the transactions contemplated hereby with respect to the Group 8 Assets and the related Assumed Obligations have been approved in writing by the related trustee, rating agencies and any other necessary parties in connection with the related securitization, in each case, as may be required by the related Assumed Contracts or securitization documents.
(vi) Representations: The representations and warranties made by the Purchaser in this Agreement are true and correct in all material respects and shall continue to be true and correct in all material respects on the Non-Issuer Transfer Closing Date.
(vii) Compliance with this Agreement: All of the terms, covenants, and conditions of this Agreement required to be complied with and performed by the Purchaser at or prior to such Non-Issuer Transfer Closing Date shall have been duly complied with and performed in all material respects.
     (b) The obligations of the Seller to effectuate the transactions contemplated by an Issuer Transfer Closing are subject to the satisfaction (or waiver in writing by Seller), at or prior to the related Issuer Transfer Closing Date, of each of the following conditions:
(i) Delivery of Purchaser Deliverables. The Purchaser shall have made delivery to the Seller of the related Issuer Transfer Closing Seller Deliverables.
(ii) Required Approvals. The Required Approvals with respect to such Issuer Transfer Asset Group and the related Assumed Obligations shall have been obtained.
(iii) Assignment and Assumption Agreements. Receipt by the Seller of counterparts to the Assignment and Assumption Agreement with respect to such Issuer Transfer Asset Group duly executed by each party thereto (other than the Seller).
(iv) Ginnie Mae Approval. The Ginnie Mae Issuer Transfer Documents with respect to such Issuer Transfer Asset Group and the Acknowledgment Agreement (with respect to Group 1 Assets) shall have been executed by Ginnie Mae and delivered to the Seller.
(v) Representations: The representations and warranties made by the Seller in this Agreement are true and correct in all material respects and shall continue to be true and correct in all material respects on the Issuer Transfer Closing Date.
(vi) Compliance with this Agreement: All of the terms, covenants, and conditions of this Agreement required to be complied with and performed by the Seller at or prior to the Issuer Transfer Closing Date shall have been duly complied with and performed in all material respects.

     Section 2.10 Termination of Agreement Due to Nonsatisfaction of Condition
     In the event any of the conditions to the obligations of the Purchaser set forth in Section 2.08(a) and 2.08(b) of this Agreement have not been satisfied or waived on or prior to March 1, 2012 with respect to the Group 1 Assets, Group 3 Assets, Group 5 Assets, Group 6 Assets or Group 8 Assets, and as a result such Closing has not occurred on or prior to such date, the Purchaser may, upon written notice to the Seller, terminate this Agreement with respect to any such Asset Group in all respects. In the event any of the conditions to the obligations of the Seller set forth in Section 2.09(a) and 2.09(b) of this Agreement have not been satisfied or waived on or prior to March 1, 2012 with respect to the Group 1 Assets, Group 3 Assets, Group 5 Assets, Group 6 Assets and Group 8 Assets, and as a result such Closing has not occurred on or prior to such date, the Seller may, upon written notice to the Purchaser, terminate this Agreement with respect to any such Asset Group in all respects. In the event any of the conditions to the obligations of the Purchaser set forth in Section 2.08(a) and 2.08(b) of this Agreement have not been satisfied or waived on or prior to January 1, 2013 with respect to the Group 2 Assets, Group 4 Assets or Group 7 Assets, and as a result such Closing has not occurred on or prior to such date, the Purchaser may, upon written notice to the Seller, terminate this Agreement with respect to any such Asset Group in all respects. In the event any of the conditions to the obligations of the Seller set forth in Section 2.09(a) and 2.09(b) of this Agreement have not been satisfied or waived on or prior to January 1, 2013 with respect to the Group 2 Assets, Group 4 Assets or Group 7 Assets, and as a result such Closing has not occurred on or prior to such date, the Seller may, upon written notice to the Purchaser, terminate this Agreement with respect to any such Asset Group in all respects.
ARTICLE III
REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
     Section 3.01 Representations and Warranties of the Seller.
     The Seller hereby makes, for the benefit of the Purchaser, the representations and warranties set forth on Exhibit B to this Agreement as of the date hereof, and shall be deemed to have made, for the benefit of the Purchaser, the representations and warranties set forth on Exhibit B to this Agreement on each Non-Issuer Transfer Closing Date and each Issuer Transfer Closing Date, in each case as of such date. It is understood and agreed that the representations and warranties set forth in this Section 3.01 and Exhibit B to this Agreement shall survive the sale and delivery of the Assets to Purchaser and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement or any examination or failure to examine any mortgage file.
     Section 3.02 Representations and Warranties of the Purchaser.
     The Purchaser hereby makes, for the benefit of the Seller, the representations and warranties set forth on Exhibit C to this Agreement as of the date hereof, and shall be deemed to have made, for the benefit of the Seller, the representations and warranties set forth on Exhibit C to this Agreement on each Non-Issuer Transfer Closing Date and each Issuer Transfer Closing

Date, in each case as of such date. It is understood and agreed that the representations and warranties set forth in this Section 3.01 and Exhibit C to this Agreement shall survive the sale and delivery of the Assets to Purchaser and shall inure to the benefit of Seller.
     Section 3.03 Indemnification.
     (a) The Seller shall indemnify and defend the Purchaser and its officers, directors, employees, and agents (each a “Purchaser Indemnitee”), and hold any Purchaser Indemnitee, harmless against any Indemnifiable Losses incurred by any Purchaser Indemnitee resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from:
(i) the non-fulfillment of any obligation or covenant of the Seller contained in this Agreement (including the exhibits and schedules hereto); or
(ii) any material breach of the Seller’s representations and warranties set forth in Section 3.01 and Exhibit B of this Agreement; or
(iii) the failure of the Seller or any other prior servicer or subservicer (each a “Prior Servicer”) of any Reverse Mortgage Loan to service the Reverse Mortgage Loans in accordance with Applicable Law, the Ginnie Mae Guides, the HUD Handbook or the Assumed Contracts, as applicable, prior to the related Servicing Transfer Date including, but not limited to: (1) any such failure related to any omission or failure to act by or on behalf of the Seller in respect of any Reverse Mortgage Loan that became due and payable prior to the related Closing Date and (2) any such failure related to any moratorium on foreclosures in respect of mortgage loans called by the Seller; or
(iv) any servicing issues in respect of the Reverse Mortgage Loans prior to the related Servicing Transfer Date related to the BANA-Serviced Assets disclosed to the Purchaser by the Seller in the letter to the Purchaser dated October 7, 2011; or
(v) with respect to the Group 1 Assets, Group 2 Assets, Group 3 Assets, Group 4 Assets, Group 5 Assets and Group 7 Assets, (1) any act, omission or circumstance that would constitute a breach of the Underlying Representations and Warranties with respect to a Reverse Mortgage Loan related to such Asset Group, as finally determined by either mutual agreement of the Seller and Purchaser or by final judgment of the trial court or administrative body having jurisdiction over any related Proceeding, and (2) any alleged act, omission or circumstance that would constitute a breach of the Underlying Representations and Warranties with respect to a Reverse Mortgage Loan related to such Asset Group if the related allegations are deemed to be accurate, which has not been finally determined by either mutual agreement of the Seller and Purchaser or by final judgment of the trial court or administrative body having jurisdiction over any related Proceeding (the amounts described in clauses (1) and (2) of this subsection “Loan Level Indemnification Amounts”); or

(vi) with respect to the Group 6 Assets and the Group 8 Assets only, any alleged act or omission of the Seller or any Prior Servicer prior to the related Servicing Transfer Date or any alleged act or omission of any party related to the origination of any Reverse Mortgage Loan related to the Group 6 Assets or the Group 8 Assets, that causes the Purchaser to incur any losses, damages, deficiencies, claims, penalties, fines, forfeitures or reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) which are in excess of $250,000 (“Significant Unreimbursed Securitization Expenses”); or
(vii) any material inaccuracies concerning the information set forth in the Mortgage Loan Schedule or the failure to include information in the Mortgage Loan Schedule required to be contained therein, or any material inaccuracies in the data fields (based on the Seller’s methodology for capturing and, where applicable calculating, the data fields) provided by the Seller which are required in connection with the transfer of the primary servicing to the Purchaser and that are material to the primary servicing of the Reverse Mortgage Loans; or
(viii) any regulator alleging or determining that the provision of ACH transfer capability is an inadequate substitute for On-Line Access under Applicable Law; or
(ix) any actual or alleged fraud, gross negligence or intentional misconduct in connection with the preparation, execution or delivery of Mortgages, assignments of Mortgages or releases of Mortgages in respect of any Reverse Mortgage Loans originated by Seattle Savings Bank or its affiliates, or acquired by the Seller from Seattle Savings Bank or its affiliates on or before the related Servicing Transfer Date..
     (b) The Purchaser shall indemnify and defend the Seller and its officers, directors, employees, and agents (each a “Seller Indemnitee”), and hold any Seller Indemnitee, harmless against any Indemnifiable Losses incurred by any Seller Indemnitee resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from:
(i) the non-fulfillment of any obligation or covenant of the Purchaser contained in this Agreement (including the exhibits and schedules hereto); or
(ii) any material breach of the Purchaser’s representations and warranties set forth in Section 3.01 and Exhibit C of this Agreement; or
(iii) the failure of Purchaser or any subservicer of Purchaser (excluding the Seller) to service the Reverse Mortgage Loans in accordance with Applicable Law, the Ginnie Mae Guides, the HUD Handbook or the Assumed Contracts, as applicable, on and after the related Servicing Transfer Date; or
(iv) the termination of Purchaser as a Ginnie-Mae approved Issuer.

     (c) Notwithstanding anything to the contrary in the foregoing, the Seller and the Purchaser hereby agree:
(i) The Seller shall only be required to pay 50% of the Indemnifiable Losses described in clause (a)(v)(2) above (unless any such amounts also constitute Indemnifiable Losses pursuant to clause (a)(v)(1) above).
(ii) In no event shall the Seller or the Purchaser be required to indemnify the other party or its respective officers, directors, employees or agents for any Indemnifiable Losses incurred by any of them in respect of any claim, demand, defense or assertion unless either (1) the total amount of Indemnifiable Losses in respect of such claim, demand, defense or assertion exceeds $5,000, in which case the indemnifying party shall be required to pay the full amount (or, with respect to Indemnifiable Losses described in clause (a)(v)(2) above, 50%) of the related Indemnifiable Losses, (2) the Indemnifiable Losses are incurred pursuant to clause (a)(iv) or clause (a)(ix) above, or (3) the aggregate amount of Indemnifiable Losses incurred within any calendar year pursuant to clause (a)(v) above is equal to or greater than $1,000,000.
     (d) Each of the Seller and Purchaser shall take all reasonable and appropriate actions to mitigate any Indemnifiable Losses; provided, however, that any such failure of mitigation shall not relieve Seller or Purchaser of its respective indemnification obligations in this Section 3.03, except that the indemnifying party may reduce the amount owed to the Indemnified Party to the extent any such losses incurred by the Indemnified Party were due to the failure of the Indemnified Party to take reasonable and appropriate actions to mitigate Indemnifiable Losses.
     Section 3.04 Indemnification Notice; Claim Notice.
     (a) If a party entitled to indemnity pursuant to Section 3.03 (the “Claimant”) believes that it has suffered or incurred any Indemnifiable Losses, it shall use commercially reasonable efforts to so notify the party which the Claimant believes has an obligation to indemnify (the “Indemnifying Party”) in writing, which notice shall include, but not necessarily be limited to, the required information set forth in Schedule 16 to the extent the information required therein is reasonably available (the “Claims Request Data Form”) and any supporting documentation for any such indemnity claim, and to the extent feasible and appropriate considering all of the circumstances, a description of any Indemnifiable Losses or potential Indemnifiable Losses to the extent known (the “Indemnification Notice”). If any Proceeding is instituted by or against a third party with respect to which the Claimant intends to claim any Liability or expense as Indemnifiable Losses under this Article III, it shall use its commercially reasonable efforts to promptly notify the Indemnifying Party in writing of such Proceeding describing such Indemnifiable Losses and shall include, but not necessarily be limited to, the information set forth in the Claims Request Data Form for any such claim to the extent the information required therein is reasonably available, and to the extent feasible and appropriate considering all of the circumstances, the amount thereof, if known, and the method of computation of such Indemnifiable Losses, all with reasonable particularity (the “Claim Notice”) in lieu of an Indemnification Notice. The failure to timely give an Indemnification Notice or Claim Notice shall not affect the rights of a Claimant and shall not relieve any Indemnifying Party from any liability it may have to any Claimant, except (i) to the extent the Indemnifying Party is materially prejudiced or harmed by such failure, or (ii) to the extent failure to promptly notify the Indemnifying Party of such Proceeding can reasonably be deemed to increase the Liability or expense to the Claimant, in which case, the Indemnifying Party shall not be obligated to reimburse the Claimant for the amount of such increase in liability or expense.
     (b) If the Purchaser, as Claimant, reasonably believes that it has suffered Loan Level Indemnification Amounts or Significant Unreimbursed Securitization Expenses, it shall specify in the related Indemnification Notice or Claims Notice, as applicable, that such claim for indemnification is related to a Loan Level Indemnification Amount or a Significant Unreimbursed Securitization Expense, and shall provide supporting documentation with respect to any such claim. The Purchaser shall provide any additional information reasonably requested by the Seller in a timely manner and available to the Purchaser in respect of any information set forth on any such Indemnification Notice or Claims Notice. On the 15th day following receipt by the Seller of an Indemnification Notice or Claims Notice in respect of Loan Level Indemnification Amounts or Significant Unreimbursed Securitization Expenses and such supporting documentation, including the required information in the Claims Request Data Form, the Seller shall pay to the Purchaser the Loan Level Indemnification Amounts or Significant Unreimbursed Securitization Expenses, as applicable, identified in such Indemnification Notice or Claims Notice. In the event the Purchaser provides the Seller an any Claims Request Data Form missing any material information needed by the Seller to process any such claim, any related claim or indemnity payment to the Purchaser may be delayed until such information is received by the Seller.
     (c) On the 15th of each January, April, June and October, to the extent that during the three calendar months immediately preceding such date there has been a final determination by either mutual agreement of the Seller and Purchaser or by final judgment of the trial court or administrative body having jurisdiction over any related Proceeding in respect of any Indemnification Notice or Claims Notice submitted by the Purchaser pursuant to clause (a)(v)(2) of Section 3.03 above, the Seller shall pay to the Purchaser the excess of (i) the amount of Indemnifiable Losses incurred by the Purchaser described in clause (a)(v)(1) of Section 3.03 above over (ii) the amount of Indemnifiable Losses previously paid by the Seller to the Purchaser in respect of the related claim pursuant to clause (a)(v)(2) of Section 3.03 and clause (c)(i) of Section 3.03 above.
     Section 3.05 Defense of Third Person Claims.
     The Indemnifying Party shall have ten (10) calendar days after receipt of the Claim Notice to notify the Claimant that it acknowledges its obligation to indemnify and hold harmless the Claimant with respect to the Indemnifiable Losses set forth in the Claim Notice and that it elects to conduct and control any Proceeding with respect to an identifiable claim (the “Election Notice”). If the Indemnifying Party gives a Disagreement Notice or does not give the foregoing Election Notice during such 10-day period, the Claimant shall have the right (but not the obligation) to defend, contest, settle or compromise such Proceeding in the exercise of its reasonable discretion; provided, however, that the right of the Claimant to indemnification hereunder shall not be conclusively established thereby. If the Indemnifying Party timely gives the foregoing Election Notice and provides information satisfactory to the Claimant in its reasonable discretion confirming the Indemnifying Party’s financial capacity to defend such Indemnifiable Losses and provide indemnification with respect to such Indemnifiable Losses, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably satisfactory to the Claimant and, subject to the provisions set forth below, at the Indemnifying Party’s sole expense, the conduct and settlement of such Proceeding, including, but limited to, controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim, and the Claimant shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (a) the Indemnifying Party shall not (i) thereby consent to the imposition of any injunction against the Claimant without the prior written consent of the Claimant or (ii) agree to any settlement involving any Claimant that contains any element other than the payment of money and complete indemnification and an unconditional release of the Claimant without the prior written consent of the affected Claimant, (b) the Indemnifying Party shall permit the Claimant to participate in such conduct or settlement through legal counsel chosen by the Claimant, but the fees and expenses of such legal counsel shall be borne by the Claimant unless (i) the Indemnifying Party shall have agreed in writing to the continuing participation of such counsel, (ii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, (iii) the named parties to any such Proceeding (including any impleaded parties) include both the Indemnifying Party and the Claimant and representation of both parties by the same counsel would, in the opinion of Claimant’s outside legal counsel, be inappropriate due to the actual or potential differing interests between them, or (iv) the Claimant has reasonably concluded (based upon advice of counsel to the Claimant) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, (c) upon a final determination of such Proceeding, the Indemnifying Party shall promptly reimburse the Claimant, to the extent required under this Article III, for the full amount of any Indemnifiable Losses incurred by the Claimant, except fees and expenses of legal counsel that the Claimant incurred after the assumption of the conduct and control of such Proceeding by the Indemnifying Party in good faith, (d) the Claimant shall have the right to pay or settle any such Proceeding; provided Claimant has presented such settlement proposal to the Indemnifying Party and if the Indemnifying Party fails to respond to such proposal within the time frame requested, but in any event, within five Business Days of receipt of such proposal, the Indemnifying Party shall be deemed to have consented to such settlement proposal; provided however, that in the event of such payment or settlement which is not consented to or deemed to have been consented to by the Indemnifying Party, the Claimant shall waive any right to indemnity therefor by the Indemnifying Party and no amount in respect thereof shall be claimed as Indemnifiable Losses under this Article III and (e) the Indemnifying Party shall be entitled to settle such Proceeding with the consent of the Claimant provided that such settlement (i) includes a provision unconditionally releasing the Claimant from all liability in respect of claims by any releasing party related to or arising out of any transactions or conduct in connection therewith and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such Claimant. Notwithstanding anything herein to the contrary, the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Proceeding, shall not be entitled to settle or compromise any such Proceeding, and shall pay the reasonable fees and expenses of counsel retained by the Claimant, if (a) the Proceeding relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (b) the Proceeding seeks injunctive or equitable relief against the Claimant, or (c) the Indemnifying Party has not elected to defend or is failing to defend in good faith the Proceeding.
     Section 3.06 Disagreement Notice.
     If the Indemnifying Party does not agree that the Claimant is entitled to full reimbursement for the amount specified in the Indemnification Notice or the Claim Notice, as the case may be, the Indemnifying Party shall notify the Claimant (the “Disagreement Notice”) within ten (10) calendar days of its receipt of the Indemnification Notice or the Claim Notice, as the case may be.
     Section 3.07 Payment of Indemnifiable Losses.
     To the extent not previously paid in connection with Loan Level Indemnification Amounts or Significant Unreimbursed Securitization Expenses, the Indemnifying Party shall pay to the Claimant in cash the amount to which the Claimant may become entitled by reason of the provisions of this Article III within ten (10) Business Days after such amount is finally determined either by mutual agreement of the parties, in the case of Indemnifiable Losses described in any Claim Notice, the date on which both such amount and Claimant’s obligation to pay such amount have been finally determined by judgment of the trial court or administrative body having jurisdiction over such Proceeding.
     Section 3.08 Net Recovery.
     The amount of any Indemnifiable Losses for which indemnification is provided under Section 3.03 shall be net of any amounts actually recovered by the Indemnified Parties (i) under any insurance policies, including, but not limited to, FHA Insurance, with respect to such Indemnifiable Losses or (ii) pursuant to the related Assumed Contract or in accordance with the related Assumed Obligations. The Indemnified Parties shall (i) use commercially reasonable efforts to make any and all insurance claims relating to any claim for which it is seeking indemnification under this Article III and (ii) pursue reimbursement for any Indemnifiable Losses in accordance with the terms of the related Assumed Contract or Assumed Obligation, as applicable, to the fullest extent permitted thereunder prior to seeking indemnification under Section 3.03. The amount of any Indemnifiable Losses claimed by an Indemnified Party hereunder shall be reduced to the extent the Indemnified Parties have actually recovered any amounts from third parties with respect to the matters relating to such Indemnifiable Losses. In the event an Indemnified Party subsequently recovers any Indemnifiable Loans from third parties in respect of which it has been previously indemnified hereunder, the Indemnified Party shall forward any such proceeds received by it to the Indemnifying Party within five (5) Business Days of receipt.

     Section 3.09 Repurchase Procedure; Repurchases of Reverse Mortgage Loans from HMBS Pools.
     On and after the applicable Closing Date, in the event that any Reverse Mortgage Loan becomes a Mandatory Repurchased Loan, Ginnie Mae Defective Loan or Collateral Deficient Loan, the Purchaser may seek reimbursement, repurchase or indemnification from the Seller under the following circumstances and in accordance with the terms of this Section 3.09.
     (a) Notice. Upon receipt by the Purchaser of a Ginnie Mae Repurchase Notice by Ginnie Mae indicating that any Reverse Mortgage Loan is a Mandatory Repurchased Loan, Ginnie Mae Defective Loan or Collateral Deficient Loan and requiring repurchase of such Reverse Mortgage Loan, the Purchaser shall give prompt written notice thereof to the Seller. In order to constitute notice under this Section 3.09(a), such notice from Purchaser shall be include the required information in the Claims Request Data Form to the extent reasonably available, together with a copy of the applicable Ginnie Mae Repurchase Notice and any documents provided to Purchaser in connection therewith.
     (b) Repurchase of Reverse Mortgage Loans from HMBS Pool. Following the applicable Issuer Transfer Closing Date, the following shall apply to any Mandatory Repurchased Loan, Optional Repurchased Loan, Ginnie Mae Defective Loan and Collateral Deficient Loan:
(i) Repurchases during the Interim Servicing Period.
     (A) Mandatory Repurchased Loans during Interim Servicing Period. During the Interim Servicing Period, with respect to the Reverse Mortgage Loans related to the Group 1 Assets, not later than the last Business Day of each month (each a “Group 1 MCA Reporting Date”), Seller shall provide to Purchaser a 98% maximum claim report (the “Group 1 MCA Report”) identifying any Mortgage Loan that has become a Mandatory Repurchased Loan in such month. Purchaser, as Issuer, shall be responsible for timely submitting all required Ginnie Mae forms to effectuate the purchase of any Mandatory Repurchased Loans from the related HMBS Pool. Seller shall purchase all Participations related to any such Mandatory Repurchased Loan from Purchaser by remitting on the Ginnie Mae Drafting Date following the related Group 1 MCA Reporting Date, an amount equal to one hundred percent (100%) of the Outstanding Principal Amount of any Participations related to the Mandatory Repurchased Loan plus accrued interest thereon as required by the Ginnie Mae Guide (each such amount, the “Release Price”) identified on the related Group 1 MCA Report to Issuer’s central P&I Account (the “Ginnie Mae Drafting Account”). Upon deposit by Seller of the related Release Price into the Ginnie Mae Drafting Account, Purchaser shall reassign any such Mandatory Repurchased Loan back to Seller in accordance with Section 3.09(c) below and Seller shall own all right, title and interest in the Mandatory Repurchased Loan, the related Servicing Rights and the related Participations.

     (B) Collateral Deficient Loans and Ginnie Mae Defective Loans during Interim Servicing Period. During the Interim Servicing Period, with respect to the Reverse Mortgage Loans related to the Group 1 Assets, upon receipt by Purchaser of any Ginnie Mae Repurchase Request from Ginnie Mae that any Mortgage Loan is a Collateral Deficient Loan or a Ginnie Mae Defective Loan, Purchaser shall give prompt written notice to Seller, together with all supporting documentation. In the event that Seller is not able to correct or cure any Collateral Deficient Loan or Ginnie Mae Defective Loan within the time period permitted by Ginnie Mae (each a “Cure Period”), Seller shall purchase any such Collateral Deficient Loan or Ginnie Mae Defective Loan, as applicable, including all related Participations, from Purchaser by remitting on the Ginnie Mae Drafting Date following the date such repurchase is required by Ginnie Mae to be effectuated, an amount equal to the related Release Price of such Collateral Deficient Loan or Ginnie Mae Defective Loan, as applicable. Purchaser, as Issuer, shall be responsible for timely submitting all required Ginnie Mae forms to effectuate the purchase of any Collateral Deficient Loan or Ginnie Mae Defective Loan from the related HMBS Pool. Upon deposit by Seller of the related Release Price into the Ginnie Mae Drafting Account, Purchaser shall reassign such Repurchased Loan back to Seller in accordance with Section 3.09(c) below and Seller shall own all right, title and interest in the Collateral Deficient Loan or Ginnie Mae Defective Loan, as applicable, the related Servicing Rights and the related Participations.
(ii) Repurchases Following the related Servicing Transfer Date (Group 1 Assets) and for Third-Party Serviced Assets.
     (A) With respect to any Reverse Mortgage Loans related to the Group 1 Assets for which the Servicing Transfer Date has occurred or any Reverse Mortgage Loans related to any Third-Party Serviced Assets, on the 5th Business Day of each month (each a “Monthly Reporting Date”), the Purchaser shall provide a monthly report, which report shall consolidate the reports of the Participation Agents related to the Third-Party Serviced Assets (each a “Monthly Repurchase Report”) to the Seller for the Mortgage Loans setting forth: (i) the aggregate reimbursement amount (each a “Reimbursement Amount”) for all Mandatory Repurchased Loans, Collateral Deficient Loans and Ginnie Mae Defective Loans purchased by the Purchaser from Ginnie Mae during the prior month; (ii) identifying all Mandatory Repurchased Loans, Collateral Deficient Loans and Ginnie Mae Defective Loans and (iii) identifying all Mortgage Loans that are equal to or greater than 92% of the Maximum Claim Amount. On the second Business Day following receipt by the Seller of the related Monthly Repurchase Report (each a “Reimbursement Date”), the Seller shall pay to the Purchaser an amount equal to the related Reimbursement Amount set forth on the related Monthly Repurchase Report by wire transfer of immediately available funds to an account designated by Purchaser to Seller. The Purchaser shall provide any additional information reasonably requested by the Seller for purposes of reconciling or confirming the information contained in any Monthly

Repurchase Report, including providing all necessary supporting documentation with respect to any repurchase claim.
     (B) Notwithstanding anything to the contrary herein, with respect to any Collateral Deficient Loan or a Ginnie Mae Defective Loan, upon receipt by Purchaser of any Ginnie Mae Repurchase Request from Ginnie Mae that any Mortgage Loan is a Collateral Deficient Loan or a Ginnie Mae Defective Loan, as applicable, Purchaser shall give prompt written notice to Seller, together with all supporting documentation. In the event that Seller is not able to correct or cure any Collateral Deficient Loan or Ginnie Mae Defective Loan within the related Cure Period, Seller shall purchase any such Collateral Deficient Loan or Ginnie Mae Defective Loan, as applicable, including all related Participations, from Purchaser by remitting on the Reimbursement Date following the date such repurchase is required by Ginnie Mae to be effectuated, an amount equal to the related Release Price of such Collateral Deficient Loan or Ginnie Mae Defective Loan, as applicable. Purchaser, as Issuer, shall be responsible for timely submitting all required Ginnie Mae forms to effectuate the purchase of any Collateral Deficient Loan, Ginnie Mae Defective Loan or Mandatory Repurchased Loan, as applicable, from the related HMBS Pool. Upon deposit by Seller of the related Release Price into the account designated by the Purchaser, Purchaser shall reassign such Repurchased Loan, including the related Servicing Rights (for any Group 1 Assets) back to Seller in accordance with Section 3.09(c) below and Seller shall own all right, title and interest in the Collateral Deficient Loan, Ginnie Mae Defective Loan or Mandatory Repurchased Loan, as applicable, the related Servicing Rights (for any Group 1 Assets) and the related Participations.
(iii) Optional Repurchased Loans from HMBS Pools. The Purchaser shall own all Optional Repurchased Loans and the Seller shall have no further liability or obligations with respect to such Optional Repurchased Loans. Any Optional Repurchased Loan shall be serviced as provided in Section 3.09(c).
     (c) Servicing of Repurchased Loans; Servicing Fees.
      (i) Servicing of Repurchased Loans. In connection with any Reverse Mortgage Loan repurchased by the Seller in accordance with this Section 3.09, Seller and Purchaser hereby agree that Purchaser or the applicable Third-Party Servicer, as applicable, shall continue to service any such Repurchased Loan:
(a) with respect to any Optional Repurchased Loan: (a) related to the Group 1 Assets or the Group 3 Assets, in the sole discretion of Purchaser or (b) related to any Third-Party Serviced Asset, the applicable Third-Party Servicer shall service in accordance with the related Underlying Servicing Agreement; and
(b) with respect to any Mandatory Repurchased Loan, Collateral Deficient Loan or Ginnie Mae Defective Loan: (a) related to the Group 1 Assets, on Seller’s behalf, in accordance with the Subservicing Agreement, (b) related to any Third-Party Serviced Asset, on the Seller’s behalf, the applicable Third-Party Servicer shall service in accordance with the related Underlying Servicing Agreement.
     (ii) Servicing Fees and Subservicing Fees. With respect to any Repurchased Loan, Seller shall be entitled to receive the related Servicing Fee and Purchaser shall no longer be entitled to any such Servicing Fee for such Repurchased Loan. Upon the actual transfer of the servicing of any such Repurchased Loan from Seller to Purchaser, Purchaser shall be entitled to the Subservicing Fee set forth in the Subservicing Agreement for such Repurchased Loan.
     (d) Reassignment of Repurchased Loans. Upon repurchase by the Seller from the Purchaser of any Reverse Mortgage Loan (including all related Servicing Rights and related Participations with respect to any Reverse Mortgage Loan related to any HMBS Pool), in accordance with this Section 3.09, the Purchaser shall update the Purchaser’s servicing system to reflect the Seller as the owner of such Reverse Mortgage Loan, and shall arrange for the reassignment of such Reverse Mortgage Loan, including the related Servicing Rights to Seller or its designee and the delivery to such party of any documents held by or received by Purchaser or its custodian relating such Repurchased Loan.
     (e) Notwithstanding the foregoing, in no event shall the Seller have any obligations pursuant to this Section 3.09 in respect of any Ginnie Mae Defective Loan to the extent that any Reverse Mortgage Loan becomes a Ginnie Mae Defective Loan as a direct result or any action or inaction of Purchaser or any Subservicer of Purchaser (excluding the Seller as subservicer of Purchaser) on or after the applicable Closing Date.
     Section 3.10 Sole Remedy.
     Except as provided in Sections 2.03, 3.03, 3.09 and the right of the Purchaser to seek specific performance of any obligations of the Seller set forth in this Agreement after the related Closing Date, the right to indemnification under this Article III, subject to all of the terms, conditions and limitations hereof, shall constitute the sole and exclusive right and remedy available to any party hereto for any actual or threatened breach of this Agreement or in the event there is any violation of laws in connection with the transactions provided for in this Agreement; provided, however, that nothing herein shall limit in any way any such party’s remedies after the related Closing in respect of fraud, intentional misrepresentation or intentional misconduct by the other party in connection with the transactions contemplated hereby.
ARTICLE IV
COVENANTS; COSTS
     Section 4.01 Mutual Cooperation.
     To the extent possible, each of the parties hereto shall cooperate and assist the other, as reasonably requested, in carrying out the other’s covenants, agreements, duties and responsibilities under this Agreement, and in connection therewith, shall from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such additional instruments, assignments, endorsements, papers, documents and instruments as may be reasonably necessary and reasonably appropriate to further express the intention, or to facilitate the performance, of this Agreement during the term hereof. The parties agree to use commercially reasonable efforts to effectuate the transfer of Assets contemplated herein.
     Section 4.02 Notice of Claim
        .
     Each party hereto shall promptly notify the other parties of any claim, threatened claim or litigation against the Seller, the Purchaser, or any of their respective employees, officers, agents and representatives arising out of or in any way related to any Reverse Mortgage Loans or the Assets purchased by the Purchaser that may come to its attention.
     Section 4.03 Custodial Agreements.
     On or prior to the applicable Closing Date, the Purchaser shall enter into a custodial agreement with a custodian designated by Purchaser and obtain any necessary Agency approvals regarding any new custodial arrangements required as a result of this transaction and shall be assigned any applicable existing custodial agreements related to the applicable Asset Groups on a Non-Issuer Transfer Closing Date and on an Issuer Transfer Closing Date, as applicable. Any fees charged by the Seller’s document custodians due to termination of custodial agreements by the Seller on or prior to the applicable Closing Date shall be borne by the Seller. The Purchaser shall pay all document custodial fees of any custodian engaged by the Purchaser. In addition, any and all fees charged for termination of a custodial arrangement after the applicable Closing Date and all fees and other charges incurred to transfer files to or from a custodian in connection with this transaction (whether before or after the applicable Closing Date) shall be paid by the Purchaser.
     Section 4.04 Costs.
     The Seller shall be responsible for all fees and expenses associated with the transaction other than those described in the following sentence, including, but not limited to, legal counsel to the Seller, assignment preparation, recordation fees, servicing transfer fees (including any reasonable and customary fees in connection with transferring any existing tax service contracts and flood contracts, as applicable, or if no tax service contracts or flood contracts are transferred with respect to a Reverse Mortgage Loan at the time the actual servicing is transferred to Purchaser, any reasonable and customary fees incurred by Purchaser in connection with obtaining any required tax service contracts or flood contracts on any BANA-Serviced Assets), as well as in connection with any third-party consents, approvals or confirmations required, including, but not limited to, any investor, trustee, rating agency, Fannie Mae or Ginnie Mae consents or approvals (including expenses related to any due diligence conducted by Seller or at Seller’s direction of the Purchaser and any designated subservicer of the Purchaser). The Purchaser shall pay for the costs of its legal counsel, its accountants, its financial advisors, the costs of any Fannie Mae, Ginnie Mae or rating agency on-site visits or other review of the Purchaser’s operations (or its third-party designees or assignees) by any such regulatory body, the costs (of any party) of entering into any custodial agreement and the transfer of any loan files, the cost of boarding the loans with Purchaser’s own servicer (including the cost of any

Section 404 notices), the cost of any consents, approvals or confirmations required by it, and the cost of any due diligence conducted by or at the direction of the Purchaser.
     Section 4.05 Credit Files; Retention of Documents; Post-Transfer Support.
     With respect to any BANA-Serviced Assets, the Seller shall be responsible for the physical storage of each credit file with respect to each Reverse Mortgage Loan and shall pay any and all fees or expenses payable to any of its custodian or any other party pursuant to the terms of any credit file custody agreements. Upon the reasonable written request of the Purchaser, the Seller shall allow Purchaser access to any such required credit files with respect to the BANA-Serviced Assets. The Seller shall not change its policy with respect to the customary disposal of any such credit file in a manner that would have a material adverse effect on the Purchaser.
     Subsequent to the applicable Closing Date, with respect to the BANA-Serviced Assets, the Seller will provide for the Purchaser, upon reasonable request, the Servicing File, which may include history ledgers, canceled checks, vouchers, bills and other pertinent documents and information to assist the Purchaser in disputes with outside agencies (e.g., taxing authorities, PMI companies, hazard insurance companies, etc.). The Seller shall provide such documentation (which may be in electronic form) within ten (10) Business Days (or sooner if possible) of written request by the Purchaser. Following the applicable Closing Date, the Seller shall make available servicing personnel qualified to assist the Purchaser in the resolution of post-transfer issues. The Seller also agrees to provide, at Purchaser’s expense, such documentation and other information (which may be in electronic form) in the Seller’s possession relating to the Reverse Mortgage Loans as may be reasonably requested by the Purchaser from time-to-time.
     Section 4.06 Antitrust Matters.
     In the event that at any time it is determined that the transactions contemplated hereby are not exempt from the requirements of the Hart Scott Rodino Act, the Seller and the Purchaser shall prepare and file, and shall in all respects cooperate with each other in the preparation and filing of, any documents required in connection with providing ratification to the Federal Trade Commission and the Antitrust Division of the Department of Justice of the transactions contemplated hereunder, and shall respond, or cooperate in responding, to any inquiry made by either with respect to such transactions. All costs associated with such filing shall be shared equally between the Seller and the Purchaser.
     Section 4.07 Public Announcement.
     The timing and content of any press release or other public announcement relating to the transactions contemplated by this Agreement shall be subject to the approval of the Seller and the Purchaser.
     Section 4.08 Convenience Checks and On-Line Access.
     The Purchaser acknowledges that with respect to certain Reverse Mortgage Loans, the Mortgagor currently is permitted at no cost to (i) write a check to draw upon its line of credit

(each, a “Convenience Check”) and/or (ii) access its line of credit on-line (“On-Line Access”). The Purchaser covenants to engage a vendor to provide the same ability to the Mortgagor to draw upon such Mortgagor’s line of credit through Convenience Checks within 90 days of the Effective Date at no cost to such Mortgagor. The Seller shall assist the Purchaser in finding a vendor by providing the Purchaser with contacts at vendors whom it believes can provide this service.
     No servicing transfer shall take place with respect to any Reverse Mortgage Loans serviced by the Seller that currently permits the related Mortgagors to draw upon their lines of credit with Convenience Checks until satisfactory arrangements have been made for a vendor to provide such line of credit access with Convenience Checks following such servicing transfer. Once a vendor has been obtained, the servicing transfer of the related Reverse Mortgage Loans may occur on or after the related Servicing Transfer Date.
     For each Reverse Mortgage Loan that provides for On-Line Access, the Purchaser shall allow the related Mortgagor to make draws through written request by ACH transfer on and after the related Servicing Transfer Date at no cost to the related Mortgagor.
     Currently, the Seller’s policy (“Termination Policy”) is to terminate a Mortgagor’s ability to access any Convenience Checks or related On-Line Access in the event the Outstanding Principal Balance of the related Reverse Mortgage Loan is equal to or greater than 92% of the Maximum Claim Amount. Following the related Closing Date, to the extent the Purchaser changes the Termination Policy or deviates from the Termination Policy, the Purchaser acknowledges and agrees that the Seller shall have no liability to the Purchaser or any other party for any variances by the Purchaser with respect to such Termination Policy.
     Each of the Seller and the Purchaser shall cooperate in good faith and will take all appropriate action that may be necessary to notify the Mortgagors of any changes to their accounts and of any changes which occur on the related Servicing Transfer Date pursuant to a communication plan to be agreed upon between the Seller and the Purchaser. Any related costs shall be paid to the extent incurred by the related Party.
     Section 4.09 Access to Information.
     (a) If either of Seller or the Purchaser is subject to any claim, action, proceeding, investigation, inquiry, audit, or examination relating to a Reverse Mortgage Loan or the Servicing Rights following the applicable Servicing Transfer Date, the other party shall reasonably cooperate with such party and make available to such party, at the requesting party’s expense, all witnesses, pertinent records, data, documentation, materials and information in the such party’s possession or under such party’s control relating thereto as is reasonably required by the requesting party to defend or otherwise handle such claim, action, proceeding, investigation, inquiry, audit, or examination, but subject to Applicable Laws and appropriate confidentiality agreements.
     (b) In connection with any action, claim or proceeding concerning mortgage insurance with respect to any Mortgage Loan by a mortgage insurance provider, Purchaser and

Seller shall reasonably cooperate with the other party and make available to the other party any communication (including, but not limited to, any request for missing documents, notification of impending coverage rescission, notification of impending claim denial, claim denials, coverage rescissions, and curtailments), all witnesses, pertinent records, and any materials and information in it’s possession or control relating thereto as may be reasonably required by the requesting party to bring or defend such action, claim or proceeding. The cooperation obligations in this Section shall include the obligation of the Seller and the Purchaser to provide the other party with notice within a reasonable time but no later than fifteen (15) Business Days after such party becomes aware of any such action, claim or Proceeding.
     Additionally, the Seller and the Purchaser shall provide the other party prompt notice of, and provide documents or communications evidencing or relating to: (i) any lawsuit, counterclaim or third party claim involving any Reverse Mortgage Loan, (ii) any escalated consumer complaint where the allegations or claims, if true, may have a material adverse impact on any Reverse Mortgage Loan, (iii) any repurchase claim made by a third party or the Investor involving any Reverse Mortgage Loan, and (iv) any inquiry or examination by any regulator or licensing authority that involves or may impact one or more related Reverse Mortgage Loans. All such notices to the Seller shall be delivered to the address set forth in Section 5.06(b) for such purpose. All such notices to the Purchaser shall be delivered to the address set forth in Section 5.06(a).
     Section 4.10 Certain Notifications.
     Each party shall promptly notify the other in writing of the occurrence of any event which will or could reasonably be expected to result in the failure to satisfy any of the conditions to the obligations of such other party specified herein.
ARTICLE V
MISCELLANEOUS PROVISIONS
     Section 5.01 Entire Agreement.
     This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement and understandings, both written and oral, express or implied, among the parties hereto with respect to those matters and transactions.
     Section 5.02 Amendment.
     This Agreement may be amended from time to time by written agreement signed by each of the Seller and Purchaser.
     Section 5.03 No Implied Warranties.
     EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS, WARRANTIES AND OTHER PROVISIONS SET FORTH IN THIS

AGREEMENT, SELLER IS NOT MAKING ANY OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES WHETHER EXPRESS OR IMPLIED.
     Section 5.04 Governing Law; Submission to Jurisdiction, Etc.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW. EACH OF THE SELLER AND EACH OF THE PURCHASER IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.
     Section 5.05 Waiver of Jury Trial.
     THE SELLER AND THE PURCHASER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 5.06 Notices.
     Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by one party to each of the other parties to this Agreement.
(a)	If to the Purchaser:

Nationstar Mortgage LLC 350 Highland Dr.

Lewisville, Texas 75067 Attention: General Counsel

(b)	If to Seller:

Bank of America, National Association 2555 W. Chandler Blvd Chandler, AZ 85224 Attention: Lonnie Horton, Supply Chain Management

With a copy to:

Bank of America, National Association 4500 Park Granada Calabasas, CA 91302 Attention: Adam Gadsby, Director and David Sobul, Assistant General Counsel

With a copy to:

Bank of America Merrill Lynch One Bryant Park New York, New York 10036 Attention: Legal Department, Michael Berg

For notices pursuant to Section 4.09:

Bank of America, National Association 1515 W. 14th Street AZ01-807-01-29 Tempe, AZ 85281 Telephone: (480) 457-3036 Attention: Michael Kressin Email: reverseservicinginquires@bankofamerica.com
     Section 5.07 Waiver of Conditions.
     The conditions to each party’s obligation to consummate the transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Applicable Law in its complete discretion. Any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The failure or delay in exercising any right under this Agreement or otherwise shall not constitute a waiver of such right.
     Section 5.08 Confidentiality.
     The Parties agree that all information disclosed to them in connection with this Agreement shall be subject to the Confidentiality Agreement, dated September 29, 2011, previously entered into by the Seller and the Purchaser. Each of the Parties shall, with respect to all Assets related to the Reverse Mortgage Loans, comply with the applicable provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB”) and any applicable state and local privacy laws pursuant to the GLB for financial institutions and applicable state and local privacy laws.
     Section 5.09 Severability of Provisions.
     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Asset shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.
     Section 5.10 Execution; Successors and Assigns.
     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns. No party may assign this Agreement without the express written consent of the other parties to this Agreement.
     Section 5.11 Further Agreements.
     The Seller and the Purchaser each agree to execute and deliver to the other such additional documents, instruments or agreements as may be reasonably necessary or appropriate to effectuate the purposes of this Agreement.

     Section 5.12 Reproduction of Documents.
     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at related Closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     Section 5.13 No Third Party Beneficiaries. This Agreement is made for the sole benefit of the Seller and the Purchaser and their respective successors, and no other Person or Persons (including any Mortgagor or co-lender or other Person with any interest in or liability under any of the Mortgage Loans) shall have any rights or remedies under or by reason of this Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed by one of its duly authorized officers, all as of the day and year first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION, as Seller
By:	/s/ Lawrence P. Washington
	Name:	Lawrence P. Washington
	Title:	Managing Director
Servicing Rights Sale and Issuer Transfer Agreement

NATIONSTAR MORTGAGE LLC, as Purchaser
By:	/s/ Gregory Oniu
	Name:	Gregory Oniu
	Title:	Senior Vice President
Servicing Rights Sale and Issuer Transfer Agreement

EXHIBIT A
PURCHASE PRICES OF ASSETS

Asset Group	Purchase Price
Group 1 Assets	$4,000,000 payable to Seller
Group 2 Assets	Price as may be mutually agreed upon by Seller and Purchaser
Group 3 Assets	Group 3 Transfer Fee payable to Purchaser
Group 4 Assets	Price as may be mutually agreed upon by Seller and Purchaser
Group 5 Assets	Group 5 Transfer Fee payable to Purchaser
Group 6 Assets	$9,000,000 payable to Seller
Group 7 Assets	$0 *Purchaser entitled to subservicing fee as set forth in the Group 7 Assumed Contract on and after the related Servicing Transfer Date
Group 8 Assets	$250,000 payable to Seller
Exhibit A-1

EXHIBIT B
REPRESENTATIONS AND WARRANTIES OF THE SELLER
     Seller represents and warrants to Purchaser that, as of the date such representations and warranties are made, or deemed to be made, in accordance with Section 3.01:
          (i) Seller is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. Seller has taken all action required to authorize its execution, delivery and performance of this Agreement. Seller has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Reverse Mortgage Loan.
          (ii) The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder will not (i) conflict with or violate (A) the organizational documents of Seller, or (B) any provision of any law or regulation to which Seller is subject, or (ii) conflict with or result in a breach of any of the material terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which it is bound or any order or decree applicable to Seller or result in the creation or imposition of any Lien on any of its assets or property.
          (iii) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
          (iv) Except with respect to any required consent, approval, authorization or order that has been obtained prior to the related Closing Date, no consent, approval, authorization or order of any court or governmental agency or body, including HUD, the FHA, Ginnie Mae or Fannie Mae is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Assets, as evidenced by the consummation of the transactions contemplated by this Agreement.
          (v) No material litigation is pending or, to the best of the Seller’s knowledge, threatened against the Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement.
          (vi) The Seller is the sole holder and owner of the Assets and the transfer, assignment and delivery of the Assets to the Purchaser on the applicable Closing Date as

Exhibit B-1

contemplated by the Agreement, shall vest in Purchaser all rights of Seller, as servicer, free and clear of any liens or security interests.
          (vii) The Seller is an approved seller/servicer of reverse mortgage loans for Fannie Mae and a Ginnie Mae-approved Issuer, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Reverse Mortgage Loans. The Seller is a HUD-approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell reverse mortgage loans to and service reverse mortgage loans for Fannie Mae, Ginnie Mae and HUD, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae, Ginnie Mae and HUD eligibility requirements or which would require notification to Fannie Mae, Ginnie Mae or HUD.
          (viii) The Seller acknowledges that the consideration received by the Seller upon the sale of the Assets under this Agreement shall constitute fair consideration and reasonably equivalent value for the Assets.
          (ix) The Seller does not believe that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Assets will not cause the Seller to become insolvent. The sale of the Assets is not undertaken to hinder, delay or defraud any of the Seller’s creditors.
          (x) The Seller has made available to the Purchaser a complete and accurate copy of each Assumed Contract. Each Assumed Contract is a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms and, to the knowledge of the Seller, of each other party thereto.

Exhibit B-2

EXHIBIT C
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     Purchaser represents and warrants to Seller that, as of the date such representations and warranties are made, or deemed to be made, in accordance with Section 3.02:
     (i) The Purchaser is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to execute, deliver and perform this Agreement and to enter into and consummate the transactions contemplated by this Agreement. The Purchaser has taken all action required to authorize its execution, delivery and performance of this Agreement.
     (ii) The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not (i) conflict with or violate (A) the organizational documents of the Purchaser, or (B) any provision of any law or regulation to which the Purchaser is subject, or (ii) conflict with or result in a breach of any of the material terms, conditions or provisions of any agreement or instrument to which the Purchaser is a party or by which it is bound or any order or decree applicable to the Purchaser or result in the creation or imposition of any Lien on any of its assets or property. The Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by the Purchaser of this Agreement.
     (iii) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
     (iv) The Purchaser is an approved seller/servicer of reverse mortgage loans for Fannie Mae. The Purchaser is a HUD-approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to service the Reverse Mortgage Loans for Fannie Mae and HUD, and no event has occurred, which would make the Purchaser unable to comply with Fannie Mae and HUD eligibility requirements or which would require notification to Fannie Mae or HUD.
     (v) As of the Issuer Transfer Closing Date, the Purchaser (i) is a Ginnie Mae-approved issuer for the type of HMBS Pools being transferred and has the experience, facilities, and staff or access to experience, facilities and staff adequate (including through relationships with subservicers) to administer and service the related HECM Loans and the HMBS Pools being transferred and (ii) is in good standing to service HMBS Pools for Ginnie Mae, and no event has occurred, which would make the Purchaser unable to comply with Ginnie Mae eligibility requirements or which would require notification to Ginnie Mae.

Exhibit C-1

     (vi) No material litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit its entering into this Agreement or performing its obligations under this Agreement.
     (vii) The Purchaser has an adjusted net worth and fidelity and mortgagee errors and omissions insurance in amounts sufficient to meet applicable Fannie Mae’s requirements and Ginnie Mae’s requirements for the aggregate remaining principal balance of the securities for which it will be responsible following the transfer of the HMBS Pools to the Purchaser.
     (viii) No broker was used in connection with the transactions contemplated by this Agreement.

Exhibit C-2

EXHIBIT D
TRANSITION SUBSERVICING AGREEMENT

Exhibit D-1

EXHIBIT D
TRANSITION SUBSERVICING AGREEMENT
by and between
BANK OF AMERICA, NATIONAL ASSOCIATION
and
NATIONSTAR MORTGAGE LLC
Dated as of December 5, 2011

Table of Contents

Page
ARTICLE I SCOPE, TERM & DEFINITIONS	1

Section 1.01 Scope	1
Section 1.02 Term	1

ARTICLE II DEFINITIONS	2

Section 2.01 Definitions	2
Section 2.02 Forms	10
Section 2.03 Interpretations	10

ARTICLE III SUBSERVICING	10

Section 3.01 Appointment as Subservicer; Delegation of Authority	10
Section 3.02 Remittances	11
Section 3.03 Advances; Reimbursements for Advances	12
Section 3.04 Monthly Reports.	13
Section 3.05 Specific Duties; Collateral Protection	13
Section 3.06 Custodial and Depository Accounts	13
Section 3.07 Transfer Instructions	14
Section 3.08 HUD Assignments with respect to the Mortgage Loans	14
Section 3.09 HECM Policies	14
Section 3.10 Assistance with Pooling Participations and Transmitting Pools to Ginnie Mae in Connection with the Group 1 Mortgage Loans; Reconciling Date	15

ARTICLE IV COMPENSATION	15

Section 4.01 Subservicing Fee; Servicing Fee; Ginnie Mae’s Guaranty Fee	15
Section 4.02 Miscellaneous; Out-of-Pocket Expenses; Ancillary Income; Other	16
Section 4.03 Time of Payment	16

ARTICLE V REPRESENTATIONS AND WARRANTIES	16

Section 5.01 Representations and Warranties of Client	16
Section 5.02 Representations and Warranties of BANA	17
Section 5.03 Disclaimer of Other Warranties	18
Section 5.04 Remedies for Breach of Representations and Warranties	18

ARTICLE VI COVENANTS	19

Section 6.01 Approvals	19
Section 6.02 Notices	19
Section 6.03 Notification of Litigation	19
Section 6.04 Solicitation of Refinancing	19
Section 6.05 Audit and Access to Information	20
Section 6.06 Tax Reporting	21
Section 6.07 Forwarding of Payments and Other Items	21
Section 6.08 Amendment of Servicing Agreements	21

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SCHEDULE I	SCHEDULE OF MORTGAGE LOANS RELATING TO THE GROUP 1 ASSETS, GROUP 6 ASSETS AND GROUP 8 ASSETS
EXHIBIT A	SUBSERVICING FEES
EXHIBIT B	MONTHLY ADVANCE REIMBURSEMENTS FRAMEWORK FOR GROUP 1 MORTGAGE LOANS DURING INTERIM SERVICING PERIOD
EXHIBIT C	SUBSERVICER’S STANDARD REPORTS
EXHIBIT D-1	POOL DATA
EXHIBIT D-2	MID-MONTH REPORT
EXHIBIT E	HMBS RESPONSIBILITIES ADDENDUM

- ii -

TRANSITION SUBSERVICING AGREEMENT
This TRANSITION SUBSERVICING AGREEMENT (the “Agreement”) is entered into this 5th day of December, 2011, by and between Bank of America, National Association, a national banking association (“BANA” or “Subservicer”), and Nationstar Mortgage LLC, a Delaware limited liability company (the “Client” or “Servicer”).
RECITALS:
WHEREAS, pursuant to that certain servicing rights sale and issuer transfer agreement (the “Purchase Agreement”), dated as December 5, 2011, by and between BANA, as seller and Client, as purchaser, pursuant to which Client will purchase the servicing rights related to the reverse mortgage loans identified on Schedule I attached hereto (collectively, the “Mortgage Loans”) on the related Sale Date;
WHEREAS, as of the related Sale Date, the Client is the owner of the servicing rights and servicer of record for the Mortgage Loans related to the Group 1 Assets, Group 6 Assets and the Group 8 Assets (collectively, the “Assets”);
WHEREAS, Client desires to engage BANA to subservice the Mortgage Loans on behalf of the Client from the related Sale Date until the related Servicing Transfer Date, and BANA desires to assume such subservicing responsibilities on the terms and conditions set forth in this Agreement;
WHEREAS, Client and BANA have agreed upon the terms set forth herein; and
NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
ARTICLE I
SCOPE, TERM & DEFINITIONS
Section 1.01 Scope
This Agreement documents the terms and conditions under which BANA agrees to perform subservicing of the Mortgage Loans for the Client, and the terms and conditions under which Client agrees to pay BANA for such Services during the Term.
Section 1.02 Term
This Agreement shall commence on the related Sale Date with respect to each Mortgage Loan and continue in full force and effect until the earlier of (i) December 31, 2012 (the “Scheduled Expiration Date”), (ii) the final Servicing Transfer Date with respect to the last remaining Mortgage Loan subject to this Agreement, which shall be on or before the Scheduled Expiration Date, (iii) the date mutually agreed to by BANA and the Client and (iv) the date on which this Agreement is terminated in accordance with ARTICLE X hereof (such period, the “Term”). The last day of the Term is referred to herein as the “Expiration Date”. If the Expiration Date has not yet occurred sixty (60) days prior to the Scheduled Expiration Date, each of BANA and Client shall notify the other Party of any potential issues that may prevent the servicing of all Mortgage Loans to be transferred by BANA to Client on or prior to the Scheduled Expiration Date. In the event the servicing of any Mortgage Loan subject to this Agreement has not transferred from BANA to Client on or before dates specified in Section 3.03 and it is determined that the failure to so transfer servicing on or prior to such dates is a result of Client’s request or inability to meet such deadline, BANA shall be entitled to receive an increased Subservicing Fee equal to the gross Servicing Fee for each such Mortgage Loan as set forth on Exhibit A.
ARTICLE II
DEFINITIONS
Section 2.01 Definitions
All capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. Whenever used herein, the following words and phrases (except as herein otherwise expressly provided or unless the context otherwise requires) shall, for the purposes of this Agreement, have the respective meanings specified in this ARTICLE II.
“Acknowledgment Agreement” means the Acknowledgement Agreement, dated as of December 5, 2011, by and among Ginnie Mae, Nationstar Mortgage LLC, as issuer and BANA, as secured party.
“Advances” shall mean Principal Advances, Servicing Advances and MIP payments, as applicable, in respect of the Group 1 Mortgage Loans, Group 6 Mortgage Loans or Group 8 Mortgage Loans, as applicable.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in the immediately preceding sentence, the term “control” (including the two terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the specified Person, whether through the ownership of voting securities, by contract or otherwise.
“Agency” means to include Fannie Mae, Ginnie Mae, FHA and HUD, as applicable.
“Agreement” means this Transition Subservicing Agreement, and any schedules, exhibits and written and agreed to amendments or modifications hereto.
“Ancillary Income” means and includes but not limited to the following types of fees received by or on behalf of BANA and derived from its subservicing of the Mortgage Loans: Float Benefit; conversion fees; satisfaction fees; release fees; reconveyance fees; plan change fees, repair administration fees and foreclosure fees, on or in respect of the Mortgage Loans, but excluding Servicing Fees.
“Applicable Law” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of the United States or any agency thereof, or any state or political subdivision thereof, or any court of competent jurisdiction thereof.
“Applicable Requirements” means (i) with respect to the Group 1 Mortgage Loans, the applicable servicing requirements as set forth in the Ginnie Mae Guide and this Agreement; (ii) with respect to the Group 6 Mortgage Loans, the applicable servicing requirements as set forth in the applicable Group 6 Assumed Contracts; and (iii) with respect to the Group 8 Mortgage Loans, the applicable servicing requirements as set forth in the applicable Group 8 Assumed Contracts.
“Assets” has the meaning set forth in the Recitals.

“BANA Employees” has the meaning set forth in Section 3.10.
“BANA Event of Default” has the meaning set forth in Section 10.01(a)(i).
“Change of Control” means with respect to the Client, the acquisition by any other Person, or two or more other Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of outstanding shares of voting stock of the Client at any time if after giving effect to such acquisition (i) such Person or Persons owns fifty percent (50%) or more of such outstanding voting stock or (ii) FIF HE Holdings, LLC does not own more than fifty percent (50%) of such outstanding voting stock, provided, however, that notwithstanding the foregoing, the acquisition by any Person or two or more other Persons acting in concert, of any of outstanding shares of voting stock of the Client in any initial public offering shall not give effect to a Change of Control hereunder.
“Change Fee” means a fee charged to a Mortgagor for a change in the terms of the related Mortgage Loan.
“Claim” means the method or process to submit a request to Client, an Investor and/or Insurer for expenses/Losses associated with the Servicing of a Mortgage Loan.
“Client” means Nationstar Mortgage LLC, identified as such at the beginning of this Agreement and/or the Servicer, if applicable.
“Client Event of Default” has the meaning set forth in Section 10.01(a)(ii).
“Custodial Accounts” means with respect to the Group 1 Assets, the Group 6 Assets and the Group 8 Assets, those custodial accounts used for depositing and/or disbursing all custodial funds related to the Mortgage Loans and maintained in accordance with Applicable Requirements and this Agreement.
“Customer Information” means any personally identifiable information in any form (written, electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the owner of the Servicing to such Mortgagor’s Mortgage Loan; and any other personally identifiable information.
“Depository Accounts” means the accounts used for depositing and clearing all amounts received with respect to the Mortgage Loans, including, without limitation, Mortgagor payments, wire transfers, ACH or other electronic transfers, payoff funds, and claim payments, and for processing “NSF” checks.
“Document Custodian” means the applicable financial institution designated in accordance with the Servicing Agreements to retain possession of the Mortgage Documents.
“EDP” means the electronic data processing system used by BANA.
“Expiration Date” has the meaning set forth in Section 1.02(c).
“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.
“FHA” means the Federal Housing Administration a division of HUD or any successor thereto.

“FHA Regulations” means the regulations promulgated by HUD under the Federal Fair Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to HECM Loans, including, without limitations, related handbooks, circulars, notices and mortgagee letters, in each case as may be amended from time to time.
“Float Benefit” means the net economic benefit resulting from Custodial Accounts, the Depository Accounts, and all other deposits held by BANA as custodian for the account of Client or an Investor relating to the Servicing. The Float Benefit is based on BANA’s selection of the investment facility or interest rate swap or other arrangement offered from time to time by the financial institution holding custodial deposits, including, without limitation, compensating balance earnings credit, lines of credit, interest and other earnings on deposit balances and any other economic consideration realized by Client resulting from control of the custodial deposits.
“Foreclosure” means, after a Mortgage Loan has defaulted, the procedure pursuant to which a lien holder acquires title to a Mortgaged Property in a foreclosure sale, or pursuant to any other comparable procedure allowed under Applicable Law.
“Ginnie Mae” means the Government National Mortgage Association, a division of HUD or any successor thereto.
“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide and all amendments or additions thereto.
“Ginnie Mae Pooling Request” means a email request from Client to BANA’s Investor Accounting Group to provide comments to the Pool Data attached to such request in connection with the Client’s preparation of submissions of HMBS pools to Ginnie Mae pursuant to Section 3.09.
     “GNMA II Custom MBS Program” shall be as defined in the Ginnie Mae Guide.
“Group 1 Mortgage Loans” means the Mortgage Loans related to the Group 1 Assets.
“Group 6 Mortgage Loans” means the Mortgage Loans related to the Group 6 Assets.
“Group 8 Mortgage Loans” means the Mortgage Loans related to the Group 8 Assets.
“Guaranty Agreement” means the Guaranty Agreement, by and between Nationstar Mortgage LLC, as issuer and Ginnie Mae.
“Guaranty Fee” means the monthly guaranty fee that a Ginnie Mae issuer is required to pay to Ginnie Mae for each HMBS for which such issuer is the issuer of record.
“Home Equity Conversion Mortgage” (or “HECM Loan”) means a reverse mortgage loan under FHA’s Home Equity Conversion Mortgage program administered by the FHA.
“HECM Policy” means a mortgage insurance policy administered by the FHA with respect to reverse mortgage loans in accordance with the FHA Regulations and other HUD publications relating to HECM Loans, including, without limitation, related handbooks, circulars, notices and mortgagee letters.
“HMBS” means a Ginnie Mae security backed by HECM loan participations under the umbrella of the Ginnie Mae II Custom MBS program.

“HMBS Loan” means any HECM Loan that is eligible to be pooled into an HMBS.
“HMBS Security” means a Ginnie Mae security backed by HECM Loan participations under the umbrella of the Ginnie Mae II Customs MBS Program.
“HUD” means the United States Department of Housing and Urban Development or any successor thereto.
“Indemnifiable Losses” means any and all losses, damages, deficiencies, claims, penalties, fines, forfeitures, reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) actually incurred by an indemnified party, excluding any (i) amounts attributable to General Servicing Costs, (ii) special, indirect, consequential, punitive, extraordinary or exemplary damages (except any such damages paid or finally determined by a Governmental Authority to be payable by the indemnified party to a third party), unrealized expectation, diminution in value, lost profits, lost investment or business opportunity, damage to reputation or operating losses or (iii) damages, losses, obligations, liabilities, claims, penalties, costs or expenses solely due to the passing of, or any change in, any Applicable Law after the date of this Agreement even if the change has retroactive effect.
“Ineligible Participations Reimbursement Date” has the meaning set forth on Exhibit B to the Agreement.
“Initial Settlement Date” has the meaning set forth on Exhibit B to the Agreement.
“Insurer” means any entity that insures or guarantees all or part of the risk of loss of a Mortgage Loan, including, without limitation, HUD, FHA and the providers of any hazard insurance policy, flood insurance policy or title insurance policy.
“Interim Servicing Period” means, with respect to any Mortgage Loan, the period from the applicable Sale Date until the related Servicing Transfer Date.
“Investor” means, as applicable, any Person, any Agency, including but not limited to Fannie Mae, which owns the legal interest in a Mortgage Loan (including any trustee).
“Liquidity” means, as of any date of determination, the sum of (i) Client’s cash, (ii) Client’s Cash Equivalents and (iii) the aggregate amount of unused committed capacity available to Client (taking into account applicable haircuts) under mortgage loan warehouse and servicer advance facilities for which Client has unencumbered eligible collateral to pledge thereunder.
“Liquidity Requirement” means, as of any date of determination, a Liquidity of at least $20,000,000 as of the end of each calendar month; provided, however, that such Liquidity Requirement may be amended by BANA from time to time, in a written notice to the Client, to be the same as the corresponding financial covenant as included in a master repurchase agreement entered into by BANA and Client after the date hereof.
“Litigation” means any litigation, arbitration or other proceeding before any governmental, administrative or arbitral court or tribunal, or any government investigation or administrative enforcement action.
“Master Servicing Agreement” means Ginnie Mae’s Form HUD 11707 Master Servicing Agreement effective as of the related Sale Date, between Client and BANA, as subcontract servicer for Group 1 Mortgage Loans until the related Servicing Transfer Date.

“Material Adverse Change” means any event shall occur with respect to an Agency that results in any of (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Client; (b) a material impairment of the ability of Client to perform under this Agreement, the Acknowledgment Agreement, the Pledge Agreement, the Guaranty Agreement, the Purchase Agreement or any related agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement against Client (unless such material adverse effect is directly caused by an action of BANA).
“Maturity Event” has the meaning set forth in the related Mortgage Note.
“Maximum Claim Amount” has the meaning set forth in the related Mortgage Documents for such Mortgage Loan.
“Merrill Delivery Instructions” has the meaning set forth in Section 3.10.
“Merrill Lynch” means            Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Mid-Month Report” means the mid-month pooling report delivered pursuant to Exhibit B and setting forth the information on Exhibit D-2.
“MIP” means mortgage insurance premiums, which are payable to HUD, as set forth in the Mortgage Documents.
“Monthly Operational Reports” means the monthly operational reports identified on Exhibit C-2.
“Monthly Reports” means the Monthly Subservicing Reports and Monthly Operational Reports.
“Monthly Subservicing Reporting Date” means for each of the Monthly Subservicing Reports and Monthly Operational Reports, the date specified in Exhibit C-1 and Exhibit C-2, respectively.
“Monthly Subservicing Reporting Period” means with respect to the Group 1 Mortgage Loans and the related Monthly Reports, for any Monthly Subservicing Reporting Date, the prior calendar month.
“Monthly Subservicing Reports” means with respect to the Group 1 Mortgage Loans, the Ginnie Mae reports identified on Exhibit C-1.
“Mortgage Documents” means the Mortgage Note, Mortgage Instrument, credit and closing packages, custodial documents, servicing documents, escrow documents, and all other documents, records, data, and tapes necessary to document and service the Mortgage Loans in accordance with Applicable Requirements, which for HECM loans are the applicable HUD regulations and guidelines and for non-HECM loans are Applicable Requirements of an Investor or Servicer, whether on hard copy, microfiche or its equivalent or in electronic format.
“Mortgage Instrument” means the deeds of trust, security deeds, mortgages, or any other instruments which constitute the first and/or the subordinate lien on real estate securing payment by a Mortgagor of a Mortgage Note.
“Mortgage Loans” has the meaning set forth in the Recitals.

“Mortgage Note” means the mortgage notes, deed of trust notes, security deed notes or other form of promissory notes executed by a Mortgagor and secured by a Mortgage Instrument evidencing the first and/or subordinate indebtedness of the Mortgagor under a Mortgage Loan.
“Mortgaged Properties” means any one-to-four family residence, coops, PUDS or condominiums, as applicable (at the time of the origination of the applicable Mortgage Loan) that is encumbered by a Mortgage Instrument, including all buildings and fixtures thereon and all accessions thereto, and including installations of mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all alterations, additions and replacements thereto. The term “Mortgaged Property” shall include, to the extent the context shall permit or require, any personal property that is encumbered by a Mortgage Instrument.
“Mortgagor” means the obligor(s) under a Mortgage Note and/or Mortgage Instrument.
“Participation Agent” means such entity that the Client shall contract with to perform the duties of participation agent under the GNMA II Custom MBS Program.
“Participations” means with respect to any HMBS Loan, participations that are eligible to be converted into HMBS.
“Party” means Client or BANA, as applicable.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization.
“Pledge Agreement” means the Pledge and Security Agreement, dated as of December 5, 2011, by and between Nationstar Mortgage LLC, as pledgor and BANA, as pledgee.
“Pool Data” means a schedule attached to a Ginnie Mae Pooling Request containing the information set forth in Exhibit D-1 hereto.
“Principal Advances” means, with respect to any Mortgage Loan, Scheduled Payments, Unscheduled Payments and MIPs.
“Principal Balance” means, with respect to any Mortgage Loan on any date of determination, the principal balance of the Mortgage Loan as of such date (including, without limitation, all related Servicing Fees, Principal Advances, accrued interest and Servicing Advances to the extent permitted to be added to the principal balance of the Mortgage Loan) after giving effect to payments of principal on or before such date.
“Principal Prepayment” Any partial or full payment or other recovery of principal on a Mortgage Loan.
“Privacy Requirements” means the obligations imposed by (i) Title V of the Gramm- Leach-Bliley Act, 15 U.S.C. § 6801 et seq., (ii) the applicable federal regulations implementing such act and codified at 12 CFR Parts 40, 216, 332, and/or 573, (iii) Interagency Guidelines Establishing Standards For Safeguarding Borrower Information published in final form on February 1, 2001, (such final guidelines and/or rules the “Interagency Guidelines”) and (iv) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Customer Information, including the federal Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and similar state laws.

“P&I Custodial Account” means Ginnie Mae’s Form HUD 11709 Master Agreement for Client’s Principal and Interest Custodial Account Agreement effective as of the date of its execution between the Client and Client’s custodial bank.
“Purchase Agreement” has the meaning set forth in the Recitals.
“Purchase Proceeds” has the meaning set forth in Exhibit B to this Agreement.
“REO” or “Real Estate Owned” means a Mortgaged Property acquired by Client or by BANA on behalf of Client through the Foreclosure of a defaulted Mortgage Loan related to the Group 1 Assets.
“Sale Date” means the related date that the legal and beneficial ownership of the Servicing Rights related to the Mortgage Loans shall be transferred from BANA to Client pursuant to the Purchase Agreement.
“Scheduled Expiration Date” has the meaning set forth in Section 1.02.
“Scheduled Payment” means the term or tenure monthly payment due to a Mortgagor on the first Business Day of each month or such other date as set forth in the related Mortgage Note.
“Servicer” means, any Person that owns the legal interest in the Servicing Rights of a Mortgage Loan, which may or may not be the same as the Client.
“Services” means, with respect to any Mortgage Loan, (i) the servicing functions described in the Applicable Requirements with respect to such Mortgage Loan and (ii) the terms and conditions of this Agreement.
“Servicing” means the rights, duties and obligations of Servicer as the servicer or subservicer of the Mortgage Loans under the related Servicing Agreements and Applicable Requirements, together with the right to receive Servicing Fees, Float Benefit and any Ancillary Income arising from or connected to the Mortgage Loans.
“Servicing Advances” shall mean amounts, other than Principal Advances, required or authorized pursuant to the Servicing Agreements or the Applicable Requirements to be advanced by Servicer or a subservicer, on, under or in respect of a Mortgage Loan, including but not limited to, payments of property taxes and other items that create a lien, payment of insurance, payments for field visits, property inspections, legal fees, appraisals, broker price opinions, and for the securing and maintenance of the Mortgaged Property in the event of a foreclosure and subsequent sale.
“Servicing Agreement” means (i) with respect to the Mortgage Loans related to the Group 1 Assets, the applicable terms of the Ginnie Mae Guide and this Agreement with respect to the Group 1 Assets; (ii) with respect to the Mortgage Loans related to the Group 6 Assets, the applicable Group 6 Assumed Contracts; and (iii) with respect to the Mortgage Loans related to the Group 8 Assets, the applicable Group 8 Assumed Contracts.
“Servicing Fee” means the fee due to the Servicer from the Investors for Servicing the Mortgage Loans.
“Servicing Transfer Date” means with respect to any Mortgage Loan, the related date the actual operational transfer of servicing is effectuated from BANA to Client or Client’s subservicer, as applicable, in accordance with mutually agreed upon Transfer Instructions.
“Settlement Date” has the meaning set forth in Exhibit B to this Agreement.

“Subservicer” means BANA, identified as such at the beginning of this Agreement.
“Subservicer Funded Advances” has the meaning set forth in Section 10.01 of this Agreement.
“Subservicing Fee” shall be as set forth on Exhibit A hereto and is the fee retained by BANA on a monthly basis.
“Tangible Net Worth” means, as of any date of determination, (i) the net worth of Client and its consolidated Subsidiaries, on a combined basis, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including, without limitation, goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights or retained residual securities) and any and all advances to, investments in and receivables held from Affiliates; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholders’ equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Tangible Net Worth.
“Tangible Net Worth Requirement ” means, as of any date of determination, a Tangible Net Worth of at least the sum of (a) $175,000,000 and (b) the product of 2/3 (67%) the proceeds from any issuance of equity; provided, however, that such Tangible Net Worth Requirement may be amended by BANA from time to time, in a written notice to Client.
“Total Liabilities” shall mean, as of any date of determination, the sum of (a) the total liabilities of Client on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of Client’s financial statements, plus (b) to the extent not already included under GAAP, the total aggregate outstanding amount owed by Client under any repurchase, refinance or other similar credit arrangements, plus (c) to the extent not already included under GAAP, any “off balance sheet” repurchase, refinance or other similar credit arrangements, less (d) the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP and less (e) the amount of any nonrecourse debt, including any securitization debt.
“Total Liabilities and Warehouse Credit” means, as of any date of determination, a maximum ratio of Total Liabilities and Warehouse Credit to Tangible Net Worth of 9:1; provided, however, that such Total Liabilities and Warehouse Credit to Tangible Net Worth Requirement may be amended by BANA from time to time, in a written notice to the Client, to be the same as the corresponding financial covenant as included in a master repurchase agreement entered into by BANA and Client after the date hereof.
“Term” has the meaning set forth in Section 1.02.
“Transfer Instructions” means the reasonable transfer instructions mutually agreed to by BANA and Client or its subservicer detailing the procedures pursuant to which BANA shall effectuate the actual servicing transfer from BANA to Client or its designee.
“Transition Services Team” has the meaning set forth in Section 8.01.
“Unscheduled Payment” means a payment to a Mortgagor under the terms of the related Mortgage Documents other than a Scheduled Payment.

Section 2.02 Forms
All forms specified by the text hereof or by reference to exhibits attached hereto shall be substantially as set forth herein, subject to such changes that do not alter the substantive rights of the parties hereto or as may be required by Applicable Laws hereafter enacted.
Section 2.03 Interpretations
Unless the context requires otherwise, words of the masculine gender shall be construed to include correlative words of the feminine and neuter genders and vice versa, and words of the singular number shall be construed to include correlative words of the plural number and vice versa. This Agreement, and all the terms and provisions hereof, shall be liberally construed to affect the purposes set forth herein and to sustain the validity of this Agreement.
ARTICLE III
SUBSERVICING
Section 3.01 Appointment as Subservicer; Delegation of Authority
(a)	Client hereby appoints BANA, and BANA hereby accepts such appointment as subcontract servicer with respect to the Group 1 Mortgage Loans and as subservicer with respect to the Group 6 Mortgage Loans and Group 8 Mortgage Loans, and shall subservice and administer the Mortgage Loans for Client during the Term, in accordance with Applicable Law, Applicable Requirements, the Servicing Agreements and the terms of the respective Mortgage Loans and the terms of this Agreement. Without limiting any other provision of, and except as otherwise expressly provided in this Agreement, during the Term, with respect to each Mortgage Loan, BANA covenants that it will perform, observe and discharge all of the duties, agreements, covenants and obligations of Client under the Servicing Agreements required to be performed, observed or discharged on or after the related Sale Date (including, without limitation, compliance with all Applicable Requirements relating to the Servicing of such Mortgage Loans), in each case in accordance with the standard of care set forth in such Servicing Agreement and in a manner at least equal in quality to the servicing that BANA provides to mortgage loans which it owns in its own portfolio. Subject to the terms and conditions set forth herein, BANA shall at all times service and administer the Mortgage Loans in accordance with Applicable Law, the Applicable Requirements, this Agreement, the Servicing Agreements and the terms of the respective Mortgage Loans, on behalf of the Client. Notwithstanding anything to the contrary herein, with respect to the Group 1 Mortgage Loans, the Client, as “Issuer” under the GNMA II Custom MBS Program is responsible for the servicing of such Mortgage Loans under the Ginnie Mae Guide and appoints BANA to perform the servicing functions described herein on the Client’s behalf as subcontract servicer for such Mortgage Loans in accordance with and subject to the Ginnie Mae Guide and this Agreement.

(b)	Notwithstanding anything to the contrary herein, with respect to the Group 6 Mortgage Loans and the Group 8 Mortgage Loans, on the Sale Date, the Client, as “Servicer” under the related Servicing Agreement is responsible for the servicing of such Mortgage Loans under the related Servicing Agreement, provided that during the Interim Servicing Period, BANA shall continue to perform the primary servicing functions as a subservicer for the

Client with respect to the Group 6 Mortgage Loans and the Group 8 Mortgage Loans in accordance with the related Servicing Agreements and shall be entitled to reimbursement for any Advances made on the related Mortgage Loans pursuant to the related Servicing Agreement. The Client as the owner of the Servicing Rights, shall remain fully responsible for all of the obligations of the Servicer under the related Servicing Agreements during the Interim Servicing Period. On and after the related Servicing Transfer Date, the Client, or the Client’s designee, will assume all of the servicing functions and BANA shall not retain any rights or obligations with respect to the servicing functions or any other rights or obligations with respect to the servicing of the related Mortgage Loans under the related Servicing Agreement or this Agreement.

(c)	Except as otherwise limited by the Servicing Agreements or by Applicable Requirements, BANA shall have full power and authority to do any and all things which, in the exercise of its reasonable discretion, it may deem necessary or desirable in connection with the performance of its responsibilities in accordance with this Agreement. Upon BANA’s reasonable request, Client will furnish (and, if applicable, will cause the Investors to furnish) BANA with such limited powers of attorney, corporate resolution and other documents necessary or appropriate to enable BANA to carry out its duties under this Agreement. BANA will not be liable for any action taken or for refraining from taking of any action in accordance with the direction or consent of Client and shall be indemnified by the Client in accordance with the terms of this Agreement. Any instructions or direction by Client shall be in compliance with Applicable Requirements and Applicable Law.

(d)	BANA may from time to time, on an exception basis, provide to the Client’s Transition Services Team, for Client’s consent, a written description of a course of action that BANA proposes to take under this Agreement (where the Applicable Requirements do not provide necessary guidance), notwithstanding that Client’s consent may not be required with respect thereto. Unless the Representatives from the Client’s Transition Services Team gives written notice to BANA that Client objects to any recommended course of action (which action is within the scope of BANA’s responsibilities hereunder and is not inconsistent with the Applicable Requirements) within five (5) Business Days of receipt of BANA’s recommendation, Client will be deemed to have consented to, and BANA may take, such recommended course of action. If the Representatives from the Client’s Transition Services Team objects in writing to BANA’s recommended course of action within five (5) Business Days of receipt of BANA’s recommendation, BANA will not take its recommended course of action and will take such mutually agreeable action as may be recommended in writing by the Client Representative, provided such action does not violate Applicable Law and BANA is indemnified by the Client for any such action.
Section 3.02 Remittances
(a)	With respect to the Group 1 Mortgage Loans during the Interim Servicing Period, BANA, as subcontract servicer for Client, on a monthly basis, shall deposit into the Client’s P&I Custodial Account on or before the related Ginnie Mae Drafting Date, any amounts collected by BANA in respect of the Group 1 Mortgage Loans.

(b)	With respect to the Group 6 Mortgage Loans during the Interim Servicing Period, BANA, as subservicer for Client, on a monthly basis, shall continue to deposit any amounts collected in respect of the Group 6 Mortgage Loans into the related Custodial Account as required by the related Servicing Agreement.

(c)	With respect to the Group 8 Mortgage Loans during the Interim Servicing Period, BANA, as subservicer for Client, on a monthly basis, shall continue to deposit any amounts collected in respect of the Group 8 Mortgage Loans into the related Custodial Account as required by the related Servicing Agreement.
Section 3.03 Advances; Reimbursements for Advances
In order to induce Client to enter into the transactions contemplated by the Purchase Agreement, during the Interim Servicing Period, BANA shall make Advances on behalf of Client, as subservicer, and shall obtain reimbursements for such Advances in the following manner:
(a)	For any Advances made by BANA on the Group 1 Mortgage Loans during the Interim Servicing Period, BANA shall deliver a Monthly Subservicing Report to Client in respect of each Group 1 Mortgage Loan on the date set forth in Exhibit C-1 and Client shall reimburse BANA for any such Advances pursuant to the terms set forth in Exhibit B. If the servicing for any Group 1 Mortgage Loan has not been transferred by BANA to Client on or prior to August 31, 2012, Client shall reimburse BANA for any Subservicer Funded Advances made by BANA on and after September 1, 2012 in respect of any such Group 1 Mortgage Loan, in each case, within one Business Day following receipt by Client from BANA of all information reasonably required by Client to confirm any such Subservicer Funded Advance.

(b)	For any Advances made by BANA on the Group 6 Mortgage Loans during the Interim Servicing Period, BANA shall deliver the required monthly servicing reports to the co-trustee in respect of each Group 6 Mortgage Loan on the date set forth in the related Servicing Agreement and BANA shall be entitled to reimbursement for any such Advances pursuant to and in accordance with the terms of the related Servicing Agreement. If the servicing for any Group 6 Mortgage Loan has not been transferred by BANA to Client on or prior to December 31, 2012, Client shall reimburse BANA for any Subservicer Funded Advances made by BANA on and after January 1, 2013 in respect of any such Group 6 Mortgage Loan, in each case, within one Business Day following receipt by Client from BANA of all information reasonably required by Client to confirm any such Subservicer Funded Advance. Following reimbursement by Client, BANA shall obtain reimbursement for such Subservicer Funded Advances to the fullest extent permitted under the Group 6 Assumed Contracts, and shall forward any reimbursements for such Subservicer Funded Advances received thereunder for which it has been previously reimbursed by Client, to Client within two (2) Business Days of receipt thereof.

(c)	For any Advances made by BANA on the Group 8 Mortgage Loans during the Interim Servicing Period, BANA shall deliver the required monthly servicing reports to the trustee in respect of each Group 8 Mortgage Loan on the date set forth in the related Servicing Agreement and BANA shall be entitled to reimbursement for any such Advances pursuant to and in accordance with the terms of the related Servicing Agreement. If the servicing for any Group 8 Mortgage Loan has not been transferred by BANA to Client on or prior to December 31, 2012, Client shall reimburse BANA for any Subservicer Funded Advances made by BANA on and after January 1, 2013 in respect of any such Group 8 Mortgage Loan, in each case, within one Business Day following receipt by Client from BANA of all information reasonably required by Client to confirm any such Subservicer Funded Advance. Following reimbursement by Client, BANA shall obtain reimbursement for such Subservicer Funded Advances to the fullest extent permitted under the Group 8

Assumed Contracts, and shall forward any reimbursements for such Subservicer Funded Advances received thereunder for which it has been previously reimbursed by Client, to Client within two (2) Business Days of receipt thereof.

(d)	During the Interim Servicing Period, BANA shall calculate all amounts required by Applicable Requirements and this Agreement to be disbursed from the Custodial Accounts to the Investors, Client and other appropriate Persons, and timely shall make, or cause to be made, any disbursements from the Custodial Accounts that are required to be paid, in accordance with the Applicable Requirements and this Agreement.
Section 3.04 Monthly Reports.
(a)	During the Interim Servicing Period, with respect to the Group 1 Assets, on the related Monthly Reporting Date, BANA shall prepare and provide to Client or its Participation Agent the Monthly Subservicing Reports and Monthly Operational Reports. The Client shall be responsible for the payment of the fees and expenses of its Participation Agent, if applicable.

(b)	During the Interim Servicing Period, with respect to the Group 6 Mortgage Loans and Group 8 Mortgage Loans, BANA shall provide to Client copies of the monthly servicing reports required to be delivered by the Servicer pursuant to the related Servicing Agreement and the Monthly Operational Reports.
Section 3.05 Specific Duties; Collateral Protection
With respect to the Group 1 Mortgage Loans, BANA shall inspect each Mortgaged Property upon request by the Client and at Client’s expense, and, in addition, as often as BANA deems necessary consistent with the Mortgage Documents and the Applicable Requirements to assure itself that the value of the Mortgaged Property is being preserved as well as may be required by any HECM Policy or any other insurance policy. Upon request, BANA shall provide the Client with an electronic report of such inspection. BANA shall, in its exercise of reasonable discretion, order property inspections of certain Mortgaged Properties it knows may require inspections and upon the occurrence of a Maturity Event or an event of default under the related Mortgage Note, and prepare and deliver, or cause to be prepared and delivered, to the Client a report in respect of such inspection detailing the condition of such Mortgaged Property together with BANA’s determinations with respect to any remedial action to be taken with respect thereto.
Notwithstanding anything to the contrary herein, BANA shall not (i) perform any duties that are prohibited of subservicers according to the Ginnie Mae Guide and (ii) perform the duties and responsibilities of the Client as Issuer or its Participation Agent set forth in Exhibit E hereto.
Section 3.06 Custodial and Depository Accounts
(a)	With respect to the Group 1 Mortgage Loans, BANA shall open a new Custodial Account, as subcontract servicer for Client, as Issuer, and maintain such accounts in accordance with Applicable Requirements. With respect to the Group 6 Mortgage Loans and the Group 8 Mortgage Loans, the Depository Accounts and the Custodial Accounts will be maintained by BANA in BANA’s name as subservicer for Client and BANA will have the responsibility for maintaining such accounts in accordance with Applicable Requirements.

(b)	During the Interim Servicing Period, BANA will (i) receive the Float Benefit from the Depository Accounts and Custodial Accounts, and (ii) be responsible for all bank charges incurred on such accounts.
Section 3.07 Transfer Instructions
On the related Servicing Transfer Date, Client and BANA shall comply in all material respects with the Transfer Instructions with respect to the related Mortgage Loan. For the avoidance of doubt, Client shall reimburse BANA for all unreimbursed Advances on the Group 1 Mortgage Loans, Group 6 Mortgage Loans and Group 8 Mortgage Loans on or prior to the related Servicing Transfer Date. Following the related Servicing Transfer Date, Client shall assume full responsibility for Servicing, and BANA shall cease all Servicing activity with respect to any such Mortgage Loan.
Section 3.08 HUD Assignments with respect to the Mortgage Loans
During the Interim Servicing Period, with respect to the Group 1 Mortgage Loans, Group 6 Mortgage Loans and Group 8 Mortgage Loans, in the event that (i) the Principal Balance of a Mortgage Loan is equal to or greater than 92% of the Maximum Claim Amount and (ii) the Mortgage Loan is not due and payable, BANA shall notify the Client that such Mortgage Loan may be eligible to be assigned to HUD and that a claim under the HECM Policy may be made with respect to such Mortgage Loan. Unless otherwise required by the applicable Servicing Agreement or Applicable Requirements, BANA shall assign such Mortgage Loan to HUD when the Principal Balance of such Mortgage Loan is equal to or greater than 98% of the Maximum Claim Amount unless BANA receives written direction from the Client (within ten (10) Business Days after BANA has given notice to the Client) not to assign such Mortgage Loan to HUD. BANA shall make a claim for insurance benefits with respect to such Mortgage Loan as soon as practicable.
If, during the process of preparing an assignment of a HECM Loan to HUD, BANA determines that any deficiencies or errors exist that occurred at the time of the Mortgage Loan origination process, BANA shall notify Client of these deficiencies and errors and BANA shall make commercially reasonable efforts to remedy these deficiencies and errors, subject to reimbursement for any such expenses incurred by BANA in accordance with the terms of the Servicing Agreements, the Applicable Requirements and this Agreement, as applicable.
Section 3.09 HECM Policies
(a)	In connection with any HECM Policy issued by HUD with respect to a HECM Mortgage Loan serviced under this Agreement, BANA shall service and administer all applicable aspects of the HECM Policy in accordance with the Applicable Requirements that govern HECM Policies. In the event BANA fails to comply with any applicable aspects of the HECM Policy in accordance with the Applicable Requirements that govern HECM Policies, BANA shall indemnify Client in accordance with the terms set forth in Article XI. In the event Client fails to comply with any applicable aspects of the HECM Policy that Client is required to perform in accordance with the Applicable Requirements that govern HECM Policies, Client shall indemnify BANA in accordance with Article XI of this Agreement.

(b)	The Client shall furnish BANA with any powers of attorney, officers’ certificates and other documents necessary or appropriate to enable BANA to service and administer any HECM Policy; provided, however, that the Client shall not be liable for the actions of the

BANA under such power of attorney if the BANA is not acting in compliance with the terms of this Agreement or the Applicable Requirements.
Section 3.10 Assistance with Pooling Participations and Transmitting Pools to Ginnie Mae in Connection with the Group 1 Mortgage Loans; Reconciling Date
On and after the related Sale Date with respect to the Group 1 Mortgage Loans, in connection with the pooling of any related Participations into HMBS, the Client shall (i) add at least two employees of BANA to their Board of Resolution, which employees shall initially be Adam Gadsby, Adam Robitshek and Mary Stone (“BANA Employees”) and (ii) be responsible for creating the Ginnie Net user accounts for Aaron Mead (aaron.mead@bankofamerica.com) and Joan Nayo (joan.nayo@bankofamerica.com) (or such other BANA employees that shall be mutually agreed to by the Client and BANA from time time) for the purpose of facilitating the pooling of Participations into HMBS and delivery of the related HMBS to Merrill Lynch. The Client shall prepare and submit the HMBS pools to Ginnie Mae and shall work with its custodian to obtain the required certification for such HMBS pools (“Certification”). During the Interim Servicing Period, BANA will provide reasonable assistance to the Client in preparing its submissions of HMBS pools to Ginnie Mae, provided the Client (a) schedules the certification of such pools five (5) Business Days prior to the end of the month in which the securities related to such pools will be issued, or such other date as mutually agreed to by BANA and Client (the “Certification Date”) and (b) delivers a Ginnie Mae Pooling Request to BANA’s Investor Accounting Group via email to Stepan Sargsyan at stepan.sargsyan@bankofamerica.com and Ari Tamir at ari.tamir@bankofamerica.com (or such other email address as may be provided by BANA from time to time) prior to such Certification Date. BANA shall evaluate the Pool Data attached to the Ginnie Mae Pooling Request and provide to Client via email, within one (1) Business Day of receipt of such Ginnie Mae Pooling Request, any comments or corrections to the Pool Data based on its evaluation. BANA shall export every HMBS pool upon Certification and shall verify that the Ginnie Mae delivery instructions reflect delivery of the related HMBS to Merrill Lynch, which delivery instructions shall be: ABA: 021000018; Deliver to:/NCMMBS/ (the “Merrill Delivery Instructions”). In the event that the Ginnie Mae delivery instructions do not reflect the Merrill Delivery Instructions, the Client shall make the necessary correction within one Business Day of receipt of notice by BANA. In the event the necessary corrections to the delivery instructions are not made within such time period, a BANA Employee may either (i) request BNY Mellon to change the delivery instructions to reflect the Merrill Delivery Instructions or (ii) terminate the pooling of the Participations into HMBS altogether.
ARTICLE IV
COMPENSATION
Section 4.01 Subservicing Fee; Servicing Fee; Ginnie Mae’s Guaranty Fee
(a)	As partial consideration for the performance of Services, BANA shall be entitled to the Subservicing Fee, or the Servicing Fee, as applicable, in respect of each Mortgage Loan related to an Asset Group in accordance with Exhibit A. The Monthly Reports will identify the Servicing Fee in respect of each Mortgage Loan related to an Asset Group accrued during a calendar month. During the Interim Servicing Period, with respect to the Group 1 Mortgage Loans, the Client shall pay to BANA the Subservicing Fee in respect of each Group 1 Mortgage Loan on the fourth (4th) Business Day of each calendar month. With respect to the Group 6 Mortgage Loans and Group 8 Mortgage Loans, BANA shall pay to Client the excess, if any, of the portion of the Servicing Fee for each Mortgage Loan in such Asset Group over the Subservicing Fee in respect of each Mortgage Loan in such

Asset Group within two Business Days of receipt by BANA in accordance with the applicable Servicing Agreement.

(b)	For avoidance of doubt, notwithstanding any provisions of this Agreement, as of the related Sale Date with respect to the Group 1 Mortgage Loans, the Client, as “Issuer” under the GNMA II Custom MBS Program, shall be solely responsible for paying the Ginnie Mae Guaranty Fee and any other fees or amounts due to Ginnie Mae or to any HMBS Security holders in accordance with the Ginnie Mae Guide, but excluding any such amounts specifically advanced by BANA on Client’s behalf, and subject to reimbursement pursuant to Section 3.03 and Exhibit B of this Agreement.
Section 4.02 Miscellaneous; Out-of-Pocket Expenses; Ancillary Income; Other
In addition to the Subservicing Fee, Client shall pay to BANA or BANA shall be entitled to all Ancillary Income to the extent payable in accordance with the related Servicing Agreements. Client will reimburse BANA for the miscellaneous costs and other out-of-pocket expenses as incurred by BANA hereunder, in each case to the extent not reimbursable pursuant to the applicable Servicing Agreement. Upon the reasonable request of Client, BANA will provide Client an itemized listing of the applicable costs and expenses, which will be due and payable as set forth in Section 4.03 hereof; excluding any reimbursement therefore pursuant to the applicable Servicing Agreement.
Section 4.03 Time of Payment
BANA will net all reasonable fees, charges, cost or unpaid items due BANA from Client’s proceeds and any amount still due to BANA under this Agreement will be due and payable ten (10) Business Days following receipt by Client of the invoice from BANA; provided, however, that no such netting will be permitted with respect to the payments and reimbursements described in Exhibit B. Payment of any invoice by Client shall not prevent Client from contesting in good faith the accuracy or any amounts set forth therein within thirty (30) days of receipt by Client of such invoice. All amounts will be payable to BANA by ACH, in accordance with payment instructions provided by BANA from time to time.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.01 Representations and Warranties of Client
On the date hereof and on the related Sale Date, Client warrants and represents to BANA as follows:
(a)	Client is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as it is now being conducted and is qualified or registered to transact business, and is duly licensed, in each jurisdiction in which the ownership of property or the conduct of its respective business requires such qualification, registration or licensing, except where the failure to be so licensed, registered or qualified is not material.

(b)	Client has the power, authority and legal right to enter into and perform its obligations under this Agreement, and this Agreement and any document or instrument to be delivered to BANA by Client pursuant hereto has been duly authorized, executed and delivered.

(c)	No consent, approval, authorization or order of any court or governmental agency or body is required for Client to enter into and consummate the transactions contemplated by this Agreement or, if required, such consent, approval, authorization or order has been or will, prior to the later of the Sale Date or the date on which the Servicing for any Mortgage Loan requiring an approval is transferred, be obtained.

(d)	This Agreement and any documents or instruments now or hereafter executed and delivered to BANA by Client pursuant to this Agreement constitute (or shall, when executed by Client and delivered to BANA, constitute) valid and legally binding obligations of Client enforceable against Client in accordance with their respective terms, except as may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)	The consummation of the transactions contemplated by this Agreement will not result (i) in the breach of any term or provision of its limited liability company agreement, bylaws, organizational and governance documents or (ii) in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which Client or its property is subject, or (iii) in the violation of any law, rule, regulation, order, judgment, or decree to which Client or its property is subject.

(f)	Client owns all rights to service the Mortgage Loans and has full power and authority to designate BANA as Subservicer or otherwise engage BANA to provide the Services in accordance with the terms of this Agreement. Client has received any and all necessary consents and approvals from (and has provided or will provide all necessary notices to BANA) all regulatory authorities and other third parties, if applicable, authorizing the performance by it of the activities contemplated by this Agreement, including Fannie Mae, Ginnie Mae and HUD, or will obtain any such consents prior to the date any such Mortgage Loan for which such consent is required become subject to this Agreement.

(g)	All terms, conditions, agreements and other arrangements between Client and each Investor with respect to the servicing of such Mortgage Loans are set forth in the Servicing Agreements.
Section 5.02 Representations and Warranties of BANA
On the date hereof and on the related Sale Date, BANA warrants and represents to Client, as follows:
(a)	BANA is duly organized, validly existing and in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as it is now being conducted and is qualified or registered to transact business, and is duly licensed, in each jurisdiction in which the ownership of property or the conduct of its respective business requires such qualification, registration or licensing, except where the failure to be so licensed, registered or qualified is not material.

(b)	BANA has the power, authority and legal right to enter into and perform its obligations under this Agreement, and this Agreement and any document or instrument to be executed and delivered by BANA to Client pursuant hereto has been duly (or will be prior to delivery) authorized, executed and delivered.

(c)	No consent, approval, authorization or order of any court or governmental agency or body is required for BANA to enter into and consummate the transaction contemplated by this Agreement or, if required, such consent, approval, authorization or order has been or will, prior to the later of the Sale Date or the date on which the Servicing for any Mortgage Loan requiring an approval is transferred, be obtained.

(d)	This Agreement and any documents or instruments now or hereafter executed and delivered to Client by BANA pursuant to this Agreement constitute (or shall, when executed by BANA and delivered to Client, constitute) valid and legally binding obligations of BANA enforceable against BANA in accordance with their respective terms, except as may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)	BANA is an approved servicer of FHA, FHA HECM, Fannie Mae and Ginnie Mae. BANA is in good standing to service mortgage loans for FHA, and no event has occurred, including but not limited to a change in insurance coverage, which would make BANA unable to comply with FHA eligibility requirements or which would require notification to FHA.

(f)	The consummation of the transactions contemplated by this Agreement will not result (i) in the breach of any term or provision of its organizational and governance documents or (ii) in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which BANA or its property is subject, or (iii) in the violation of any law, rule, regulation, order, judgment or decree to which BANA or its property is subject.

(g)	BANA has in full force and effect all insurance necessary to perform its obligations hereunder in accordance with the terms of the Servicing Agreements, including without limitation (i) an adequate errors and omissions policy or policies satisfying Applicable Requirements with respect to Subservicer’s operations and (ii) a standard mortgage banker’s blanket bond.
Section 5.03 Disclaimer of Other Warranties
Except as expressly set forth in Section 5.02, BANA makes no representations or warranties, express or implied, regarding any matter, including the merchantability, suitability, originality, fitness for a particular use or purpose, or results to be derived from the use, of the services, software, hardware or other materials provided under this Agreement. BANA does not represent or warrant that the operation of any software will be uninterrupted or error-free.
Section 5.04 Remedies for Breach of Representations and Warranties
The representations and warranties in this ARTICLE V will survive the execution and delivery of this Agreement. The rights and remedies of the parties with respect to any breach of the foregoing representations and warranties shall be as set forth in ARTICLE X and ARTICLE XI of this Agreement.

ARTICLE VI
COVENANTS
Section 6.01 Approvals
BANA and Client shall cooperate to obtain (i) any necessary approval as may be required by the Servicing Agreements for the consummation of the transactions contemplated by this Agreement and (ii) any approvals required by Fannie Mae, Ginnie Mae or HUD required for the consummation of the transactions contemplated by the Purchase Agreement.
Section 6.02 Notices
(a)	Pursuant to timing requirements contained in the Applicable Requirements and as required thereby, Client and BANA shall deliver to each Mortgagor, a letter advising the Mortgagor of the transfer of servicing pursuant to this Agreement. The content of the letter shall be mutually agreeable to the parties and shall comply with all Applicable Requirements, including, without limitation, the federal Real Estate Settlement Procedures Act, as amended, and Regulation X, as amended.

(b)	The costs of all notifications required to be made under this Section 6.02 shall be shared equally by Client and BANA.
Section 6.03 Notification of Litigation
(a)	BANA shall make reasonable efforts to notify Client in writing of any material litigation and claims made against Client or BANA in connection with the Mortgage Loans serviced pursuant to this Agreement of which BANA becomes aware. In the event the failure to timely give Notice to Client of any such litigation or claim results in the Client being materially prejudiced or harmed by such failure, BANA hereby agrees to indemnify the Client to the extent of any loss incurred as a result of such failure in accordance with Section 11.01(d). In addition, with respect to the Mortgage Loans, during the Interim Servicing Period, BANA will not settle any litigation in respect of any Mortgage Loans for an amount in excess of $5,000 without the consent of Client.

(b)	Client shall make reasonable efforts to notify BANA in writing of any material litigation and claims made against Client or BANA in connection with the Mortgage Loans serviced pursuant to this Agreement of which Client becomes aware. In the event the failure to timely give Notice to BANA of any such litigation or claim results in BANA being materially prejudiced or harmed by such failure, Client hereby agrees to indemnify BANA to the extent of any loss incurred as a result of such failure in accordance with Section 11.01(d).
Section 6.04 Solicitation of Refinancing
From and after the Sale Date, BANA shall not directly solicit the Mortgagors for purposes of prepayment or refinance or modification of the Mortgage Loans. This Section 6.04, however, shall not prohibit BANA or any Affiliate of BANA, from engaging in programs that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio or television advertisements that may indirectly solicit the Mortgagors for purposes of prepayment or refinance or modification of the Mortgage Loans, or from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of Mortgagor or taking applications received directly from Mortgagors or an agent of a Mortgagor.
Section 6.05 Audit and Access to Information
With respect to the Services rendered by BANA pursuant to this Agreement related to the Mortgage Loans, BANA will make reasonably available during BANA’s business hours, its facilities, personnel and the related books and records for examination, audit and review by:
(a)	Employees of Client, its auditors or any third-party engaged by client for the purpose of conducting such audit, inspection, oversight or review who are from time to time designated by Client, and agree in writing to the security and confidentiality obligations and procedures reasonably required by BANA; and

(b)	A prospective Investor who desires, with Client’s (or Investor’s, if applicable) written consent, to examine the records relating to Mortgage Loans, provided such prospective Investor is not prohibited from reviewing such records pursuant to the related underlying transaction documents, and agrees in writing to the security and confidentiality obligations and procedures reasonably required by BANA; and

(c)	Client, an Investor, or other third party who requests with Client’s written consent (or demands through issuance of subpoena or other legal process) BANA at any time, including after the termination of this Agreement, to retrieve information regarding a Mortgage Loan from BANA’s inactive records, provided such information is not otherwise reasonably available to Client by any other means; and

(d)	Any federal, state or local jurisdiction, authority or Agency that requires an audit of BANA’s facilities or records.
In connection with any such audit, inspection or review, Client, its auditors or any third-party engaged by Client for the purposes of conducting such audit, inspection or review shall have commercially reasonable access to the personnel of BANA involved in the subservicing of the Mortgage Loans and may, with the prior consent of a Representative of the Seller’s Transition Services Team (such consent not to be unreasonably withheld), attend meetings relating to the subservicing of the Mortgage Loans for the purpose of monitoring the subservicing for the Mortgage Loans.
Notwithstanding anything to the contrary in this Agreement, BANA will not be required to provide access to (i) the proprietary data of BANA that is not reasonably related to the subject of the permitted audit, or (ii) information relating to other BANA customers (except as expressly permitted under subparagraph (c) above), or (iii) any of BANA’s internal costs (except for those which Client has agreed to pay on a reimbursable basis). Client and its agents, representatives and auditors will keep confidential all information learned or exchanged in connection with the conduct of an audit, as well as the results of any audit. Notwithstanding the foregoing, if such information is required to be disclosed pursuant to a requirement of a governmental agency or body, such information may be disclosed so long as, and to the extent possible, Client provides BANA with timely prior notice of such requirement and coordinates with BANA in an effort to limit the nature and scope of such required disclosure. For the avoidance of doubt, BANA shall not provide to Client (or any other party) direct user access to any of BANA’s systems. Client shall be responsible for all reasonable costs and expenses incurred by BANA or any other party in connection with any such audits or access to information provided under this Section 6.05.

Section 6.06 Tax Reporting
BANA shall be responsible for providing the Internal Revenue Service and Mortgagors with all appropriate tax forms and information for transactions affecting the Mortgage Loans during the respective calendar year, for the period prior to the related Servicing Transfer Date. Client shall be responsible for providing the Internal Revenue Service and Mortgagors with all appropriate tax forms and information for transactions affecting the Mortgage Loans following the related Servicing Transfer Date.
Section 6.07 Forwarding of Payments and Other Items
All Mortgage Loan payments, other funds, payments and correspondence pertaining to the Mortgage Loans to which BANA is entitled under this Agreement that are received by Client after the Sale Date, shall be forwarded by Client, at Client’s expense: (i) to BANA by overnight delivery within one (1) Business Day following Client’s receipt thereof by Client for the first sixty (60) days after the Sale Date, and (ii) to BANA by first class mail within one (1) Business Day following receipt thereof by Client for the next thirty (30) days. All losses, penalties and interest due on any Mortgage Loan resulting from Client’s failure to forward such items to BANA as provided above or during the term of the Agreement shall be borne by Client.
Section 6.08 Amendment of Servicing Agreements
Client shall not consent (if such consent is required to make such amendment effective and to the extent that such consent may legally be withheld by Client) to the amendment of any of the terms of any Servicing Agreement as such Servicing Agreements relate to BANA’s rights, duties and obligations hereunder, without the prior written consent of BANA, which consent shall not be unreasonably withheld.
Section 6.09 Financial Covenants of Client
(a)	Client shall maintain at all times a Tangible Net Worth of at least 75% of the then current Tangible Net Worth Requirement.

(b)	Client shall maintain a Liquidity at the end of each calendar month of at least 75% of the then current Liquidity Requirement.

(c)	Client shall maintain at all times a maximum ratio of Total Liabilities and Warehouse Credit to Tangible Net Worth with a numerator determined by dividing the numerator of then current Total Liabilities and Warehouse Credit to Tangible Net Worth Requirement by 3/4 (.75).
Section 6.10 Privacy
(a)	Except in accordance with this 6.10(a), each of the parties hereto shall not disclose any Customer Information to any Person, including, but not limited to, any of their respective employees, agents, or contractors, or any third party not affiliated with such party. Each party hereto shall disclose such Customer Information only to the extent permitted by, or necessary to carry out their respective express obligations and rights under, this Agreement, and for no other purpose. Each party shall ensure that each Person to which it intends to disclose Customer Information shall, prior to any such disclosure of information, agree to: (i) keep confidential any such Customer Information and (ii) not disclose any Confidential Information to any third Person other than as permitted or required by this Agreement and/or the Applicable Requirements or with the prior written consent of the other party (iii) exercise the same degree of care with regard to the protection of the Confidential Information as it does in protecting and preserving its own confidential and proprietary information.

(b)	Notwithstanding the foregoing, each party hereto and their respective affiliates shall not be obligated to hold in confidence Confidential Information which (i) has been released by the non-disclosing party or its affiliates to the general public, (ii) is compelled to be disclosed by a court of competent jurisdiction or (iii) was lawfully acquired directly or indirectly by any such party (or its affiliates) from a Person (other than the non-disclosing party or its affiliates, or the non-disclosing party’s customers) without violation of any restriction on disclosure or use of the Confidential Information.

(c)	BANA shall, on Client’s behalf, receive, process, and implement the rights of each Mortgagor who has under applicable Privacy Requirements notice of intent to “opt-out” of allowing, or failure to “opt-in” and allow, Client to share, in compliance with Applicable Law, his or her Customer Information with Persons unaffiliated with Client.
ARTICLE VII
TRANSITION SERVICES AGREEMENT
Section 7.01 Transition Services Agreement
Upon the termination or expiration of this Agreement with respect to all or a portion of the Mortgage Loans, or any or all of the Services provided by BANA with respect to the Mortgage Loans, if requested by Client and agreed to by BANA in writing, BANA and Client shall enter into a mutually agreed upon transition services agreement whereby BANA agrees to provide to Client certain services mutually agreed to by the Parties and at a fee to be mutually agreed to, including access to the personnel and equipment of BANA, reasonably required by Client to perform the obligations of Client under the Servicing Agreements and to effect a smooth transition of primary servicing responsibilities with respect to the Mortgage Loans from BANA to Client. All such services shall be provided using reasonable efforts, skill and judgment and in a manner consistent with current practices as of the related Sale Date.
ARTICLE VIII
ADMINISTRATION OF SERVICES
Section 8.01 Transition Services Team
Client and BANA shall each designate a transition services team (each, a “Transition Services Team”) comprised of two individuals (each, a “Representative”), which Transition Services Teams shall work cooperatively together to facilitate and administer this Agreement. Each Representative shall be designated by written notice to the other Party and shall be authorized to act on Client and BANA’s behalf, respectively. The Transition Services Teams shall make reasonable efforts to meet, in person, via phone or via videoconference during normal business hours and with reasonable notice (each such meeting, a “Meeting”), periodically to discuss the Services generally and any issues relating thereto; provided, that any Representative’s failure to attend to one or more meetings, shall not be deemed to constitute a breach under this Agreement. Each Party shall have the right at any time and from time to time to replace its Representatives by giving notice in writing to the other Party setting forth the name of (i) the Representative to be replaced and (ii) the replacement Representative.

Section 8.02 Plan of Migration
Client and BANA will cooperate in good faith to develop a plan of migration explaining the primary servicing of the Mortgage Loans will be transferred from BANA to Client, including a timeline for such transfer and plan to transfer the primary servicing of the Mortgage Loans to the systems, operations, processes and platforms of Client. BANA shall cooperate with Client in providing the necessary information for the development of the migration plan contemplated above and provide Client with any suggested updates or changes. The Parties acknowledge that this Section 8.02 is for informational and planning purposes and will not affect the rights of either Party (including, for the avoidance of doubt, the right to terminate or extend a Service pursuant to Section 7 and/or Section 1.02, as applicable, at or beyond a different time than is set forth in the migration plan) under this Agreement and shall not give rise to any liability or cause of action (other than for failure to cooperate or to deliver or update such migration plan in good faith).
ARTICLE IX
RESERVED
ARTICLE X
TERMINATION; SALE OF SERVICING
Section 10.01 Termination
(a)	Termination for Cause
          (i) Each of the following events shall constitute an event of default by BANA (a “BANA Event of Default”) and the Client may, by giving written notice thereof to BANA, terminate this Agreement as of the date of receipt by BANA of such notice or as of a future date specified in such notice of termination:
               (1) BANA shall default in the payment of any amount payable by it under this Agreement when due and such failure has not been cured within one (1) Business Day; or
               (2) BANA shall default in the performance of or otherwise breach obligations or covenants under this Agreement, and such default has not been remedied within five (5) Business Days; or
               (3) BANA shall breach in any material respect any of the representations or warranties made by it in this Agreement and such breach has not been cured within fifteen (15) Business Days; or
               (4) BANA shall fail to possess any Investor, Insurer or governmental approval, or an exemption from such approval, necessary to perform its obligations under this Agreement or BANA shall have received from any Agency or HUD a notice of extinguishment or a notice indicating material breach, default or material non-compliance which Client reasonably determines may entitle such Agency or HUD to terminate, suspend, sanction or levy penalties against BANA; or
               (5) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (to the extent that it is, in the reasonable determination of BANA, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against BANA or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and BANA or any such Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
               (6) BANA shall admit in writing its inability to, or intention not to, perform any of the obligations or covenants of BANA set forth in this Agreement or the Purchase Agreement; or
               (7) BANA or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) take any corporate or other action for the purpose of effecting any of the foregoing, or (vii) generally fail to pay BANA’s or BANA’s Subsidiaries debts as they become due; or
               (8) a proceeding or case shall be commenced, without the application or consent of BANA or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of BANA or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of BANA or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against BANA or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or
          (ii) Each of the following events shall constitute an event of default by Client (a “Client Event of Default”) and BANA may, by giving written notice thereof to the Client, terminate this Agreement as of the date of receipt by the Client of such notice or as of a future date specified in such notice of termination:
               (1) Client shall (i) default in the payment of any amount payable by it under this Agreement when due, including any amounts due to BANA pursuant to Section 3.03 or Exhibit B or (ii) Client shall breach any covenant contained in Section 3.03 or Exhibit B and, in each case, such failure has not been cured within one (1) Business Day; or; or
               (2) Client shall breach any covenant contained in Section 6.09 or Exhibit B; or
               (3) Client shall default in performance of or otherwise breach obligations or covenants under this Agreement (other than obligations or covenants set forth in Section 3.03, Exhibit B or Section 6.09), and such default has not been remedied within five (5) Business Days; or

               (4) Client shall breach in any material respect any of the representations or warranties made by it in this Agreement and such breach has not been cured within fifteen (15) Business Days; or
               (5) Client shall fail to possess any Investor, Insurer or governmental approval, or an exemption from such approval, necessary to perform its obligations under this Agreement or Client shall have received from any Agency or HUD a notice of extinguishment or a notice indicating material breach, default or material non-compliance which BANA reasonably determines may entitle such Agency or HUD to terminate, suspend, sanction or levy penalties against Client; or
               (6) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (to the extent that it is, in the reasonable determination of BANA, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against Client or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and Client or any such Subsidiary shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
               (7) Client shall admit in writing its inability to, or intention not to, perform any of the obligations or covenants of Client set forth in this Agreement, the Purchase Agreement, the Acknowledgment Agreement, the Pledge Agreement or the Guaranty Agreement; or
               (8) Client or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) take any corporate or other action for the purpose of effecting any of the foregoing, or (vii) generally fail to pay Client’s or Client’s Subsidiaries debts as they become due; or
               (9) a proceeding or case shall be commenced, without the application or consent of Client or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of Client or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of Client or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against Client or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or
               (10) the Acknowledgement Agreement or Pledge Agreement shall for whatever reason be terminated, (ii) any event of default shall have occurred under the Acknowledgement Agreement or Pledge Agreement, (iii) any of Client’s obligations under this Agreement, the

               Acknowledgement Agreement or Pledge Agreement shall cease to be in full force and effect, or (iv) the enforceability of this Agreement, the Acknowledgement Agreement or Pledge Agreement shall be contested by Client; or
               (11) any Change of Control of Client shall have occurred without the prior consent of BANA; or
               (12) Client or any Subsidiary or Affiliate thereof shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract between Client or such other entity, on the one hand, and BANA or any of BANA’s Subsidiaries or Affiliates on the other, including without limitation, the Purchase Agreement, the Acknowledgment Agreement, the Pledge Agreement, Guaranty Agreement or any Servicing Agreement; or Client or any Subsidiary or Affiliate thereof shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or other credit facility or agreement for borrowed funds entered into by Client or such other entity and any third party, with respect to any Indebtedness in an aggregate principal amount of at least $5,000,000;
               (13) Client’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Client as a “going concern” or reference a similar import or shall indicate that Client has a negative net worth or is insolvent; or
               (14) any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Client or any of Client ’s Subsidiaries or any Affiliates, or shall have taken any action to displace the management of Client or any of Client’s Subsidiaries or any Affiliates or to curtail its authority in the conduct of the business of Client or any of Client’s Subsidiaries or any Affiliates, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Client or any of Client’s Subsidiaries or any Affiliates as a servicer of mortgage loans or, and such action provided for in this subsection (n) shall not have been discontinued or stayed within thirty (30) days; or
               (15) Client’s right to service the Mortgage Loans shall be terminated by Ginnie Mae with respect to the Group 1 Assets or Fannie Mae, any trustee, guarantor, program administrator or Rating Agency with respect to the Group 6 Assets and Group 8 Assets, with or without cause; or
               (16) Client attempts to assign its servicing rights with respect to the Group 1 Assets, Group 6 Assets or Group 8 Assets or to assign the Agreement or to delegate its duties hereunder or any portion thereof in violation of Section 12.05, other than assignments or delegations that are strictly permitted by this Agreement; or
               (17) the occurrence of a Material Adverse Change.
(b)	Issuer Transfer upon Client Event of Default under Section 10.01(a)(ii)(1). Pursuant to the Purchase Agreement and this Agreement, BANA, the Client and Ginnie Mae will execute an Acknowledgement Agreement, and BANA and the Client will execute a Pledge Agreement through which all parties agree that if a Client Event of Default occurs under Section 10.01(a)(ii)(1) of this Agreement, upon notice by BANA to Ginnie Mae, Ginnie Mae will transfer the issuer status and the Client’s HECM portfolio and all related participation interests (consisting of all securitized and unsecuritized Participations) to BANA. To secure Client’s obligation to reimburse BANA Subservicer Funded Advances with respect to the Group 1 Mortgage Loans, BANA will take a pledge and assignment, and Client will grant BANA a first priority security interest, in all of the Client’s HMBS MSR portfolio and all related Subservicer Funded Advances. In order to perfect BANA’s first priority lien in the HMBS MSR and Subservicer Funded Advances, BANA will file a UCC-1 financing statement on or prior to the related Sale Date.
(c)	Termination Without Cause. Client may terminate this Agreement with respect to any or all of the Mortgage Loans, or any or all of the Services with respect to any Mortgage Loan, in its sole discretion, without cause, upon thirty (30) days prior written notice to BANA; provided that BANA shall have at least one hundred and twenty days (120) days to effectuate any servicing transfer to Client or its designee.

(d)	In the event Fannie Mae shall at any time assign or transfer the Class RV Certificates to a third-party, BANA may terminate its obligations under this Agreement with respect to any or all the Group 6 Mortgage Loans.
Section 10.02 Effect of Termination
(a)	Upon termination of this Agreement with respect to any or all of the Mortgage Loans, or any or all of the Services with respect to any Mortgage Loans, BANA will cease to perform the applicable Services and Client shall pay to BANA all amounts due to BANA hereunder for all Services performed by BANA on behalf of Client hereunder through the date of termination, including reimbursement for all outstanding unreimbursed Advances made by BANA in connection with the Mortgage Loans. Upon the termination in full of this Agreement with respect to all Mortgage Loans and all Services, Client will pay to BANA, all amounts due to BANA hereunder for all Services performed by BANA on behalf of Client hereunder through the date of termination, including reimbursement for all outstanding unreimbursed Advances made by BANA in connection with the Mortgage Loans. The termination in whole or in part of this Agreement will in no event relieve the Parties of any obligation, liability or breach incurred hereunder prior thereto, including the payment and indemnification obligations and liabilities set forth herein. The following Sections shall survive any termination, cancellation or expiration of this Agreement or any of the Services provided hereunder: Section 6.09, Section 6.10, ARTICLE X, ARTICLE XI and ARTICLE XII. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all Services, this Agreement shall continue in full force and effect with respect to any Services not terminated thereby.
ARTICLE XI
INDEMNIFICATION AND LIABILITY
Section 11.01 General Indemnification
Subject to Section 11.02, Section 11.03 and Section 11.04, each Party agrees to indemnify and hold the other Party, its Affiliates and its and their respective directors, officers, shareholders, employees, successors and assigns harmless from any Indemnifiable Losses arising out of:

(a)	any representation or warranty made by such Party in ARTICLE V not having been true and correct as of the date of this Agreement;

(b)	any material breach of any covenant or agreement of such Party under this Agreement;

(c)	physical injury or property damage caused by the grossly negligent or intentional acts of such Party, or its agents, employees or contractors; and

(d)	the failure by a Party to provide timely notice of any material litigation or claim involving the other Party in accordance with Section 6.03, but only to the extent that such other Party is materially prejudiced thereby.
Section 11.02 Exclusions
(a)	BANA will not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement (where such action or inaction does not constitute a breach of this Agreement), or for any action or inaction in accordance with the direction or consent of Client.

(b)	In addition to the foregoing and not in limitation thereof, and unless otherwise expressly set forth herein, BANA will have no liability or obligation for any representation or warranty or contractual obligation to any Investor, including Fannie Mae and Ginnie Mae, other than as set forth in this Agreement.

(c)	Notwithstanding anything herein to the contrary, BANA will not be construed to have made any representation, warranty or guarantee as to the Mortgagors’ obligations to make payments under the Mortgage Loans.
Section 11.03 Procedures
The indemnification obligations set forth in Section 11.01 will not apply unless the Party claiming indemnification:
(a)	Notifies the other promptly in writing of any matters in respect of which the indemnity may apply and of which the notifying Party has knowledge in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, however, that the failure to so notify will only relieve the indemnitor of its obligations under this ARTICLE XI if and to the extent that the indemnitor is materially prejudiced thereby; and

(b)	Gives the other Party full opportunity to control the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided, however, that the indemnitee will have the right to participate in any legal proceeding to contest and defend a claim for indemnification involving a third party and to be represented by legal counsel of its choosing, all at the indemnitee’s cost and expense. However, if the indemnitor fails to promptly assume the defense of the claim, the party entitled to indemnification may assume the defense at the indemnitor’s cost and expense.
The indemnitor will not be responsible for any settlement or compromise made without its consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was liable to assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

Section 11.04 No Set-Off Rights
Neither Party nor their respective Affiliates shall have any set off or any other similar rights with respect to (i) any of the funds received by such Party pursuant to this Agreement or (ii) any other amounts claimed to be owed to the other Party or its Affiliates arising out of this Agreement or any other agreement.
ARTICLE XII
MISCELLANEOUS PROVISIONS
Section 12.01 Notices
Any notice, request, instruction or other document to be given hereunder by any Party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by one party to each of the other parties to this Agreement:
If to BANA:
Bank of America, National Association
1515 W 14th Street
AZ01-807-01-29
Tempe, AZ 85281
Telephone: 480 457 3036
Attention: Michael Kressin
With a copy to:
Bank of America, National Association
4500 Park Granada
Calabasas, CA 91302
Attention: Adam Gadsby, Director
and David Sobul, Assistant General Counsel
With a copy to:
Bank of America Merrill Lynch
One Bryant Park
New York, New York 10036
Attention: Nicholas Stimola and Legal Department, Michael J. Berg
If to Client:
Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067
Attention: General Counsel

Or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).
Section 12.02 Entire Agreement; Amendment; Survival
This Agreement, including the exhibits that are incorporated herein, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, express or implied, with respect thereto. This Agreement may be amended and any provision hereof waived, but only in writing signed by the Party against whom such enforcement is sought. The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either Party. Neither this Agreement nor any provision hereof shall confer upon any Person other than the Parties any rights or remedies hereunder. The Parties hereby agree that this Agreement is a complex commercial contract that has been negotiated and drafted jointly by sophisticated commercial Parties represented by counsel and, accordingly, that no rule of contract construction or interpretation pursuant to which ambiguities are construed against the draftsperson shall be applied to the construction or interpretation of this Agreement. The expiration or termination of this Agreement for any reason will not release either Party from any liabilities or obligations set forth herein or therein which (a) the Parties have expressly agreed will survive any such expiration or termination or (b) remain to be performed or by their nature would be intended to be applicable following any such expiration or termination.
Section 12.03 Exhibits
The following schedules and exhibits to this Agreement are hereby incorporated in and made an integral part of this Agreement:

SCHEDULE I	SCHEDULE OF MORTGAGE LOANS RELATING TO THE GROUP 1 ASSETS, GROUP 6 ASSETS AND GROUP 8 ASSETS

EXHIBIT A	SUBSERVICING FEES

EXHIBIT B	MONTHLY ADVANCE REIMBURSEMENTS FRAMEWORK FOR GROUP 1 MORTGAGE LOANS DURING INTERIM SERVICING PERIOD

EXHIBIT C	SUBSERVICER’S STANDARD REPORTS

EXHIBIT D-1	POOL DATA

EXHIBIT D-2	MID-MONTH REPORT

EXHIBIT E	HMBS RESPONSIBILITIES ADDENDUM
Section 12.04 Force Majeure
BANA will not be responsible for delays or failures in performance resulting from acts beyond its control which could not have been prevented. Such acts will include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.
Section 12.05 Assignment/Subcontracting; Merger; Binding Effect
(a)	(i) Neither Party may, nor will it have the power to, assign this Agreement, or any part hereof, without the prior written consent of the other Party; and (ii) BANA may, subject to mutual agreement to commercially reasonable terms, assign its rights to Client’s payments hereunder, including any termination amount payable pursuant to ARTICLE X, to a financial institution or other third party in connection with any transaction entered into to provide financing related to this Agreement or the obligations of BANA hereunder, and any such assignee may further assign its rights hereunder in connection with such financing. The Parties acknowledge that either of them may become a party to one or more transactions in the form of a merger (including a reincorporation merger), consolidation, reorganization, stock sale or exchange with respect to 100% of its outstanding stock, sale of all or substantially all of such Party’s assets or some similar or related transaction (each a “Merger”), where the result is that the affected Party is the surviving entity and by operation of law the surviving entity assumes the rights and obligations under this Agreement or, if the affected Party is not the surviving entity, the surviving entity will assume the rights and obligations under this Agreement; provided however, that if Client effectuates a Merger during the Term without the prior written consent of BANA, BANA may terminate this Agreement and shall be reimbursed for all outstanding unreimbursed Advances on or prior to such Merger.
(b)	BANA shall have the right to have third parties perform any of the Services; provided that BANA shall remain responsible for the proper performance thereof. Notwithstanding anything to the contrary in this Agreement, BANA may, without Client’s consent, perform the Services or any portion thereof from any location determined by BANA, or relocate any software or equipment used by BANA to perform the Services; provided however, that any change in service location made by BANA in its sole discretion shall not materially and adversely impact BANA’s ability to perform its obligations hereunder.

(c)	Subject to the foregoing, the terms and conditions of this Agreement will be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns. Each of Client and BANA shall continue to remain liable for its obligations hereunder together with any of such Party’s permitted assigns. Any attempted assignment or other transfer in violation of this Section 12.05 will be null and void and will have no force or effect.
Section 12.06 Headings
Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.
Section 12.07 Governing Law; Waiver of Jury Trial
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW. EACH OF BANA AND CLIENT IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH

COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.
THE SELLER AND THE PURCHASER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.08 Relationship of the Parties
The Parties hereto are independent contractors and nothing in this Agreement will be deemed or construed as constituting either Party as partner, joint venture or fiduciary of the other, or to create any other form of legal association that would impose liability on one Party for the act or failure to act of the other. Except as otherwise expressly provided in this Agreement, each Party has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed all work to be performed by it pursuant to this Agreement. Client acknowledges that BANA may use subcontractors, vendors or other third parties to perform some or all of its obligations hereunder.
Section 12.09 Further Acts
The Parties agree that each shall, at its own expense (unless otherwise herein provided) at any time and from time to time after the date hereof, upon the other’s reasonable request, do, execute, acknowledge and deliver all such further acts, assignments, transfers, conveyances and assurances as may be required or reasonably advisable for the transactions provided for or contemplated by this Agreement.
Section 12.10 Counterparts
This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, will be deemed to be an original; such counterparts, together, will constitute one and the same agreement. This Agreement and any amendments hereto, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this Agreement shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.
Section 12.11 Severability of Provisions
If any one or more of the covenants, agreements, provisions or terms of this Agreement will be held invalid or unenforceable for any reason whatsoever, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement it being the intent and agreement of the Parties that this Agreement shall be deemed amended by modifying such invalid provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objective. If the invalidity of any part, provision, representation or warranty of this Agreement will deprive any Party of the economic benefit intended to be conferred by this Agreement, the Parties will negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.
Section 12.12 No Third Party Beneficiaries
This Agreement is for the sole and exclusive benefit of BANA and Client and their respective successors and shall not be deemed to be for the direct or indirect benefit of any Mortgagor, Investor, or any other Person or entity.
Section 12.13 Media Releases
Neither Party shall issue any press release relating to the relationship contemplated by this Agreement or use any trade name, trademark, service mark, or any other information which identifies the other Party in the issuing Party’s sales, marketing, or publicity activities without giving the other Party reasonable time to review and approve such release or use, with such approval not to be unreasonably withheld.
END OF TEXT — SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of the undersigned Parties has caused this Transition Subservicing Agreement to be duly executed by a duly authorized representative, all as of the date first written above.
BANK OF AMERICA, NATIONAL ASSOCIATION
“BANA”

By:
Its:
Date:

NATIONSTAR MORTGAGE LLC
“Client” or “Servicer”

By:
Its:
Date:

SCHEDULE I
SCHEDULE OF MORTGAGE LOANS
RELATING TO GROUP 1 ASSETS, GROUP 6 ASSETS AND GROUP 8 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]
SCHEDULE 1

EXHIBIT A — (SUBSERVICING FEES)
As consideration for BANA’s performance under the Agreement, Client agrees to pay BANA the Monthly Subservicing Fee in accordance with the terms and conditions set forth in this Agreement. Beginning with the calendar month of the related Sale Date for any Mortgage Loan related to the Group 1 Assets, Group 6 Assets and Group 8 Assets, and for each calendar month during the related Interim Servicing Period, the “Monthly Subservicing Fee” for each such Mortgage Loan subserviced at any time during the month is as follows:

Loan Type	Per Mortgage Loan
Group 1 Mortgage Loans, Group 6 Mortgage Loans and Group 8 Mortgage Loans subserviced by BANA during the Interim Servicing Period:	$12 per Mortgage Loan

Any Group 1 Mortgage Loan subserviced by BANA on or after August 31, 2012; or
Any Group 6 Mortgage Loan subserviced by BANA on or after December 31, 2012; or
Any Group 8 Mortgage Loan subserviced by BANA on or after December 31, 2012.
BANA shall be entitled to the full gross Servicing Fee related to each Mortgage Loan.
All other combinations of products and investors will be quoted on a case by case basis and an addendum to this Agreement will memorialize the agreed upon monthly subservicing fee.
BANA shall be entitled to all Float Benefit derived from all depository accounts. BANA shall be entitled to receive all Ancillary Income, subject to the Applicable Requirements.

A-1

EXHIBIT B — ADVANCE REIMBURSEMENT FRAMEWORK FOR GROUP 1 MORTGAGE LOANS
DURING INTERIM SERVICING PERIOD
A.	Purchase of Participation Balances
     (i) On January 5, 2012, BANA shall deliver to Client the related Monthly Subservicing Report which shall reflect all the activity on the Group 1 Mortgage Loans during the period from the October 31, 2011 Cut-off Date through December 31, 2011. Based on the related Monthly Subservicing Report, Merrill Lynch shall determine which Participations related to the Group 1 Mortgage Loans following the Cut-off Date, are (i) Ineligible Participations and (ii) the Participations eligible for inclusion in trusts related to HMBS (including sufficient commitment authority to issue such HMBS from Ginnie Mae)(“Eligible Participations”). On January 6, 2012, all such Ineligible Participations shall be sold by BANA and purchased by Client for a price equal to 100% of the Outstanding Principal Balance of such Ineligible Participations as of such date plus accrued interest thereon for the period beginning on the related Sale Date and ending on the related reimbursement date at the rate of LIBOR plus 125 basis points.
     (ii) All Eligible Participations shall be pooled into HMBS and the Client and Merrill Lynch shall enter into an HMBS trade and cause the related HMBS to be delivered in accordance with the Merrill Delivery Instructions, which settlement shall occur on or before January 17, 2012 (the “Initial Settlement Date”). The Client shall assign to BANA the trade ticket or confirmation pursuant to which Merrill Lynch has agreed to purchase the related HMBS from Client. Upon receipt of the related HMBS, Merrill Lynch will pay the related purchase price for the HMBS (the related “Purchase Proceeds”) to BANA. BANA shall net from the Purchase Proceeds the amount of all Subservicer Funded Advances not previously reimbursed at par plus accrued interest thereon for the period beginning on the related Sale Date and ending on the Initial Settlement Date at the rate of LIBOR plus 125 basis points, and BANA will remit any net remaining Purchase Proceeds to Client. To the extent the Purchase Proceeds from the HMBS sale are not sufficient to reimburse BANA for all Subservicer Funded Advances not previously reimbursed, Client will reimburse BANA out of Client’s corporate funds on the Initial Settlement Date.
B.	Reimbursement for Advances Made by BANA with respect to the Group 1 Mortgage Loans during the Interim Servicing Period
     (i) During the Interim Servicing Period, on the third (3rd) Business Day of each month, BANA shall deliver to Client the related Monthly Subservicing Report which shall reflect all the activity on the Group 1 Mortgage Loans during the related Monthly Subservicing Reporting Period. Based on the related Monthly Subservicing Report, Merrill Lynch shall determine which Participations related to the Group 1 Mortgage Loans for such Monthly Subservicing Reporting Period, are (i) Ineligible Participations and (ii) Eligible Participations. On the fourth (4th) Business Day of such month (each an “Ineligible Participations Reimbursement Date”), all such Ineligible Participations shall be sold by BANA and purchased by Client for a price equal to 100% of the Outstanding Principal Balance of such Ineligible Participations as of such date plus accrued interest thereon for the period beginning on the date the Subservicer Funded Advances were made and ending on the related Ineligible Participations Reimbursement Date at the rate of LIBOR plus 125 basis points. The Client shall also pay the monthly Subservicing Fee to BANA for each of the Group 1 Mortgage Loans on the related Ineligible Participations Reimbursement Date.
     (ii) All Eligible Participations shall be pooled into HMBS and the Client and Merrill Lynch shall enter into an HMBS trade and cause the related HMBS to be delivered in accordance with the Merrill Delivery Instructions, which settlement shall occur within six (6) Business Days following the related

B1-

Ineligible Participations Reimbursement Date (each a “Settlement Date”). The Client shall assign to BANA the trade ticket or confirmation pursuant to which Merrill Lynch has agreed to purchase the related HMBS from Client. Upon receipt of the related HMBS, Merrill Lynch will pay the related purchase price for the HMBS (the related “Purchase Proceeds”) to BANA. BANA shall net from the Purchase Proceeds the amount of all Subservicer Funded Advances not previously reimbursed at par plus accrued interest thereon for the period beginning on the date the Subservicer Funded Advances were made and ending on the related Settlement Date at the rate of LIBOR plus 125 basis points, and BANA will remit any net remaining Purchase Proceeds to Client. To the extent the Purchase Proceeds from the HMBS sale are not sufficient to reimburse BANA for all Subservicer Funded Advances not previously reimbursed, Client will reimburse BANA out of Client’s corporate funds on the related Settlement Date.
     (iii) In no event shall (a) the amount of Subservicer Funded Advances in respect of the Group 1 Mortgage Loans which were made on and after February 1, 2012 and which have not been previously reimbursed to BANA exceed $35,000,000 and (b) the amount of Advances funded by BANA in respect of the Group 8 Mortgage Loans which have not been previously reimbursed to BANA pursuant to the related Servicing Agreement exceed $1,000,000 (the Advances described in clauses (a) and (b), the “Capped Funded Advances”). During the Interim Servicing Period, in the event the aggregate Capped Funded Advances for the Group 1 Mortgage Loans exceeds $25,000,000 and the Group 8 Mortgage Loans exceeds $500,000 at any time during the month, BANA shall deliver to Client a mid-month report setting forth the information identified in Exhibit D-2 (each a “Mid-Month Report”) for the Group 1 Mortgage Loans. Upon receipt of the report, the Client and BANA shall initiate the pooling process as set forth in clause (ii) above and pool all Eligible Participations into HMBS and settle the related HMBS with Merrill Lynch within six (6) Business Days of receipt of such Mid-Month Report. The Client shall assign to BANA the trade ticket or confirmation pursuant to which Merrill Lynch has agreed to purchase the related HMBS from Client. Upon receipt of the related HMBS, Merrill Lynch will pay the related Purchase Proceeds to BANA. BANA shall net from the Purchase Proceeds the amount of all Subservicer Funded Advances not previously reimbursed at par plus accrued interest thereon for the period beginning on the date the Subservicer Funded Advances were made and ending on the related Settlement Date at the rate of LIBOR plus 125 basis points, and BANA will remit any net remaining Purchase Proceeds to Client. To the extent the Purchase Proceeds from the HMBS sale are not sufficient to reimburse BANA for all Subservicer Funded Advances not previously reimbursed, Client will reimburse BANA out of Client’s corporate funds on the related Settlement Date.

B-2

EXHIBIT C-1 — LIST OF SUBSERVICER’S MONTHLY SUBSERVICER REPORTS

LIST OF GINNIE MAE REPORTS FOR THE	DATE REPORT DELIVERED TO CLIENT
GROUP 1 MORTGAGE LOANS
LAR	Delivered on the 2nd Business Day of the month

PAR	Delivered on the 2nd Business Day of the month for the prior month

SAR	Delivered on the 2nd Business Day of the month for the prior month

RPB	Delivered on the 2nd Business Day of the month for the prior month

UMSHmbsAcctRpt (the “Monthly HMBS Report”)	Delivered on the 3rd Business Day of the month

SBOFM0001_199_101	Delivered on the 3rd Business Day of the month

SBOFM0001_199_103	Delivered on the 3rd Business Day of the month

*	Forms of Ginnie Mae Reports provided to Client electronically and available upon request

C-1

EXHIBIT C-2 — LIST OF SUBSERVICER’S MONTHLY OPERATIONAL REPORTS

LIST OF OPERATIONAL REPORTS	DATE REPORT DELIVERED TO CLIENT
Monthly Dashboard Report	Delivered prior to the 15th of the month

Monthly Score Card Report	Delivered prior to the 15th of the month

Monthly Internal Process Review Scorecard	Delivered prior to the 30th of the month

Monthly Flash Report	Delivered prior to the 25th of the month

12 Month Draw/Servicing Advances Report By Group	Delivered prior to the 25th of the month

12 Month Rolling Flash Report (Draw History, Default History, repayments)	Delivered prior to the 25th of the month

Monthly Repurchase Reports	Delivered prior to the 15th of the month

Monthly Claims Reporting	Delivered prior to the 15th of the month

Monthly Customer Complaint Report	Delivered prior to the 15th of the month

Data File Extract	Delivered prior to the 25th of the month

Monthly Funding Requirement Report	Delivered prior to the 25th of the month

Monthly Exception Report on O/S Documents	Delivered prior to the 15th of the month

Monthly Litigation Report	Delivered prior to the 25th of the month

*	Forms of Operational Reports provided to Client electronically and available upon request

C-2

EXHIBIT D-1 — POOL DATA
•	Loan # (ALS)

•	Note Rate

•	Net Note Rate (NNR = NR — G fees — ESF)

•	GNMA Agency #

•	Participation # (Next tail)

•	Participation sold amount

•	Pool #

•	Old Sfee amount

•	Settlement date

•	Loan Count

•	ARM or Fixed

D-1

EXHIBIT D-2 — MID-MONTH POOLING REPORT
The following fields will be included in any Mid-Month Pooling Report provided by BANA to Client:
ALS Loan Number
Investor Loan Number
Current Balance
Current Loan Limit
Current Available Line of Credit
Current Repair Admin Set Aside
Current Service Fee Set Aside
Current T&I Set Aside
Current Rate
Index
Ceiling Rate
Margin
Monthly Servicing Fees
Next Rate Adjustment Date
Product Type
Disb Term Remaining
Rate Adjustment Frequency
Scheduled Monthly Advance
Loan Status
HECM UPB (from LAR)
HECM Unsecuritized Principal Balance (from LAR)
Participation Count (from LAR)
BANA shall provide to Client such other information as may be reasonably necessary to complete pooling of any Participations

D-2

EXHIBIT E— HMBS RESPONSIBILITIES ADDENDUM
With respect to the Group 1 Mortgage Loans, the Client and BANA agree that BANA will perform the responsibilities as set forth below in column C during the Interim Servicing Period:
HMBS Responsibilities: Ginnie Mae HMBS Securities

B
	Performed by Client or	C
A	Client’s Participation	Performed by BANA
Ginnie Mae Guide Servicing Function	Agent	as Subcontract Servicer
Collect P&I and escrow amounts		X

Remits funds to Client for deposit into P&I and escrow custodial accounts		X

Withdraw funds from P&I Custodial Account	X

Withdraw funds from escrow custodial accounts	X

Supply funds for advances to security holders	X

Absorb losses on foreclosures not covered by FHA	X

Prepare and submit accounting reports to Ginnie Mae and RPB data to the RPB contractor	X

Sign all accounting reports and certifications to Ginnie Mae	X

Access documents at document custodian	X

Authorize withdrawal of funds from central P&I Custodial Account for payment to security holders and payment of Ginnie Mae guaranty fee	X

Perform accounting and monitoring functions of participations	X

E-1

EXHIBIT E
FORM OF BILL OF SALE AND
ASSIGNMENT AND ASSUMPTION AGREEMENT
     BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [__], (the “Sale Date”) is made by and between Bank of America, National Association (the “Assignor”) and Nationstar Mortgage LLC (the “Assignee”).
Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in that certain Servicing Rights Sale and Issuer Transfer Agreement (the “Agreement”), dated as of December 5, 2011, by and between Assignor, as Seller, and Assignee, as Purchaser.
WHEREAS, Assignee and Assignor have entered into the Agreement pursuant to which Purchaser has agreed to, among other things, purchase the Assets and to assume the Assumed Obligations;
WHEREAS, pursuant to this Bill of Sale, Assignment and Assumption Agreement, Assignor shall sell, transfer, assign and delegate to Assignee, and Assignee shall purchase, accept and assume, certain servicing assets of Assignor, and certain assets and liabilities related thereto;
NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, in consideration of the representations, warranties and covenants contained in the Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto desire to enter into this Bill of Sale, Assignment and Assumption Agreement on the terms set forth herein.
KNOW ALL PERSONS BY THESE PRESENTS, that the Assignor does hereby sell, convey, assign, transfer and deliver to Assignee, and Assignee does hereby purchase, acquire and accept from Assignor, all right, title, interest and security interest of Assignor in, to and all of Seller’s rights, title and interest in and to the [Group [__] Assets].
          Assignee hereby assumes and agrees to pay, discharge fully and timely and perform in accordance with their terms, the Assumed Obligations related to the [Group [__] Assets].
          The respective rights of Assignor, on the one hand, and Assignee, on the other, with respect to the Assets and the Assumed Obligations shall be governed exclusively by the Agreement, and nothing in this Bill of Sale, Assignment and Assumption Agreement shall alter any liability or obligations arising under the Agreement, which shall (without limiting the generality of the foregoing) govern, and shall contain the sole and exclusive representations, warranties and obligations of Assignee and Assignor with respect to the Assets and the Assumed Obligations. If there is any conflict or inconsistency between the provisions of the Agreement and this Bill of Sale, Assignment and Assumption Agreement, the provisions of the Agreement shall govern.
          This Bill of Sale, Assignment and Assumption Agreement shall be binding upon and shall inure to the benefit of, Assignor, Assignee and their respective successors and

Exhibit E-1

permitted assigns, and shall survive the execution and delivery hereof. This Bill of Sale, Assignment and Assumption Agreement is not intended and shall not be construed to confer upon any Person, other than Assignor and Assignee, any rights or remedies hereunder.
          This Bill of Sale, Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.
          No waiver, modification or change of any of the provisions of this Bill of Sale, Assignment and Assumption Agreement shall be valid unless in writing and signed by the party against whom such claimed waiver, modification or change is sought to be enforced.
          This Bill of Sale, Assignment and Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit E-2

          IN WITNESS WHEREOF, Assignee and Assignor have caused this Bill of Sale, Assignment and Assumption Agreement to be executed by their duly authorized representatives as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION, as Assignor
By:
Name:
Title:

NATIONSTAR MORTGAGE LLC, as Assignee
By:
Name:
Title:

Exhibit E-3

SCHEDULE 1
GROUP 1 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 1

SCHEDULE 2
GROUP 2 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 2

SCHEDULE 3
GROUP 3 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 3

SCHEDULE 4
GROUP 4 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 4

SCHEDULE 5
GROUP 5 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 5

SCHEDULE 6
GROUP 6 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 6

SCHEDULE 7
GROUP 7 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 7

SCHEDULE 8
GROUP 8 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 9

SCHEDULE 9
SUBSERVICED REVERSE MORTGAGE LOANS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 7

SCHEDULE 10
HMBS POOL SCHEDULE
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]

Schedule 11

SCHEDULE 11
LIST OF GINNIE MAE ISSUER TRANSFER DOCUMENTS
a.) 3 original Assignment Agreement (Appendix VIII-3) (Seller and Purchaser)
b.) 1 original Appendix VIII-4 Pool Transfer System (Seller)
c.) 1 original Corporate Resolution (Seller)
d.) 3 original Master Servicing Agreements (Purchaser)
e.) 3 original Master Custodial Agreements (Purchaser)
f.) 5 copies of current Master Custodial Agreements (Seller)
g.) 1 original Master Agreement for Participation Accounting (Purchaser)
Schedule 12

SCHEDULE 12-1
ASSUMED CONTRACTS
GROUP 2 ASSETS
1. Amended and Restated Flow Sale and Servicing Agreement, dated as of November 1, 2009, by and between Wells Fargo Bank, N.A. as seller and servicer and Bank of America, National Association as purchaser.
2. Subcontract Servicing Agreement, dated as of June 1, 2009, by and between Bank of America, National Association as issuer and Wells Fargo Bank, N.A.
GROUP 3 ASSETS
1. Amended and Restated Reverse Mortgage Subservicing Agreement, dated as of April 5, 2010, by and between Bank of America, National Association, as client and Reverse Mortgage Solutions, Inc., as subservicer.
GROUP 4 ASSETS
1. First Amended and Restated Flow Sale and Servicing Agreement, dated as of February 1, 2007, by and between OneWest Bank, FSB (successor servicer to Financial Freedom Senior Funding Corporation), as company and Bank of America, National Association, as purchaser.
2. Flow Sale and Servicing Agreement, dated as of July 1, 2009, by and between OneWest Bank FSB (successor servicer to Financial Freedom Acquisitions LLC), as seller and servicer and Bank of America, National Association, as purchaser.
3. Subcontract Servicing Agreement, dated as of July 1, 2009, by and between Bank of America, National Association, as issuer and OneWest Bank, FSB (successor servicer to Financial Freedom Acquisition LLC and Financial Freedom Senior Funding Corporation).
4. Custodial Agreement, dated as of November 1, 2006, by and between Bank of America, National Association and U.S. Bank National Association.
5. Amended and Restated Custodial Agreement, dated as of September 1, 2009, by and among Bank of America, National Association, as owner, Deutsche Bank National Trust Company, as custodian and OneWest Bank (successor servicer to Financial Freedom Acquisitions LLC), as servicer.
GROUP 5 ASSETS
1. Amended and Restated Flow Sale and Servicing Agreement, dated as of October 1, 2009, by and between MetLife Home Loans, a division of MetLife Bank, N.A. as seller and servicer and Bank of America, National Association as purchaser and the related acknowledgement and recognition agreement.
2. Subcontract Servicing Agreement, dated as of November 1, 2009, by and between Bank of America, National Association, Compu-Link Corporation and MetLife Home Loans, a division of MetLife Bank, N.A.
Schedule 12-1-1

Group 6 ASSETS
1. Servicing Agreement, dated as of May 1, 2011, by and among Bank of America, National Association, Mortgage Equity Conversion Asset Trust 2011-1, U.S. Bank National Association, Federal National Mortgage Association, as seller and guarantor and Reverse Mortgage Solutions, Inc.
2. Credit Risk Management Agreement, dated as of May 27, 2011, by and among Bank of America, National Association, Mortgage Equity Conversion Asset Trust 2011-1, Federal National Mortgage Association, Reverse Mortgage Solutions, Inc. and Wells Fargo Bank, N.A. as credit risk manager.
3. Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of May 1, 2011, among BA Residential Securitization LLC, the U.S. Bank National Association, the Seller and Federal National Mortgage Association.
4. Custodial Agreement, dated as of May 27, 2011, by and among Bank of America, National Association, Mortgage Equity Conversion Asset Trust 2011-1, U.S. Bank National Association, The Bank of New York Mellon Trust Company, National Association, as custodian and Reverse Mortgage Solutions, Inc.
5. Custodial Agreement, dated as of May 27, 2011, by and among Bank of America, National Association, Mortgage Equity Conversion Asset Trust 2011-1, U.S. Bank National Association, ReconTrust Company, N.A., as custodian and Reverse Mortgage Solutions, Inc.
6. Custodial Agreement, dated as of May 27, 2011, by and among BAC Home Loans Servicing, LP, Mortgage Equity Conversion Asset Trust 2011-1, U.S. Bank National Association, as co-trustee and custodian and Reverse Mortgage Solutions, Inc.
GROUP 7 ASSETS
1. Purchase Facility Letter, dated as of July 1, 2006, by and between Lehman Brothers Bank, FSB, as purchaser and Bank of America, National Association, as seller and servicer.
2. Supplement No. 1 to the Purchase Facility Letter, dated as of September 1, 2006, by and between Lehman Brothers Holdings, Inc. (successor to Lehman Brothers Bank, FSB,) as purchaser and Bank of America, National Association, as seller and servicer.
3. Supplement No. 1 to the Purchase Facility Letter, dated as of February 2, 2007 by and between Lehman Brothers Holdings, Inc. (successor to Lehman Brothers Bank, FSB,) as purchaser and Bank of America, National Association, as seller and servicer.
4. Purchase Facility Amendment dated as of October 5, 2007, by and between Lehman Brothers Holdings, Inc. (successor to Lehman Brothers Bank, FSB,), as purchaser and Bank of America, National Association, as seller and servicer.
5. Flow Purchase, Warranties and Servicing Agreement, dated as of October 1, 2006, by and between Lehman Brothers Holdings, Inc. (successor to Lehman Brothers Bank, FSB) as purchaser and Bank of America, National Association as seller and servicer.
Schedule 12-1-2

6. Amendment No. 1 to Flow Purchase, Warranties and Servicing Agreement, dated as of October 5, 2007, by and between Lehman Brothers Holdings, Inc. (successor to Lehman Brothers Bank, FSB) as purchaser and Bank of America, National Association, as seller and servicer.
7. Amended and Restated Flow Custodial Agreement, dated as of November 1, 2006 by and between Lehman Brothers Holdings, Inc. (successor to Lehman Brothers Bank, FSB) as owner (“Owner”) and U.S. Bank Trust National Association as custodian, as assigned by Owner to Bank of America, National Association pursuant to the Assignment and Assumption, dated as of October 5, 2007 by and among the Owner, Bank of America, National Association and U.S. Bank Trust National Association.
GROUP 8 ASSETS (MECA 2006-SFG1)
1. First Amended and Restated Flow Sale and Servicing Agreement, dated as of June 1, 2006, by and between Bank of America, National Association, as purchaser and Bank of America, National Association (as successor to Seattle Savings Bank), as servicer.
2. Assignment, Assumption and Recognition Agreement, dated as of August 2, 2006, by and among Bank of America, National Association, Mortgage Equity Conversion Asset Corporation, and U.S. Bank National Association (successor to LaSalle Bank National Association) and Mortgage Equity Conversion Asset Trust 2006-SFG1.
GROUP 8 ASSETS (MECA 2006-SFG2)
1. First Amended and Restated Flow Sale and Servicing Agreement, dated as of June 1, 2006, by and between Bank of America, National Association, as purchaser and Bank of America, National Association (as successor to Seattle Savings Bank), as servicer.
2. Assignment, Assumption and Recognition Agreement, dated as of September 25, 2006, by and among Bank of America, National Association, Mortgage Equity Conversion Asset Corporation, U.S. Bank National Association (successor to LaSalle Bank National Association) and Mortgage Equity Conversion Asset Trust 2006-SFG2.
GROUP 8 ASSETS (MECA 2006-SFG3)
1. First Amended and Restated Flow Sale and Servicing Agreement, dated as of July 1, 2006, by and between Bank of America, National Association as purchaser and Bank of America, National Association (as successor to Seattle Savings Bank) as servicer.
2. Assignment, Assumption and Recognition Agreement, dated as of October 31, 2006, by and among Bank of America, National Association, Mortgage Equity Conversion Asset Corporation, U.S. Bank National Association (successor to LaSalle Bank National Association) and Mortgage Equity Conversion Asset Trust 2006-SFG3.
ADDITIONAL ASSUMED CONTRACT PURSUANT TO ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENTS IN CONNECTION WITH AN HMBS PARTICIPATION AGENT
1. GNMA HMBS Participation Agent Agreement, dated as of February 3, 2011, by and between Bank of America, National Association, as issuer and Wells Fargo Bank, N.A., as participation agent.
Schedule 12-1-3

SCHEDULE 12-2
UNDERLYING SERVICING AGREEMENTS FOR THIRD-PARTY SERVICED ASSETS
GROUP 2 ASSETS
1. Amended and Restated Flow Sale and Servicing Agreement, dated as of November 1, 2009, by and between Wells Fargo Bank, N.A. as seller and servicer and Bank of America, National Association as purchaser.
GROUP 3 ASSETS
1. Amended and Restated Reverse Mortgage Subservicing Agreement, dated as of April 5, 2010, by and between Bank of America, National Association, as client and Reverse Mortgage Solutions, Inc., as subservicer.
GROUP 4 ASSETS
1. First Amended and Restated Flow Sale and Servicing Agreement, dated as of February 1, 2007, by and between OneWest Bank, FSB (successor servicer to Financial Freedom Senior Funding Corporation), as company and Bank of America, National Association, as purchaser.
2. Flow Sale and Servicing Agreement, dated as of July 1, 2009, by and between OneWest Bank FSB (successor servicer to Financial Freedom Acquisitions LLC), as seller and servicer and Bank of America, National Association, as purchaser.
GROUP 5 ASSETS
1. Amended and Restated Flow Sale and Servicing Agreement, dated as of October 1, 2009, by and between MetLife Home Loans, a division of MetLife Bank, N.A. as seller and servicer and Bank of America, National Association as purchaser and the related acknowledgement and recognition agreement.
Schedule 12-2

SCHEDULE 13
SERVICING FILE DOCUMENTS
Servicing Files shall include, without limitation the following imaged documents in electronic form, as applicable and to the extent available:
a) all records of the Seller relating the origination of the Reverse Mortgage Loan, including, but not limited to, the Counseling Certificates, HECM Loan Submission Schedule, HECM Amortization Schedule, Final HUD-1 Closing Statement, any guarantees, mortgage insurance certificate issued by HUD/FHA and HECM TIL, as applicable
b) all records of the Seller relating the servicing of the Reverse Mortgage Loan
c) copy of the Mortgage Note with addenda;
d) limited power of attorney, if applicable;
e) copy of the Mortgage/Deed of Trust, certified by the governmental recording office or agency to be a true and exact copy of the recorded document;
f) copy of the final title insurance policy;
g) copy of primary mortgage insurance policy;
h) copies of recorded intervening assignments;
i) copy of the abstract of Title in states where required other than those where evidence exists indicating sent to borrower;
j) Previous assumption information, if applicable; and
k) any documents required to service the related Reverse Mortgage Loan in accordance with Applicable Law, or in accordance with the Fannie Mae Guide or the Ginnie Mae Guide, as applicable, or any other applicable regulation.
Schedule 13

SCHEDULE 14
MORTGAGE LOAN SCHEDULE FIELDS

1.	• the Seller’s Reverse Mortgage Loan number;

2.	• Mortgagor’s full name (including any co-mortgagors);

3.	• the full street address, city, state and zip code of the Mortgaged Property;

4.	• the current Principal Limit of the Reverse Mortgage Loan;

5.	• the current Net Principal Limit of the Reverse Mortgage Loan;

6.	• the applicable Payment Option as of the Cut-off Date;

7.	• the Mortgage Interest Rate as of the Cut-off Date;

8.	• the origination date of the Reverse Mortgage Loan;

9.	• the principal balance of the Reverse Mortgage Loan at origination and as of the Cut-off Date;

10.	• the Maximum Claim Amount;

11.	• for each Adjustable Rate Mortgage Loan, the adjustment frequency;

12.	• for each Adjustable Rate Mortgage Loan, the Gross Margin;

13.	• for each Adjustable Rate Mortgage Loan, the Index;

14.	• for each Adjustable Rate Mortgage Loan, the next Adjustment Date following the Cut-off Date;

15.	• for each Adjustable Rate Mortgage Loan, the lifetime Mortgage Interest Rate cap;

16.	• a code indicating the payment status of the Reverse Mortgage Loan (e.g., performing,bankruptcy)

17.	• the FHA case number, if applicable;

18.	• current line of credit, if applicable;

19.	• scheduled monthly advance, if applicable;

20.	• current set asides, if applicable;
Schedule 14

SCHEDULE 15
DOCUMENT DEFICIENCIES RELATED TO
THE GROUP 1 ASSETS, GROUP 3 ASSETS AND GROUP 5 ASSETS
[PROVIDED TO THE PARTIES ELECTRONICALLY
AND AVAILABLE UPON REQUEST]
Schedule 15

SCHEDULE 16
Nationstar Claims Request: Data Field Requirements
Date of Request:
BAC Loan Number:
Servicing Loan Number:
Investor Loan Number:
FHA Case Number:
Customer Name:
Property Street Address:
Property City, State, Zip:
Type of Request:
Reason for Request:
Timeline for return response:
* Minimum required documentation and fields as per the FNMA guide, FNMA form 571 requirements and HUD form 27011 (not all inclusive)
Endorsement Date
Date of possession and acquisition of marketable title
Date deed or assignment filed for record or date of closing or appraisal
Date foreclosure proceedings — a. Instituted
Date foreclosure proceedings — b. date of deed in lieu
Mortgage amount — a. original
Mortgage amount — b. modified
Holding mortgagee number (payee) (10 digits)
Holding mortgagee EIN (9 digits)
UPB — current
Expiration date of extension to foreclose/assign
Date of notice/extension to convey
Date of release of bankruptcy, if applicable
Is property vacant? (yes/no)
If property is vacant, date of local HUD office approval
Is property conveyed damaged? (yes/no)
If property is damaged:
- Date of local HUD office approval and certification
- Type of damage (Tornado, Boiler explosion (condo), Fire, Damage (other), Flood, earthquake
Schedule 16

- Recovery or estimate of damage
Is mortgagee successful bidder? (yes/no)
Authorized bid amount
Mortgagee reported curtailment date
Schedule of Tax Information
- Tax Year
- Type of tax or assessment
- Collector’s property identification
- Amount paid
- Period Covered (From/To)
- Date Paid
Mortgagor’s name, SSN and property address
Brief legal description of property
Amount of monthly payment to:
a. FHA Insurance
b. Taxes
c. Hazard Insurance
d. Interest & Principal
If bankruptcy filed, date filed
If conveyed/assigned damaged, date damage occurred
Number of living units
Status of living units (vacant or occupied)
If occupied enter name of occupant
Date vacated, if applicable
Date secured, if applicable
Supplemental Claim (yes/no)
Adjustment to Loan Balance
Sale/Bid or Appraisal Value (for Coinsurance or Nonconveyance)
Escrow Balance
Total Disbursements for Protection and Preservation
Total Disbursements
Attorney/Trustee Fees Paid
Foreclosure, Acquisition, Conveyance and Other Costs
Schedule 16-2

Bankruptcy Fee (if applicable)
Rental Income
Rental Expense
Total Taxes on Deed
Recovery or Damage
Estimate or Recovery
Less Total Insurance recovery
Adjusted Amount (plus or minus)
Special Assessments
Mortgage Note Interest
From_____ To _____ Rate____%
Mortgage Insurance Premiums
Overhead Costs
Amount due from buyer at closing or at appraisal notice date
Amount owed to buyer at closing or at appraisal notice date
Additional closing instructions
Appraisal Fee
Debenture Interest Rate
Disbursements for Protection and Preservation
Detailed list required by line item

Date Paid

Date work completed

Description of Servicer Performed

Amount Paid

Debenture Interest
Disbursements for HIP, taxes, ground rents, water rates (which were liens prior to mortgage), eviction costs and other disbursements not shown elsewhere (do not include penalties for late payment)
Date Paid

Description

Amount Paid

Debenture Interest
Schedule 16-3

Attorney/Trustee Fees
Date Paid

Description
Attorney’s Fees

Trustee’s fees
Amount Paid

Debenture Interest
Taxes on Deed
Date Paid

Type
State

Other
to Mortgagee

to HUD

Amount Paid

Debenture Interest
Special Assessments
Date Paid

Date Lien Attached

Description

Amount Paid

Debenture Interest
Bankruptcy
Date Paid

Description

Amount Paid

Debenture Interest
Mortgage Insurance Premiums
Date Paid

Period Covered (From/To)

Amount Paid

Debenture Interest
Appraisal Fee
Amounts due from buyer at closing or at appraisal notice date for:
Taxes

Water rates
Schedule 16-4

Special Assessments
Amounts owed to buyer at closing or at appraisal notice date for
Taxes

Water rates

Special Assessments
Additional closing costs at settlement
Sales commission

Recording fees

Servicing Charge

Termite Report

Title Insurance

Appraisal
Schedule 16-5